Exhibit 2.1

PRIVILEGED & CONFIDENTIAL

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

DFP HEALTHCARE ACQUISITIONS CORP.,

ORION MERGER SUB I, INC.,

ORION MERGER SUB II, LLC

AND

TOI PARENT, INC.

dated as of

June 28, 2021

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- ii -

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EXHIBITS

Exhibit A	–	Form of Acquiror Charter
Exhibit B	–	Form of Acquiror Bylaws
Exhibit C	–	Form of Registration Rights Agreement
Exhibit D	–	Stockholder Support Agreement
Exhibit E	–	Form of First Merger Certificate
Exhibit F	–	Form of Second Merger Certificate
Exhibit G	–	Form of FIRPTA Certificate
Exhibit H	–	Form of Incentive Equity Plan
Exhibit I	–	Form of Employee Stock Purchase Plan

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of June 28, 2021, by and among DFP Healthcare Acquisitions Corp., a Delaware corporation (“Acquiror”), Orion Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of Acquiror (“First Merger Sub”), Orion Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Acquiror (“Second Merger Sub”) and TOI Parent, Inc., a Delaware corporation (the “Company”). Acquiror, First Merger Sub, Second Merger Sub and the Company are collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Section 1.01.

RECITALS

WHEREAS, Acquiror is a blank check company incorporated in Delaware and formed to acquire one or more operating businesses through a Business Combination;

WHEREAS, on the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), the Limited Liability Company Act of the State of Delaware (“DLLCA”) and other applicable Laws, the Parties intend to enter into a business combination transaction by which: (i) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving entity of the Second Merger (Second Merger Sub, in its capacity as the surviving entity of the Second Merger, is sometimes referred to as the “Surviving Entity”);

WHEREAS, as a condition and inducement to Acquiror’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, the Requisite Company Stockholders have each executed and delivered to Acquiror a Company Holders Support Agreement (as defined below) pursuant to which the Requisite Company Stockholders have agreed to, among other things, provide their written consent to (a) adopt and approve, upon the effectiveness of the Registration Statement, this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby, and (b) adopt and approve, in accordance with the terms and subject to the conditions of the Company’s Governing Documents, the Conversion (as defined below);

WHEREAS, for U.S. federal income tax purposes (and for purposes of any applicable state or local Income Tax that follows the U.S. federal income tax treatment of the Mergers), each of the Parties intends that (i) the First Merger and the Second Merger, taken together, constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder to which Acquiror and the Company are parties under Section 368(b) of the Code, and (ii) this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g) (collectively, the “Intended Income Tax Treatment”);

WHEREAS, the board of directors of the Company has unanimously (i) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement providing for the Mergers, (ii) approved this Agreement and the Transactions, including the Mergers, on the terms and subject to the conditions of this Agreement, and (iii) adopted a resolution recommending that this Agreement and the Transactions, including the First Merger, be adopted by the stockholders of the Company (the “Company Board Recommendation”);

WHEREAS, the Acquiror Board has unanimously (i) determined that it is in the best interests of Acquiror and the Acquiror Stockholders, and declared it advisable, to enter into this Agreement providing for the Mergers, (ii) approved this Agreement and the Transactions, including the Mergers, on the terms and subject to the conditions of this Agreement, and (iii) adopted a resolution recommending that this Agreement and the Transactions, including the Mergers, be adopted by the Acquiror Stockholders (the “Acquiror Board Recommendation”);

WHEREAS, in furtherance of the Mergers and in accordance with the terms hereof, Acquiror shall provide an opportunity to the Acquiror Stockholders to have their outstanding shares of Acquiror Class A Common Stock redeemed on the terms and subject to the conditions set forth in this Agreement and Acquiror’s Organizational Documents in connection with obtaining the Acquiror Stockholder Approval (as defined below);

WHEREAS, prior to the First Effective Time, subject to obtaining the Company Stockholder Approval (as defined below), each share of Company Preferred Stock (as defined below) will be converted (the “Conversion”) into 10 shares of Company Common Stock in accordance with the Company’s Governing Documents (as defined below);

WHEREAS, at the Closing, the Sponsor, Acquiror, the Company, certain of the Pre-Closing Stockholders and certain other parties will enter into an Amended and Restated Registration Rights Agreement, substantially in the form of Exhibit C attached hereto (as amended, restated, modified, supplemented or waived from time to time, the “Registration Rights Agreement”);

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the Sponsor, the Acquiror D&O Stockholders, the Company and Acquiror have entered into the Stockholder Support Agreement, a copy of which is attached as Exhibit D hereto;

WHEREAS, on or prior to the date hereof, Acquiror has obtained commitments from certain investors for a private placement of shares of Acquiror Class A Common Stock (the “PIPE Investment”) pursuant to the terms of one or more subscription agreements (each, a “Subscription Agreement”), pursuant to which, among other things, such investors have agreed to subscribe for and purchase, and Acquiror has agreed to issue and sell to such investors, an aggregate number of shares of Acquiror Class A Common Stock and/or Series A Common Equivalent Preferred Stock set forth in the Subscription Agreements in exchange for an aggregate purchase price of $275,000,000 on the Closing Date, on the terms and subject to the conditions set forth therein; and

WHEREAS, as a condition and inducement to Deerfield Private Design Fund IV, L.P. (“Deerfield Design Fund IV”) providing its consent to the Business Combination (the “DFP Consent”), Deerfield Design Fund IV, Deerfield Partners, L.P. (“Deerfield Partners”), Sponsor and Acquiror have entered into a letter agreement on even date herewith (the “Consent Letter”), pursuant to which, among other things, the Deerfield Investors and the Acquiror have agreed to enter into negotiations to establish definitive documentation pursuant to which the Deerfield Investors will exchange a number of their shares of Acquiror Class A Common Stock and Acquiror Class B Common Stock for and in consideration of a number of shares of Acquiror Preferred Stock, to be designated as Series A Common Equivalent Preferred Stock, on a 100:1 basis (the “Pre-Closing Exchange”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

Article I.
CERTAIN DEFINITIONS

Section 1.01          Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Acquiror” has the meaning specified in the preamble hereto.

“Acquiror Arrangements” has the meaning specified in Section 7.06.

“Acquiror Board” means the board of directors of Acquiror.

“Acquiror Board Recommendation” has the meaning specified in the Recitals hereto.

“Acquiror Bylaws” has the meaning specified in Section 9.02(a)(v).

“Acquiror Capital Stock” means the Acquiror Class A Common Stock and the Acquiror Class B Common Stock.

“Acquiror Charter” has the meaning specified in the Section 9.02(a)(v).

“Acquiror Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of Acquiror.

“Acquiror Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of Acquiror.

“Acquiror Closing Statement” has the meaning specified in Section 4.02(a).

“Acquiror Cure Period” has the meaning specified in Section 11.01(c).

“Acquiror D&O Stockholders” means, collectively, Mr. Steven Hochberg, Mr. Christopher Wolfe, Mr. Richard Barasch, Dr. Jennifer Carter, Dr. Mohit Kaushal and Dr. Gregory Sorensen.

“Acquiror Disclosure Letter” has the meaning specified in the introduction to Article VI.

“Acquiror Intervening Event” means any material change, event, circumstance, occurrence, effect, development or state of facts (x) that was not known or reasonably foreseeable to the Acquiror Board as of the date hereof and that becomes known to the Acquiror Board after the date hereof and prior to the receipt of the Acquiror Stockholder Approval and (y) that does not relate to a Business Combination Proposal; provided, however, that (a) any change in the price or trading volume of Acquiror Class A Common Stock and Acquiror Class B Common Stock and (b) any change, event, circumstance, occurrence, effect, development or state of facts that is excluded in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur pursuant to clauses (i), (ii), (vi), (vii), and (viii) of the definition thereof (other than as expressly contemplated by the final proviso to the definition of Material Adverse Effect) shall in the case of clause (x) of this definition be excluded for purposes of determining whether an Acquiror Intervening Event has occurred.

“Acquiror Intervening Event Notice” has the meaning specified in Section 9.02(a)(v).

“Acquiror Intervening Event Notice Period” has the meaning specified in Section 9.02(a)(v).

“Acquiror Options” has the meaning specified in Section 3.06(e).

“Acquiror Organizational Documents” means the Certificate of Incorporation and Acquiror’s bylaws, as amended, restated, modified or supplemented from time to time.

“Acquiror Parties” means Acquiror, First Merger Sub and Second Merger Sub.

“Acquiror Party Representations” means the representations and warranties of Acquiror, First Merger Sub and Second Merger Sub expressly and specifically set forth in Article VI of this Agreement, as qualified by the Acquiror Disclosure Letter. For the avoidance of doubt, the Acquiror Party Representations are solely made by Acquiror, First Merger Sub and Second Merger Sub.

“Acquiror Preferred Stock” means the preferred stock, par value $0.0001 per share, of Acquiror.

“Acquiror RSU” has the meaning specified in Section 3.11(b).

“Acquiror Stockholder Approval” has the meaning specified in Section 6.02(b).

“Acquiror Stockholder Matters” has the meaning specified in Section 9.02(a)(v).

“Acquiror Stockholder Redemption” has the meaning specified in Section 9.02(a)(v).

“Acquiror Stockholders” means the holders of shares of Acquiror Capital Stock.

“Acquiror Trading Price” has the meaning specified in Section 3.07(a).

“Acquiror Transaction Expenses” means all unpaid fees, costs and expenses incurred by or on behalf of the Acquiror Parties prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements, the performance and compliance with all Transaction Agreements and conditions contained herein to be performed or complied with by Acquiror at or before Closing, and the consummation of the Transactions, including (1) the fees, costs, expenses and disbursements of counsel, accountants, advisors and consultants of Acquiror, (2) any Antitrust Fees, (3) the cost of the D&O Tail to be obtained pursuant to Section 8.02(b) and (4) Transfer Taxes; provided that Acquiror Transaction Expenses shall not include any Company Transaction Expenses.

“Acquiror Warrant” means a warrant entitling the holder to purchase one share of Acquiror Class A Common Stock per warrant.

“Acquisition Transaction” has the meaning specified in Section 9.03(a).

“Action” means any claim, action, investigation, suit, litigation, assessment, arbitration or legal, judicial or administrative proceeding (whether at law or in equity) or arbitration.

“Additional Financial Statements” has the meaning specified in Section 9.02(a)(i).

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. The term “control” means the ownership of a majority of the voting securities of the applicable Person or the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the applicable Person, whether through ownership of voting securities, by Contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate Earnout Consideration” means 12,500,000 shares of Acquiror Class A Common Stock.

“Aggregate Fully Diluted Company Common Stock” means, without duplication, (a) the aggregate number of Equity Securities of the Company that are (i) issued and outstanding immediately prior to the First Effective Time after giving effect to the Conversion and (ii) issuable upon, or subject to, the settlement of Company Options or Company RSUs (whether or not then vested or exercisable), Promised Awards (which have been granted prior to the First Effective Time), Company Restricted Stock (whether or not then vested) and any other Equity Securities (whether or not then vested or exercisable), in each case, that are outstanding immediately prior to the First Effective Time minus (b) a number of shares of Company Stock equal to the aggregate exercise price of the Company Options described in clause (ii) above.

“Agreement” has the meaning specified in the preamble hereto.

“Allocation Schedule” has the meaning specified in Section 4.02(b).

“Anti-Corruption Laws” means, collectively: (a) the U.S. Foreign Corrupt Practices Act (FCPA); (b) the UK Bribery Act 2010; and (c) any other applicable anti-bribery or anti-corruption Laws related to combating bribery, corruption and money laundering.

“Antitrust Fees” means any and all filing fees payable to the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission under the HSR Act or the antitrust or competition Law authorities of any other jurisdiction in connection with the Transactions.

“Available Closing Acquiror Cash” means, without duplication, an amount equal to (i) all amounts in the Trust Account (after reduction for the aggregate amount of payments required to be made in connection with the Acquiror Stockholder Redemption), plus (ii) the aggregate amount of cash that has been funded to and remains with Acquiror pursuant to the Subscription Agreements as of immediately prior to the Closing, minus (iii) expenses of Acquiror and its Affiliates incurred prior to the Closing Date consistent with the disclosure set forth in the SEC Reports (other than the Acquiror Transaction Expenses), minus (iv) Acquiror Transaction Expenses; minus (v) Company Transaction Expenses.

“Business Combination” has the meaning ascribed to such term in the Certificate of Incorporation.

“Business Combination Proposal” has the meaning specified in Section 9.03(b).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Cancelled Option Portion” has the meaning specified in Section 3.06(c).

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Acquiror, dated March 10, 2020, as amended and in effect on the date hereof.

“Change in Recommendation” has the meaning specified in Section 9.02(a)(v).

“Change of Control Offer Price” has the meaning specified in Section 3.07(d).

“Change of Control Transaction” means the occurrence, in a single transaction or as the result of a series of related transactions, of one or more of the following events: (i) a merger, consolidation, reorganization or similar business combination transaction involving Acquiror in which the holders of all of the outstanding Equity Securities in Acquiror immediately prior to the consummation of such transaction do not directly or indirectly (including through Affiliates) own beneficially or of record immediately upon the consummation of such transaction outstanding Equity Securities that represent a majority of the combined outstanding voting securities of the surviving entity in such transaction or of a parent of the surviving entity in such transaction; (ii) a transaction (or series of related transactions) in which a majority of Acquiror’s voting securities are transferred to any Person, or any two or more Persons acting as a group, and all Affiliates of such Person or Persons (each, a “Group”); or (iii) the consummation of the sale of all or substantially all of the assets of Acquiror and its Subsidiaries (including the Company), taken as a whole, to any Group, other than such a sale to a Group in which the equityholders of Acquiror, directly or indirectly (including through Affiliates), beneficially or of record, own a majority of the combined voting securities.

“Closing” has the meaning specified in Section 4.01.

“Closing Cash Consideration” means an amount equal to (i) the Available Closing Acquiror Cash multiplied by (ii) 0.5556; provided, that, if the Closing occurs when the Closing Cash Consideration as otherwise determined by this definition would result in Closing Share Consideration that is less than an amount equal to the Minimum Share Consideration multiplied by $10, then the Closing Cash Consideration for all purposes under this Agreement will be decreased by the minimum extent necessary such that the Closing Share Consideration equals an amount equal to the Minimum Share Consideration multiplied by $10.

“Closing Date” has the meaning specified in Section 4.01.

“Closing Merger Consideration” means an amount equal to $762,052,411.

“Closing Share Consideration” means the number of shares (rounded to the nearest whole share) of Acquiror Class A Common Stock determined by dividing an amount equal to (a) (i) the Closing Merger Consideration minus (ii) the Closing Cash Consideration by (b) $10.00.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning specified in the preamble hereto.

“Company Benefit Plan” has the meaning specified in Section 5.13(a).

“Company Board Recommendation” has the meaning specified in the Recitals hereto.

“Company Closing Statement” has the meaning specified in Section 4.02(b).

“Company Common Stock” means the shares of common stock, par value $0.001 per share, of the Company.

“Company Cure Period” has the meaning specified in Section 11.01(b).

“Company Disclosure Letter” has the meaning specified in the introduction to Article V.

“Company Employees” has the meaning specified in Section 5.13(a).

“Company Holders Support Agreement” means that certain Support Agreement, dated as of the date hereof, by and among the Requisite Company Stockholders, Acquiror and the Company, as amended or modified from time to time.

“Company IT Systems” means any and all IT Systems that are owned by, licensed or leased to, or otherwise under the control of the Company.

“Company Option” means an option to acquire shares of Company Common Stock granted under the TOI Parent, Inc. 2019 Non-Qualified Stock Option Plan.

“Company Organizational Documents” means the Company’s amended and restated certificate of incorporation dated as of November 12, 2020 and the Company’s bylaws dated as of September 14, 2018, in each case as amended, restated, modified or supplemented from time to time.

“Company Preferred Stock” means the shares of preferred stock, par value $0.001 per share, of the Company, which shares have been designated as Series A Preferred Stock.

“Company Representations” means the representations and warranties of the Company expressly and specifically set forth in Article V of this Agreement, as qualified by the Company Disclosure Letter. For the avoidance of doubt, the Company Representations are solely made by the Company.

“Company Restricted Stock” means each share of Company Stock that is outstanding immediately prior to the Effective Time and is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, held by an employee of the Company or a Group Company.

“Company RSU” means the grant of the right to receive shares of Company Stock that is an obligation of the Company and is outstanding immediately prior to the Effective Time.

“Company RSU Holder” means the individual who has been granted a Company RSU.

“Company Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Stockholder Approval” means the approval of this Agreement and the Transactions, including the First Merger, the Conversion and the transactions contemplated thereby and the making of any filings, notices or information statements in connection with the foregoing, by (a) the affirmative vote or written consent of the holders of at least a majority of the voting power of the outstanding Company Common Stock and outstanding Company Preferred Stock, voting together as a single class and on an as-converted basis, and (b) the affirmative vote or written consent of the holders of at least a majority of the voting power of the outstanding Company Preferred Stock, voting as a single class, in each of case, in accordance with the terms and subject to the conditions of the Company’s Governing Documents and applicable Law.

“Company Subsidiary Securities” has the meaning specified in Section 5.07(b) below.

“Company Transaction Expenses” means the aggregate amount of (a) all accrued and unpaid fees, costs and expenses incurred by or on behalf of the Company, its Subsidiaries and the Group Companies prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements, the performance and compliance with all Transaction Agreements and conditions contained herein to be performed or complied with at or before Closing, and the consummation of the Transactions, including any and all professional or transaction related costs, fees and expenses of legal, accounting and financial advisors, consultants, auditors, accountants and brokers and (b) any Transaction Bonuses.

“Confidentiality Agreement” has the meaning specified in Section 12.09.

“Contracts” means any legally binding contracts, agreements, subcontracts and leases and all material amendments, written modifications and written supplements thereto.

“Conversion” has the meaning specified in the Recitals hereto.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Governmental Order or Action, directive, guideline or recommendation by any Governmental Authority (including the Centers for Disease Control and Prevention and the World Health Organization) in connection with or in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act and the Families First Coronavirus Response Act, or any changes thereto.

“D&O Tail” has the meaning specified in Section 8.02(b).

“Data Protection Requirements” has the meaning specified in Section 5.20(i).

“Deerfield Design Fund IV” has the meaning specified in the Recitals hereto.

“Deerfield Investors” means, collectively, Deerfield Design Fund IV, Deerfield Partners and Sponsor.

“Deerfield Partners” has the meaning specified in the Recitals hereto.

“DFP Consent” has the meaning specified in the Recitals hereto.

“DGCL” has the meaning specified in the Recitals hereto.

“Disclosure Letter” means, as applicable, the Company Disclosure Letter or the Acquiror Disclosure Letter.

“Dissenting Shares” has the meaning specified in Section 3.09.

“DLLCA” has the meaning specified in the Recitals hereto.

“Earnout Period” has the meaning specified in Section 3.07(a).

“Earnout Shares” means the First Tranche Stockholder Earnout Shares, First Tranche Optionholder Earnout Shares, Second Tranche Stockholder Earnout Shares or Second Tranche Optionholder Earnout Shares, as applicable.

“Eligible Cash-Out Vested Company Option” means the number of Company Options multiplied by a fraction, the numerator of which is the Closing Cash Consideration and the denominator of which is the Closing Merger Consideration (rounded up to the nearest whole number).

“Enforceability Exceptions” has the meaning specified in Section 5.03.

“Environmental Laws” means any applicable Laws relating to pollution, protection of the environment, any Hazardous Material or health and safety (with respect to exposure to Hazardous Materials).

“Equity Securities” means, with respect to any Person and without duplication, any share, share capital, capital stock, equity interest, partnership, membership, joint venture, ownership or similar interest in any Person (including any stock appreciation, phantom stock, debenture, profit participation, profit interest or similar interest or right in, such Person, whether voting or non-voting) and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor. With respect to the Company, for clarity, “Equity Security” shall include any equity award issued under any incentive plan, including the TOI Parent, Inc. 2019 Non-Qualified Stock Option Plan.

“ERISA” has the meaning specified in Section 5.13(a).

“ERISA Affiliate” means any trade or business (whether or not incorporated) (i) under common control within the meaning of Section 4001(b)(1) of ERISA with the Company or any Subsidiary or (ii) which together with the Company or any Subsidiary is treated as a single employer under Section 414 of the Code.

“ESPP” has the meaning specified in Section 8.10.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning specified in Section 3.03(b).

“Exchange Agent Agreement” means a paying and exchange agent agreement, in form and substance reasonably acceptable to Acquiror and the Company.

“Exchange Ratio” means the quotient obtained by dividing (a) 76,205,241.10 by (b) the Aggregate Fully Diluted Company Common Stock.

“Excluded Share” has the meaning specified in Section 3.02(b)(i).

“Export Control Laws” means (a) the U.S. Export Administration Regulations and all other Laws adopted by Governmental Authorities of the United States and other countries relating to import and export controls and (b) the anti-boycott regulations administered by the U.S. Department of Commerce and the U.S. Department of the Treasury and all anti-boycott Laws adopted by Governmental Authorities of other countries relating to prohibition of unauthorized boycotts.

“Federal Healthcare Program” means any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f).

“Final Prospectus” has the meaning specified in Section 6.06(a).

“Financial Statements” has the meaning specified in Section 5.08(a).

“First Certificate of Merger” has the meaning specified in Section 2.02.

“First Effective Time” has the meaning specified in Section 2.02.

“First Merger” has the meaning specified in the Recitals hereto.

“First Merger Sub” has the meaning specified in the preamble hereto.

“First Share Price Trigger” has the meaning specified in Section 3.07(a).

“First Tranche Optionholder Earnout Shares” has the meaning specified in Section 3.07(b)(i)(A).

“First Tranche Stockholder Earnout Shares” means the aggregate number of shares of Acquiror Class A Common Stock equal to (a) 5,000,000 minus (b) the aggregate number of First Tranche Optionholder Earnout Shares.

“Fraud” means actual and intentional fraud under Delaware common law with a specific intent to deceive brought against a Party hereto based on a representation or warranty of such Party contained in this Agreement; provided, that at the time such representation was made (i) such representation was inaccurate, (ii) such Party had actual knowledge (and not imputed or constructive knowledge) of the inaccuracy of such representation, (iii) such Party had the specific intent to deceive another Party hereto, and (iv) the other Party acted in reliance on such inaccurate representation and suffered losses as a result of such inaccuracy. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud, or any torts (including a claim for fraud) based on negligence or recklessness.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which governs its internal affairs, in each case as amended, restated, modified or supplemented from time to time. For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation and the “Governing Documents” of an exempted company are its memorandum and articles of association.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Group” has the meaning specified in the definition of “Change of Control Transaction.”

“Group Company” and, collectively, the “Group Companies,” means (i) The Oncology Institute FL, a Florida professional corporation, d/b/a The Oncology Institute of Hope and Innovation, (ii) The Oncology Institute CA, a California professional corporation, d/b/a The Oncology Institute of Hope and Innovation, and (iii) Innovative Clinical Research Institute, LLC, a Nevada limited liability company and wholly owned subsidiary of The Oncology Institute CA.

“Hazardous Material” means (i) any material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” under applicable Environmental Laws, (ii) petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, radioactive material or radon, medical wastes, biological products or pesticides, or (iii) any other substances that are regulated under Environmental Law and as to which liability may be imposed pursuant to Environmental Law.

“Healthcare Laws” means the Medicare statute, 42 U.S.C. §§ 1395 et seq.; the Medicaid statute, 42 U.S.C. §§ 1396 et seq.; TRICARE, 10 U.S.C. §§ 1071 et seq. the Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the Stark Law, 42 U.S.C. § 1395nn; the False Claims Act, 31 U.S.C. §§ 3729-3733; the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Exclusion Laws, 42 U.S.C. §§ 1320a-7 and 1320c-5; the Food, Drug and Cosmetic Act of 1938, 21 U.S.C. § 301, et seq.; the Federal Controlled Substances Act, 21 U.S.C. § 801 et seq., the Clinical Laboratory Improvement Amendments of 1988, 42 U.S.C. 263a et seq.; the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (P.L. 108-173, 117 Stat. 2066), the Prescription Drug Marketing Act of 1987 (P.L. 100-293, 102 Stat. 95); the Program Fraud Civil Remedies Act of 1986, 31 U.S.C. § 3801, et seq.; the Travel Act, 18 U.S.C. § 1952; the Eliminating Kickbacks in Recovery Act of 2018, 18 U.S.C. § 220; any similar state Laws or other federal Laws that address the subject matter of the foregoing; any state insurance, health maintenance organization or managed care Laws regulating risk-bearing organizations or entities transacting in business in connection with the provision of, payment for, and/or the arranging of, health care services to beneficiaries of licensed health plans; any state Laws concerning the corporate practice of medicine or the splitting of healthcare professional fees, scope of practice and supervision of non-physician Licensed Professionals, facility and/or Licensed Professional licensure, medical records documentation and physician orders, and advertising and marketing of health care services; and without limiting the foregoing, all Laws related to dispensaries, pharmacies, the securing, administering and infusing of drugs, laboratories, and diagnostic imaging.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, P.L. 104-191, the Health Information Technology for Economic and Clinical Health Act, Public Law 111-005, and regulations promulgated thereunder by the U.S. Department of Health and Human Services to implement certain privacy and security provisions of HIPAA (the “HIPAA Regulations”), codified at 45 C.F.R. Parts 160 and 164.

“HIPAA Policies and Procedures” has the meaning specified in Section 5.28(a).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Incentive Equity Plan” has the meaning specified in Section 8.10.

“Income Tax” means any Tax imposed upon or measured by net income or gain (however denominated).

“Indebtedness” means, with respect to any Person as of any time, without duplication, any obligations (whether or not contingent) consisting of (i) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for borrowed money of such Person, or payment obligations issued or incurred in substitution or exchange for payment obligations for borrowed money, (ii) payment obligations evidenced by any note, bond, debenture or other debt security, in each case, as of such time of such Person, (iii) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any indebtedness of such Person, in each case to the extent payable as a result of the consummation of the Transactions, (iv) payment obligations of a third party secured by any Lien, other than a Permitted Lien, on assets or properties of such Person, whether or not the payment obligations secured thereby have been assumed, (v) obligations under capitalized leases, (vi) all payment obligations of the type referred to in clauses (i) ̶ (vi) of this definition of any other Person, guaranteed directly or indirectly, jointly or severally, and (vii) with respect to each of the foregoing, any unpaid interest, breakage costs, prepayment or redemption penalties or premiums, or other unpaid fees. Notwithstanding anything to the contrary contained herein, “Indebtedness” of any Person shall not include any item that would otherwise constitute “Indebtedness” of such Person that is an obligation between such Person and any wholly owned Subsidiary of such Person or between any two or more wholly owned Subsidiaries of such Person, or with respect to the Company, an obligation between the Company and any Group Company, or between any Group Company and a Subsidiary of such Group Company.

“Indemnitee Affiliates” has the meaning specified in Section 8.02(c).

“Independent Accountant” has the meaning specified in Section 3.07(f).

“Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Regulatory Consent Authority relating to the Transactions or by any third party challenging the Transactions, including any so called “second request” for additional information or documentary material or any civil investigative demand made or issued by any Regulatory Consent Authority or any subpoena, interrogatory or deposition.

“Intellectual Property” means all worldwide rights, title and interests in and to (a) patents, published, or unpublished patent applications (and any patents that issue as a result of those patent applications), provisional patent applications and similar filings, inventions (whether or not patentable and whether or not reduced to practice), invention disclosures, and industrial designs, together with all parents, (b) copyrights and rights in works of authorship and copyrightable subject matter, together with any moral rights related thereto, including all rights of authorship, use, publication, reproduction, distribution, and performance, transformation and ownership, together with all other interests accruing by reason of international copyright conventions, (c) trade secrets and confidential information, and other proprietary information, including but not limited to know-how, unpatented inventions, technology, processes, procedures, customer lists, business plans, database rights, and algorithms, in each case that derive independent economic value from not being generally known by the public and not being readily ascertainable by other Persons (collectively, “Trade Secrets”), (d) trademarks, trade names, logos, service marks, brand names, trade dress, business names (including any fictitious or “dba” names), Internet domain names, slogans, symbols, and other similar designations of source or indicia of origin together with the goodwill of the business symbolized by or associated with any of the foregoing, (e) Software, (f) technical data, and databases, compilations and collections of technical data, and (g) any registrations or applications for registration for any of the foregoing, including any provisional, substitutions, divisions, continuations, continuations-in-part, renewals, reissuances, revisions, re-examinations and extensions and any foreign equivalents of the foregoing (as applicable).

“Intended Income Tax Treatment” has the meaning specified in the Recitals hereto.

“Interim Period” has the meaning specified in Section 7.01.

“IT Systems” means Software, information technology and computer systems, servers, networks, workstations, routers, hubs, switches, data communications lines, interfaces, platforms, databases, websites, computer hardware and equipment used to process, store, generate, analyze, maintain and operate data or information, including any of the foregoing accessed pursuant to outsourced or cloud computing arrangements.

“JOBS Act” has the meaning specified in Section 8.11.

“Latham” has the meaning specified in Section 12.17(b).

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Leakage” means the aggregate amount of all distributions or payments of cash or other property made by the Company, its Subsidiaries or any Group Company during the Interim Period pursuant to any of the following transactions, except for those transactions that constitute Permitted Leakage: (a) the declaration, making or payment of any dividend, distribution or return of capital, or any redemption, purchase or other acquisition of Equity Securities or other securities of or ownership interests in the Company, its Subsidiaries or any Group Company, or any payments in lieu of any of the foregoing (whether in cash or in kind); (b) the payment of any remuneration, commission, royalty, licensing or service fees, management fees, advisory or monitoring fees, termination fees or penalties or consulting fees to any holder of Company Stock, any other equityholder of the Company, its Subsidiaries or any Group Company or any of their respective Affiliates or on their respective behalves; (c) the amount of any payment or other liability waived or discharged (including by way of conversion into equity) by the Company, its Subsidiaries or any member of the Group Companies or of any amount that was owed to it by any holder of Company Stock or any other equityholder of the Company, its Subsidiaries, any Group Company or any of their respective Affiliates; (d) any payment of any type in respect of any Indebtedness (including any breakage fees or penalties), in each case, by the Company, its Subsidiaries or any Group Company to any holder of Company Stock or any other equityholder of the Company, its Subsidiaries, any Group Company or any of their respective Affiliates; (e) any assignment, transfer or surrender of any assets to, or the making of any payment on behalf of, any holder of Company Stock or any other equityholder of the Company, its Subsidiaries, any Group Company or any of their respective Affiliates; (f) any indemnity or other contingent liability or obligation granted or assumed by the Company, its Subsidiaries or any Group Company in favor of any holder of Company Stock or any other equityholder of the Company, its Subsidiaries, any Group Company or any of their respective Affiliates; (g) the creation of any Lien over any asset of the Company, its Subsidiaries or any Group Company in favor of any holder of Company Stock or any other equityholder of the Company, its Subsidiaries, any Group Company or any of their respective Affiliates; and (h) the payment or incurrence of any Tax, fee, interest or cost by the Company, its Subsidiaries or any Group Company as a result of any of the matters set out in (a) through (g) above.

“Leased Real Property” has the meaning specified in Section 5.19(b).

“Leases” has the meaning specified in Section 5.19(b).

“Licensed Intellectual Property” has the meaning specified in Section 5.20(b).

“Licensed Professional” means a physician, nurse practitioner, physician assistant or any other licensed healthcare professional employed or under contract with the Company, any of its Subsidiaries or any Group Company.

“Lien” means any lien, mortgage, deed of trust, charge, pledge, hypothecation, encumbrance, easement, right of way, license, option, right of first refusal, right of first offer, security interest or other lien of any kind.

“Material Adverse Effect” means any effect, occurrence, development, fact, condition or change (“Effect”) that (a) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of the Company, its Subsidiaries and the Group Companies, taken as a whole or (b) prevents the Company from consummating the Mergers; provided, however, that in the case of (a), in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect”: (i) any change in applicable Laws or GAAP or any official interpretation thereof, (ii) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (iii) the announcement or the execution of this Agreement, the pendency or consummation of the Mergers or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, payors, suppliers, landlords, licensors, distributors, partners, providers and employees, (iv) any Effect generally affecting any of the industries or markets in which the Company, its Subsidiaries or the Group Companies operate or the economy as whole, (v) the compliance with the terms of this Agreement or the taking of any action required or contemplated by this Agreement or with the prior written consent of Acquiror or at the request of the Acquiror, First Merger Sub or Second Merger Sub, (vi) any earthquake, hurricane, epidemic, pandemic, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event, (vii) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the Company, any of its Subsidiaries or any Group Company operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, (viii) changes to reimbursement rates or in methods or procedures for determining such rates, any changes to eligibility requirements or any other programmatic changes, in each case, only to the extent such changes are imposed by a Governmental Authority, but regardless of whether such changes are applicable nationally or to only certain geographic areas, (ix) any failure of the Company, its Subsidiaries and the Group Companies, taken as a whole, to meet any projections, forecasts or budgets; provided, that clause (ix) shall not prevent a determination that any Effect not otherwise excluded from this definition of Material Adverse Effect underlying such failure to meet projections or forecasts has resulted in, or would reasonably be expected to result in, a Material Adverse Effect, (x) any changes in SEC guidance related to the accounting of warrants or (xi) COVID-19 or any COVID-19 Measures, or the Company’s, any of its Subsidiaries’ or any Group Company’s compliance therewith; provided that, in the case of clauses (i), (ii), (iv), (vi), (vii) and (x), such Effect may be taken into account to the extent (but only to the extent) that such Effect has had, or would reasonably be expected to have, a disproportionate and adverse impact on the Company, its Subsidiaries and the Group Companies, taken as a whole, as compared to other industry participants.

“Material Contracts” has the meaning specified in Section 5.12(b).

“Material Suppliers” has the meaning specified in Section 5.24(a).

“Mergers” has the meaning specified in the Recitals hereto.

“Minimum Share Consideration” means, solely to the extent the Company elects application hereof, the number of shares (rounded up to the nearest whole share) of Acquiror Class A Common Stock that represents the minimum number of shares of Acquiror Class A Common Stock that is required to ensure that the Mergers qualify for the Intended Income Tax Treatment (with such number of shares to be reasonably determined by tax advisors to the Company in their reasonable discretion). The Company will provide written notice to Acquiror no later than the third Business Day prior to the Closing Date if it elects to apply the Minimum Share Consideration as used in this Agreement, which written notice shall include the Company’s calculation of the number of shares of Acquiror Class A Common Stock described herein.

“Nasdaq” means the Nasdaq Capital Market.

“Objection Notice” has the meaning specified in Section 3.07(f).

“Offer Documents” has the meaning specified in Section 9.02(a)(i).

“OIG” has the meaning specified in Section 5.28(a).

“Optionholder Earnout Shares” has the meaning specified in Section 3.06(f).

“Owned Intellectual Property” means all Intellectual Property that is owned (or purported to be owned), in whole or in part, by the Company, its Subsidiaries or any Group Company, as applicable.

“Party” has the meaning specified in the preamble hereto.

“Payor” means any private healthcare payor or program, including any private insurance payor or program, health care service plan, health insurance company, health maintenance organization, self-insured employer, or other third party payor, or any Federal Healthcare Program in which any Company, Subsidiary or Group Company is enrolled or participates.

“Per Share Earnout Consideration” means a number of shares (rounded down to the nearest whole share) of Acquiror Class A Common Stock equal to the Aggregate Earnout Consideration divided by the Aggregate Fully Diluted Company Common Stock.

“Per Share Merger Consideration” means (i) a number of shares (rounded down to the nearest whole share) of Acquiror Class A Common Stock equal to the Closing Share Consideration divided by the Aggregate Fully Diluted Company Common Stock and (ii) an amount in cash equal to the Closing Cash Consideration divided by the Aggregate Fully Diluted Company Common Stock.

“Permits” has the meaning specified in Section 5.17.

“Permitted Leakage” means (i) any compensation or benefits, or reimbursement of costs or expenses, paid or payable to or for the benefit of any holder of Company Stock or other equityholder of the Company or any of their Affiliates, in each such case who is also a director, officer, or employee of, or consultant to, the Company, its Subsidiaries or any Group Company, in connection with such Person’s services as a director, officer, employee or consultant, in each case, as paid in the ordinary course of business (including any Taxes paid in connection with any such amounts paid to such Person), (ii) the prorated payment of any management, advisory or monitoring fees in accordance with the Contract(s) set forth on Section 5.12(a)(xiv) of the Company Disclosure Letter, (iii) any payments made by the Company, any of its Subsidiaries or any Group Company to any other entity among the Company, any of its Subsidiaries or any Group Companies and (iv) any payments made with the prior written consent of Acquiror solely to the extent of the amount approved.

“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, that relate to amounts not yet delinquent or that are being contested in good faith through appropriate Actions for which appropriate reserves have been established in accordance with GAAP, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions for which appropriate reserves have been established in accordance with GAAP, (iv) Liens (other than monetary Liens with respect to the Company or any of its Subsidiaries), encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) or zoning, building, entitlement and other land use and environmental regulations that (A) are matters of record, (B) would be disclosed by a current, accurate survey or physical inspection of such real property, or (C) do not materially interfere with the present uses of such real property, (v) with respect to any Leased Real Property (A) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Lien thereon, (B) any Lien permitted under a Lease (other than monetary Liens with respect to the Company or any of its Subsidiaries), and (C) any Liens encumbering the underlying fee title of the real property of which the Leased Real Property is a part, (vi) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business, (vii) Liens securing the Indebtedness of the Company, its Subsidiaries and the Group Companies set forth on Section 1.01(b) of the Company Disclosure Letter, (viii) other than with respect to real property, any right, interest, Lien or title of a licensor, sublicensor, licensee, sublicensee, lessor or sublessor under any license, lease or other similar agreement or other property being leased or licensed including licenses of Intellectual Property and (ix) Liens described on Section 1.01(b) of the Company Disclosure Letter.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Personal Information” means, in addition to the definition for any similar term (e.g., “personal data” or “personally identifiable information”) provided by applicable Law, any information that identifies, could be used to identify, or is otherwise associated with an individual person.

“PIPE Investment” has the meaning specified in the Recitals hereto.

“PIPE Investment Amount” has the meaning specified in Section 6.14(a).

“PIPE Investor” means an investor party to a Subscription Agreement.

“Policies” has the meaning specified in Section 5.16.

“Pre-Closing Actions” has the meaning specified in Section 7.09.

“Pre-Closing Exchange” has the meaning specified in Recitals hereto.

“Pre-Closing Optionholders” means all Persons who hold one or more Company Options immediately prior to the First Effective Time.

“Pre-Closing Stockholders” means all Persons who hold one or more shares of Company Stock immediately prior to the First Effective Time (after giving effect to the Conversion).

“Pre-Closing Tax Period” means all taxable years or other taxable periods that end on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

“Privacy Laws” means all applicable Laws relating to the receipt, collection, compilation, use, storage, processing, sharing, security, disclosure or transfer of Personal Information, and all applicable Laws relating to breach notification in connection with Personal Information, including Laws relating to patient or individual healthcare information, such as HIPAA.

“Pro Rata Portion” means, with respect to each Pre-Closing Stockholder (other than the holders of Dissenting Shares) and Company RSU Holder, a fraction, the numerator of which is the sum of the aggregate number of shares of Company Stock held by such Pre-Closing Stockholder or Company RSU Holder immediately prior to the Effective Time, and the denominator of which is the sum of (i) the aggregate number of shares of Company Stock held by all Pre-Closing Stockholders and (ii) the number of shares of Company Stock held by the Company RSU Holders immediately prior to the Effective Time.

“Promised Awards” means up to 1300 shares of Company Common Stock that may be granted as Company Options, Company Restricted Stock or Company RSUs.

“Proxy Statement” has the meaning specified in Section 9.02(a)(i).

“Proxy Statement/Registration Statement” has the meaning specified in Section 9.02(a)(i).

“Registered Intellectual Property” has the meaning specified in Section 5.20(a).

“Registration Rights Agreement” has the meaning specified in the Recitals hereto.

“Registration Statement” means the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by Acquiror under the Securities Act with respect to the Registration Statement Securities.

“Registration Statement Securities” has the meaning specified in Section 9.02(a)(i).

“Regulatory Consent Authorities” means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission, and any other Governmental Authority enforcing, utilizing or having authority in connection with any antitrust or competition Laws, including merger control Laws.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, and consultants of such Person.

“Requisite Company Stockholders” means those stockholders listed on Section 1.01(c) of the Company Disclosure Letter.

“Restricted Stockholder” means each stockholder holding Company Restricted Stock.

“Restricted Stock Agreement” has the meaning set forth in Section 3.11(a).

“Restricted Stock Consideration” has the meaning set forth in Section 3.11(a).

“Sanctions Laws” means any Law related to economic sanctions imposed, administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union or any of its Member States, the United Nations, or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning specified in Section 6.08(a).

“Second Certificate of Merger” has the meaning specified in Section 2.02.

“Second Effective Time” has the meaning specified in Section 2.02.

“Second Merger” has the meaning specified in the Recitals hereto.

“Second Merger Sub” has the meaning specified in the preamble hereto.

“Second Share Price Trigger” has the meaning specified in Section 3.07(a).

“Second Tranche Optionholder Earnout Shares” means the Optionholder Earnout Shares that, pursuant to Section 3.07(b)(i)(B), shall immediately vest and no longer be subject to the forfeiture conditions hereunder if the Second Share Price Trigger is achieved at any time during the Three-Year Earnout Period.

“Second Tranche Stockholder Earnout Shares” means the aggregate number of shares of Acquiror Class A Common Stock equal to (a) 7,500,000 minus (b) the aggregate number of Second Tranche Optionholder Earnout Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the securities Laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Seller Group” has the meaning specified in Section 12.17.

“Share Price Triggers” has the meaning specified in Section 3.07(a).

“Software” means any and all (i) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, and (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise.

“Special Meeting” has the meaning specified in Section 9.02(a)(v).

“Specified Representations” has the meaning specified in Section 10.02(a)(i).

“Sponsor” means DFP Sponsor LLC, a Delaware limited liability company.

“Stockholder Approval Failure” has the meaning specified in Section 7.07.

“Stockholder Support Agreement” means that certain Stockholder Support Agreement, dated as of the date hereof, by and among the Sponsor, the Acquiror D&O Stockholders, the Company, Acquiror and the other parties signatory thereto, as amended, restated, modified or supplemented from time to time.

“Straddle Period” means any taxable year or period beginning on or before and ending after the Closing Date.

“Subscription Agreement” has the meaning specified in the Recitals hereto.

“Subsidiary” means, with respect to a Person, any other Person, of which an amount of the equity, voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the Equity Securities of which) is owned directly or indirectly by such first Person.

“Surviving Corporation” has the meaning specified in the Recitals hereto.

“Surviving Entity” has the meaning specified in the Recitals hereto.

“Surviving Provisions” has the meaning specified in Section 11.02.

“Stockholder Earnout Shares” means, collectively, the First Tranche Stockholder Earnout Shares and the Second Tranche Stockholder Earnout Shares.

“Tax” means any federal, state, provincial, territorial, local, foreign or other net income, alternative or add-on minimum, franchise, gross income, adjusted gross income or gross receipts, employment related (including employee withholding or employer payroll), ad valorem, escheat, withholding, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, estimated, customs duties, sales or use, or other tax or like assessment or charge in the nature of a tax, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority, whether as a primary obligor or as a secondary obligor as a result of being a transferee or successor of another Person or member of an affiliated, consolidated, unitary, combined or other group, or pursuant to Law.

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Terminating Acquiror Breach” has the meaning specified in Section 11.01(c).

“Terminating Company Breach” has the meaning specified in Section 11.01(b).

“Termination Date” has the meaning specified in Section 11.01(b).

“Three-Year Earnout Period” has the meaning specified in Section 3.07(a).

“Total Pre-Closing Stockholder Consideration” has the meaning specified in Section 3.01.

“Trading Day” means any day on which Acquiror Class A Common Stock is traded on NASDAQ, or, if NASDAQ is not the principal trading market for Acquiror Class A Common Stock on such day, then on the principal national securities exchange or securities market on which Acquiror Class A Common Stock is then traded.

“Transaction Agreements” means this Agreement, the Registration Rights Agreement, the Company Holders Support Agreement, the Stockholder Support Agreement, the Subscription Agreements, the Exchange Agent Agreement, the Acquiror Charter, the Acquiror Bylaws, and all the other agreements, documents, instruments and certificates entered into in connection herewith and/or therewith and any and all exhibits and schedules thereto.

“Transactions” means the transactions contemplated by this Agreement, including the Mergers.

“Transaction Bonuses” means payments to officers, employees, consultants, directors and managers of the Company, its Subsidiaries and the Group Companies as change of control payments, severance payments, special or retention bonuses, and similar payments, in each case, paid or payable as a result of the transactions contemplated by this Agreement and the Transaction Agreements (including the employer portion of any Tax in connection with such).

“Transfer Taxes” has the meaning specified in Section 9.04(a).

“Treasury Regulations” means the regulations promulgated under the Code.

“Trust Account” has the meaning specified in Section 6.06(a).

“Trust Agreement” has the meaning specified in Section 6.06(a).

“Trustee” has the meaning specified in Section 6.06(a).

“Two-Year Earnout Period” has the meaning specified in Section 3.07(a).

“Unvested Acquiror Option” has the meaning specified in Section 3.06(e).

“Unvested Company Option” means a Company Option, or portion thereof, to the extent such Company Option (or applicable portion thereof) is outstanding and not vested as of immediately prior to the First Effective Time.

“Unvested Optionholder Earnout Shares” has the meaning specified in Section 3.06(f).

“Unvested Restricted Stock Earnout Shares” has the meaning specified in Section 3.07.

“Vested Acquiror Option” has the meaning specified in Section 3.06(d).

“Vested Company Option” means a Company Option, or portion thereof, to the extent such Company Option (or applicable portion thereof) is vested and outstanding as of immediately prior to the First Effective Time (after taking into consideration any accelerated vesting that may occur as a result of the Transactions).

“Vested Optionholder Earnout Shares” has the meaning specified in Section 3.06(f).

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by a nationally recognized independent investment banking firm mutually agreed between Acquiror and the Company.

“Waived 280G Benefits” has the meaning specified in Section 7.06.

“Warrant Agreement” means that certain Warrant Agreement, dated March 10, 2020, by and between Acquiror and Continental Stock Transfer & Trust Company, as warrant agent.

“White & Case” has the meaning specified in Section 12.17(a).

“Willful Breach” means, with respect to any agreement, a party’s knowing and intentional material breach of any of its representations or warranties as set forth in such agreement, or such party’s material breach of any of its covenants or other agreements set forth in such agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of such agreement.

Section 1.02          Construction.

(a)         Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Disclosure Letter,” “Exhibit” and “Annex” refer to the specified Article, Section, Disclosure Letter, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) the phrase “to the extent” means the degree to which a thing extends (rather than if), and (viii) references to “$” or dollar shall be references to United States dollars.

(b)          When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of the Company’s, its Subsidiaries’ and the Group Companies’ business, consistent with past practice (including, for the avoidance of doubt, recent past practice in light of COVID-19, but excluding for the avoidance of doubt, any violation of applicable Law or Contract).

(c)          Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(d)          Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(e)          The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(f)           Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(g)          All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(h)         The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been (i) provided no later than 9:00 a.m. on the Business Day that is immediately prior to the date of this Agreement to the Party to which such information or material is to be provided or furnished (A) in the virtual “data room” set up by the Company in connection with this Agreement or (B) by delivery to such Party or its legal counsel via electronic mail or hard copy form or (ii) with respect to Acquiror, filed with the SEC by Acquiror on or prior to the date hereof.

Section 1.03         Knowledge. As used herein, the phrase “to the knowledge” shall mean the actual knowledge of, after reasonable inquiry of direct reports and investigation (a) in the case of the Company, the individuals identified on Section 1.03 of the Company Disclosure Letter, and, (b) in the case of any or all of the Acquiror Parties, the individuals identified on Section 1.03 of the Acquiror Disclosure Letter.

Section 1.04          Equitable Adjustments. If, between the date of this Agreement and the Closing, the outstanding shares of Company Common Stock, shares of Company Preferred Stock or shares of Acquiror Capital Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, or if there shall have been any breach by Acquiror with respect to its shares of Acquiror Capital Stock or rights to acquire Acquiror Capital Stock, then any number, value (including dollar value) or amount contained herein which is based upon the number of shares of Company Common Stock, shares of Company Preferred Stock or shares of Acquiror Capital Stock, as applicable, will be appropriately adjusted to provide to the holders of Company Common Stock, the holders of Company Preferred Stock or the holders of Acquiror Capital Stock, as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this Section 1.04 shall not be construed to permit Acquiror, the Company, First Merger Sub or Second Merger Sub to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement and/or any other Transaction Agreement.

Article II.
THE MERGERS

Section 2.01          The Mergers.

(a)         At the First Effective Time, on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the DGCL, First Merger Sub and the Company shall consummate the First Merger, pursuant to which First Merger Sub shall be merged with and into the Company, following which the separate corporate existence of First Merger Sub shall cease and the Company shall continue as the Surviving Corporation after the First Merger and as a direct, wholly owned subsidiary of Acquiror (provided that references to the Company for periods after the First Effective Time until the Second Effective Time shall include the Surviving Corporation).

(b)         At the Second Effective Time, on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the DGCL and the DLLCA, the Surviving Corporation shall be merged with and into Second Merger Sub, following which the separate corporate existence of the Surviving Corporation shall cease and Second Merger Sub shall continue as the Surviving Entity after the Second Merger and as a direct, wholly owned subsidiary of Acquiror (provided that references to the Company or the Surviving Corporation for periods after the Second Effective Time shall include the Surviving Entity).

Section 2.02         Effective Times. On the terms and subject to the conditions set forth herein, on the Closing Date, the Company and First Merger Sub shall cause the First Merger to be consummated by filing the certificate of merger in substantially the form of Exhibit E attached hereto (the “First Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by the Company and Acquiror and specified in the First Certificate of Merger, being the “First Effective Time”). As soon as practicable following the First Effective Time and in any case on the same day as the First Effective Time, the Surviving Corporation and Second Merger Sub shall cause the Second Merger to be consummated by filing the certificate of merger in substantially the form of Exhibit F attached hereto (the “Second Certificate of Merger”) with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL and DLLCA (the time of such filing, or such later time as may be agreed in writing by the Company and Acquiror and specified in the Second Certificate of Merger, being the “Second Effective Time”). Concurrently with the Second Effective Time, Acquiror shall pay or cause to be paid by wire transfer of immediately available funds (a) all Acquiror Transaction Expenses as set forth on the Acquiror Closing Statement; and (b) all Company Transaction Expenses as set forth on the Company Closing Statement.

Section 2.03          Effect of the Mergers.

(a)           At the First Effective Time, the effect of the First Merger shall be as provided in this Agreement, the First Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the First Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of First Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of First Merger Sub and the Company set forth in this Agreement to be performed after the First Effective Time.

(b)          At the Second Effective Time, the effect of the Second Merger shall be as provided in this Agreement, the Second Certificate of Merger and the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Second Merger Sub and the Surviving Corporation shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Entity, which shall include the assumption by the Surviving Entity of any and all agreements, covenants, duties and obligations of Second Merger Sub and the Surviving Corporation set forth in this Agreement to be performed after the Second Effective Time.

Section 2.04          Governing Documents. Subject to Section 8.02, at the First Effective Time, the Governing Documents of the Surviving Corporation shall be amended to read the same as the Governing Documents of First Merger Sub as in effect immediately prior to the First Effective Time, except that the name of the Surviving Corporation shall be “TOI Parent, Inc.” Subject to Section 8.02, at the Second Effective Time, the certificate of formation and operating agreement of Second Merger Sub shall be the certificate of formation and operating agreement of the Surviving Entity until thereafter amended in accordance with its terms and as provided by applicable Law, except that the name of the Surviving Entity shall be “The Oncology Institute, LLC.”

Section 2.05          Directors/Managers and Officers of the Surviving Corporation and the Surviving Entity. Immediately after the First Effective Time, the board of directors and officers of the Surviving Corporation shall be as the Company may determine. Immediately after the Second Effective Time, the board of managers and officers of the Surviving Entity shall be as the Company may determine (it being understood that such managers and officers will be employees of the Company and its Subsidiaries).

Article III.
Merger CONSIDERATION; CONVERSION OF SECURITIES

Section 3.01         Merger Consideration. The aggregate consideration to be paid to the Pre-Closing Stockholders in respect of shares of Company Stock held immediately prior to the First Merger shall consist of (a) the Closing Cash Consideration, less the aggregate cash amount payable in respect of Vested Company Options and (b) the Closing Share Consideration, less the aggregate number of shares of Acquiror Class A Common Stock underlying Vested Acquiror Options and Unvested Acquiror Options on a net exercise basis, in each case as set forth herein, and in accordance with the Company’s Organizational Documents (as reflected in the Company Closing Statement) (collectively, the “Total Pre-Closing Stockholder Consideration”).

Section 3.02          Effect of First Merger on Company Stock.

(a)          Immediately prior to the First Effective Time, each holder of Company Preferred Stock shall effect the Conversion and deliver to Acquiror evidence (which shall be reasonably satisfactory to Acquiror) thereof. As a result of the Conversion, (i) immediately prior to the First Effective Time, each share of Company Preferred Stock shall be converted into ten shares of Company Common Stock, (ii) all the shares of Company Preferred Stock shall no longer be outstanding and shall cease to exist, (iii) each holder of Company Preferred Stock shall thereafter cease to have any rights with respect to the Company Preferred Stock so converted, and (iv) all the issued and outstanding Company Stock shall be comprised of Company Common Stock;

(b)           On the terms and subject to the conditions set forth herein, at the First Effective Time, by virtue of the First Merger and without any further action on the part of any Party or the holders of any securities of Acquiror, subject to and in consideration of the terms and conditions set forth herein, the following shall occur:

(i)        Each share of Company Stock issued and outstanding immediately prior to the First Effective Time (other than, for the avoidance of doubt, any shares of Company Stock (A) that are subject to Company Options, which shall be subject to Section 3.06, (B) held in the Company’s treasury or otherwise owned by the Company immediately prior to the First Effective Time and (C) held by stockholders of the Company who have perfected and not withdrawn a demand for appraisal rights pursuant to the applicable provisions of the DGCL (clauses (A), (B) and (C), collectively, the “Excluded Shares”)) will be cancelled and automatically deemed for all purposes to represent the right to receive the Per Share Merger Consideration plus the Per Share Earnout Consideration, if any, in accordance with Section 3.07, in each case, without interest.

(ii)        From and after the First Effective Time, each of the Pre-Closing Stockholders shall cease to have any rights in and to the Company, the Surviving Corporation or the Surviving Entity, and each share of Company Stock (other than Excluded Shares) shall thereafter be cancelled and represent only the right to receive (A) the applicable portion of the Total Pre-Closing Stockholder Consideration, as set forth in Section 3.02(b)(i), plus (B) the applicable portion of the Aggregate Earnout Consideration, if any, in accordance with Section 3.07, in each case in accordance with and subject to the terms and conditions of this Agreement. At the First Effective Time, the stock transfer books of the Company shall be closed, and no transfer of the Company Stock shall be made thereafter.

(iii)        Notwithstanding anything in this Agreement to the contrary no fraction of a share of Acquiror Class A Common Stock will be issued by virtue of the First Merger, and any such fractional share (after aggregating all fractional shares of Acquiror Class A Common Stock that otherwise would be received by a Pre-Closing Stockholder) shall be rounded down to the nearest whole share.

(iv)        Each issued and outstanding share of common stock of First Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Surviving Corporation at such time. From and after the First Effective Time, all certificates representing the common stock of First Merger Sub (if any) shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(v)          Each share of Company Stock held in the Company’s treasury or otherwise owned by the Company immediately prior to the First Effective Time shall be cancelled and extinguished without any conversion thereof and no consideration shall be paid or payable with respect thereto.

(vi)        The number of shares of Acquiror Class A Common Stock that the Pre-Closing Stockholders are entitled to receive as a result of the First Merger and as otherwise contemplated by this Agreement shall be adjusted to reflect appropriately the effect of any stock split, split-up, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Acquiror Class A Common Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Acquiror Class A Common Stock occurring on or after the date hereof and prior to the Closing.

Section 3.03          Merger Consideration.

(a)          Disbursement of Merger Consideration. Subject to this Section 3.03 and Section 3.11(a), promptly following the First Effective Time, Acquiror shall deliver, or cause to be delivered, to each Pre-Closing Stockholder, a portion of the Closing Cash Consideration and the Closing Share Consideration in accordance with the terms of Section 3.02.

(b)          Deposit with Exchange Agent. Prior to the First Effective Time, Acquiror shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as paying and exchange agent hereunder (the “Exchange Agent”). Immediately prior to the First Effective Time, Acquiror shall deposit (or cause to be deposited) with the Exchange Agent to be held in trust (i) the number of shares of Acquiror Class A Common Stock equal to the sum of (A) the Closing Share Consideration and (b) the Optionholder Earnout Shares and (ii) the Closing Cash Consideration. Promptly following the First Effective Time, Acquiror shall deliver, or shall cause the Exchange Agent to deliver, to each Pre-Closing Stockholder, its applicable portion of the Total Pre-Closing Stockholder Consideration in accordance with the Allocation Schedule, with (i) the cash portion of the Total Pre-Closing Stockholder Consideration being delivered via wire transfer of immediately available funds in accordance with instructions provided by the Company in the Allocation Schedule; and (ii) the equity portion of the Total Pre-Closing Stockholder Consideration being delivered via book-entry issuance, in each case, subject to any Tax withholdings as provided in Section 3.08.

(c)           Transfers of shares of Company Stock. From and after the First Effective Time, there shall be no transfers on the transfer books of the Company of any shares of Company Stock that were outstanding immediately prior to the First Effective Time.

(d)           Maximum Merger Consideration. Except for the Earnout Shares, if any, issued in accordance with Section 3.07, in no event shall the shares of Acquiror Class A Common Stock issued pursuant to this Agreement exceed the Closing Share Consideration. In no event shall the amount of cash payable by Acquiror under this Agreement exceed an amount equal to the Closing Cash Consideration.

Section 3.04         Exchange Agent. Promptly following the date that is one year after the First Effective Time, Acquiror shall instruct the Exchange Agent to deliver to Acquiror all cash, certificates and other documents in its possession relating to the Transactions, and the Exchange Agent’s duties shall terminate. Notwithstanding the foregoing, none of any Acquiror Party, the Company, Surviving Corporation, the Surviving Entity or the Exchange Agent shall be liable to any Person in respect of any Total Pre-Closing Stockholder Consideration delivered to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Laws.

Section 3.05          Effect of Second Merger. On the terms and subject to the conditions set forth herein, at the Second Effective Time, by virtue of the Second Merger and without any action on the part of any Party, any Pre-Closing Stockholder or the holders of any securities of Acquiror, the Surviving Corporation or the Second Merger Sub: (a) each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be cancelled and shall cease to exist without any conversion thereof or payment therefor; and (b) the limited liability company interests of Second Merger Sub outstanding immediately prior to the Second Effective Time shall be converted into and become the limited liability company interests of the Surviving Entity, which shall constitute one hundred percent 100% of the outstanding equity of the Surviving Entity. From and after the Second Effective Time, the limited liability company interests of the Second Merger Sub shall be deemed for all purposes to represent the number of membership interests into which they were converted in accordance with the immediately preceding sentence.

Section 3.06        Treatment of Company Options.

(a)         The Company shall take all actions necessary, including using commercially reasonable efforts to obtain any requisite consents of the holders of the Company Options, to provide that, as of immediately prior to the First Effective Time, (i) each Vested Company Option shall be cancelled in part in respect of a cash payment as provided in Section 3.06(c) and shall be converted in part into a Vested Acquiror Option as provided in Section 3.06(d) and (ii) each Unvested Company Option shall be converted into an Unvested Acquiror Option as provided in Section 3.06(e).

(b)         Each Vested Company Option issued and outstanding immediately prior to the First Effective Time will be automatically deemed for all purposes to represent the right to receive (i) with respect to an Eligible Cash-Out Vested Company Option, cash in an amount equal to (A) the Per Share Merger Consideration multiplied by (B) such number of shares of Company Common Stock underlying the Eligible Cash-Out Vested Company Option, minus (C) the aggregate exercise price applicable to the shares of Company Common Stock underlying such Eligible Cash-Out Vested Company Option and (ii) with respect to the remaining shares of Company Common Stock subject to such Vested Company Option, a Vested Acquiror Option, determined as set forth in Section 3.06(d).

(c)         With respect to each Eligible Cash-Out Vested Company Option outstanding as of immediately prior to the First Effective Time that is entitled to receive a cash payment as set forth in Section 3.06(b)(i), such portion of the Vested Company Option shall be automatically canceled (such cancelled portion, the “Cancelled Option Portion”) in exchange for such cash payment, and Acquiror shall, within five Business Days after the First Effective Time, cause the Company’s (or the Surviving Entity’s) payroll provider, on behalf of the Company, to deliver to each Pre-Closing Optionholder of a Vested Company Option the amount of cash such holder has the right to receive pursuant to Section 3.06(b). Notwithstanding anything in this Section 3.06 to the contrary, the cash amount payable in respect of each Vested Company Option pursuant to Section 3.06(b) shall be determined in a manner consistent with the requirements of Section 409A of the Code.

(d)         As of immediately prior to the First Effective Time, by virtue of the First Merger and without any action on the part of the holders thereof, a portion of each Vested Company Option that is then outstanding shall be assumed and converted into (i) an option to purchase shares of Acquiror Class A Common Stock, as described in this Section 3.06(d) (such assumed portion, the “Vested Acquiror Option”) and (ii) a number of Vested Optionholder Earnout Shares as described in Section 3.06(f). The number of shares of Company Common Stock subject to such portion of the Vested Acquiror Option shall equal (x) the total number of shares of Company Common Stock subject to such Vested Company Option minus (y) the number of shares (if any) of Company Common Stock subject to the Cancelled Option Portion of such Vested Company Option. Each such Vested Acquiror Option as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Vested Company Option immediately prior to the First Effective Time (but taking into account any changes thereto by reason of this Section 3.06(d)). As of immediately prior to the First Effective Time, each such Vested Acquiror Option as so assumed and converted shall be an option to acquire that number of whole shares of Acquiror Class A Common Stock (rounded down to the nearest whole share) equal to the product of (A) the number of shares of Company Common Stock subject to such Vested Company Option and (B) the Exchange Ratio, at an exercise price per share of Acquiror Class A Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (x) the exercise price per share of Company Common Stock of such Vested Company Option by (y) the Exchange Ratio. Notwithstanding anything in this Section 3.06(d) to the contrary, the exercise price and the number of shares of Acquiror Class A Common Stock subject to the Vested Acquiror Option shall be determined in a manner consistent with the requirements of Section 409A of the Code, and, in the case of Vested Company Option that is intended to qualify as incentive stock options within the meaning of Section 422 of the Code, consistent with the requirements of Section 424 of the Code.

(e)         As of immediately prior to the First Effective Time, by virtue of the First Merger and without any action on the part of the holders thereof, each Unvested Company Option that is then outstanding shall be assumed and converted into (i) an option to purchase shares of Acquiror Class A Common Stock (each, an “Unvested Acquiror Option” and, collectively and together with the Vested Acquiror Options, the “Acquiror Options”) and (ii) a number of Unvested Optionholder Earnout Shares as described in Section 3.06(f). Each such Unvested Acquiror Option as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Unvested Company Option immediately prior to the First Effective Time (but taking into account any changes thereto by reason of this Section 3.06(e)); provided, however, that each Unvested Company Option that vests based on a “Sale of the Company” as defined in the TOI Parent, Inc. 2019 Non-Qualified Stock Option Plan (“Performance Vesting Option”), will be amended to provide that such Performance Vesting Option will vest solely based on the Pre-Closing Optionholders continued employment with 25% of the Performance Vesting Option vesting on the first anniversary of the Closing and 75% of the Performance Vesting Option vesting in substantially equal monthly installments, with full vesting on the third anniversary of the Closing. As of immediately prior to the First Effective Time, each such Unvested Acquiror Option as so assumed and converted shall be an option to acquire that number of whole shares of Acquiror Class A Common Stock (rounded down to the nearest whole share) equal to the product of (A) the number of shares of Company Common Stock subject to such Unvested Company Option and (B) the Exchange Ratio, at an exercise price per share of Acquiror Class A Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (x) the exercise price per share of Company Common Stock of such Unvested Company Option by (y) the Exchange Ratio; provided that all Optionholder Earnout Shares shall be subject to the provisions of Section 3.07(b). Notwithstanding anything in this Section 3.06(e) to the contrary, the exercise price and the number of shares of Acquiror Class A Common Stock subject to the Acquiror Options shall be determined in a manner consistent with the requirements of Section 409A of the Code, and, in the case of Unvested Company Options that is intended to qualify as incentive stock options within the meaning of Section 422 of the Code, consistent with the requirements of Section 424 of the Code.

(f)            Immediately following the First Effective Time the Acquiror will grant (i) to each Pre-Closing Optionholder of a Vested Company Option, a number of shares of restricted Acquiror Class A Common Stock equal to the product of (A) the number of Vested Company Options held by such Pre-Closing Optionholder and (B) the Per Share Earnout Consideration (the “Vested Optionholder Earnout Shares”); and (ii) to each Optionholder of an Unvested Company Option a number of restricted shares of Acquiror Class A Common Stock equal to the product of (A) the number of Unvested Company Options held by such Pre-Closing Optionholder and (B) the Per Share Earnout Consideration (the “Unvested Optionholder Earnout Shares” and together with the Vested Optionholder Earnout Shares, each an “Optionholder Earnout Share” and collectively the “Optionholder Earnout Shares”). Each Optionholder Earnout Share will be subject to the vesting and forfeiture conditions specified in Section 3.07(b).

Section 3.07           Earnout Consideration.

(a)           Pre-Closing Stockholders and Company RSU Holders. Following the Closing, subject to the terms and conditions set forth herein and Section 3.11 with respect to Restricted Stockholders, the Pre-Closing Stockholders and Company RSU Holders shall have the contingent right to receive additional consideration from Acquiror based on the VWAP of Acquiror Class A Common Stock, if the requirements as set forth in this Section 3.07(a) are achieved. If, at any time during the (A) 24-month period following the Closing Date (the “Two-Year Earnout Period”), the VWAP of Acquiror Class A Common Stock for any 20 Trading Days within any 30 Trading Day period (the “Acquiror Trading Price”) is equal to or greater than $12.50 (the “First Share Price Trigger”), Acquiror shall promptly, and in no event greater than 10 Business Days following the achievement of the First Share Price Trigger, issue to the Pre-Closing Stockholders, their Pro Rata Portion of a one-time payment of the First Tranche Stockholder Earnout Shares, and (B) 36-month period following the Closing Date (the “Three-Year Earnout Period” and each, an “Earnout Period”), the Acquiror Trading Price is equal to or greater than $15.00 (the “Second Share Price Trigger” and together with the First Share Price Trigger, each a “Share Price Trigger” and collectively, the “Share Price Triggers”), Acquiror shall promptly, and in no event greater than 10 Business Days following the achievement of the Second Share Price Trigger, issue to the Pre-Closing Stockholders their Pro Rata Portion of a one-time payment of the Second Tranche Stockholder Earnout Shares. Notwithstanding anything contained in this Agreement, if the First Share Price Trigger is not satisfied during the Two-Year Earnout Period but the Second Share Price Trigger is satisfied during the Three-Year Earnout Period, Acquiror shall issue to the Pre-Closing Stockholders their Pro Rata Portion of a one-time payment of the Stockholder Earnout Shares.

(b)           Pre-Closing Optionholders.

(i)            The Optionholder Earnout Shares shall be subject to the following vesting and forfeiture conditions:

(A)            If, at any time during the Two-Year Earnout Period, the First Share Price Trigger is achieved, 50% of the Acquiror Class A Common Stock constituting the Optionholder Earnout Shares (the “First Tranche Optionholder Earnout Shares”) shall immediately vest and no longer be subject to the forfeiture conditions provided in this Section 3.07(b).

(B)             If, at any time during the Three-Year Earnout Period, the Second Share Price Trigger is achieved, 100% of the Optionholder Earnout Shares (including any that have not already vested) shall immediately vest and no longer be subject to the forfeiture conditions provided in this Section 3.07(b).

(C)             If a Pre-Closing Optionholder’s employment or service with the Company (or any of its Subsidiaries) is terminated (for any reason) prior to the Optionholder Earnout Shares becoming vested pursuant to Section 3.07(b)(i)(A) or Section 3.07(b)(i)(B) then such Pre-Closing Optionholder’s rights to any Optionholder Earnout Shares shall be forfeited without consideration thereon upon termination of such Pre-Closing Optionholder’s employment with the Company and to the extent that such forfeited Optionholder Earnout Shares would otherwise vest according to Section 3.07(b)(i)(A), Section 3.07(b)(i)(B) or Section 3.07(c), then such forfeited Optionholder Earnout Shares shall be available for grant pursuant to the Incentive Equity Plan.

(ii)           If, upon the expiration of the Three-Year Earnout Period, the vesting of any of the Optionholder Earnout Shares has not occurred, then the applicable Optionholder Earnout Shares that failed to vest, and any dividends or distributions previously paid or made in respect thereof, shall be automatically forfeited and cancelled without payment of any consideration thereon.

(iii)          For so long as any Optionholder Earnout Share remains subject to the vesting and forfeiture conditions as provided in this Section 3.07(b), (i) the holder thereof shall be entitled to exercise the voting rights carried by such Optionholder Earnout Share and (ii) the holder thereof shall not be entitled to receive any dividends or other distributions in respect of such Optionholder Earnout Share, and any dividends or distributions paid or made in respect of such Optionholder Earnout Share shall be retained by Acquiror and invested as and to the extent determined by Acquiror and shall be paid or made to the holder of such Optionholder Earnout Share without interest only when and to the extent that such Optionholder Earnout Share vests in accordance with this Section 3.07(b), and, to the extent that such Optionholder Earnout Share fails to vest in accordance with this Section 3.07(b) prior to the expiration of the Three-Year Earnout Period, any dividends or distributions paid or made in respect thereof shall automatically be forfeited.

(c)           If, during the Earnout Period, the outstanding shares of Acquiror Class A Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then the applicable Acquiror Trading Price specified in Section 3.07(a) will be appropriately and equitably adjusted to provide to the Pre-Closing Stockholders and Pre-Closing Optionholders the same economic effect as contemplated by this Section 3.07.

(d)           If, (A) prior to the end of the Three-Year Earnout Period, one or both of the Share Price Triggers has not been achieved, (B) Acquiror enters into a definitive agreement that would result in a Change of Control Transaction, and (C) the price per share of Acquiror Class A Common Stock payable to the stockholders of Acquiror in such Change of Control Transaction (the “Change of Control Offer Price”) is equal to or greater than one or both of the Share Price Triggers that have not been satisfied during the applicable Earnout Period, then at the closing of such Change of Control Transaction, (x) the applicable Share Price Trigger that has not been achieved shall be deemed to have been satisfied, (y) Acquiror shall issue to the Pre-Closing Stockholders, as of such closing or promptly thereafter, their Pro Rata Portion of the applicable Stockholder Earnout Shares as if such Change of Control Offer Price constituted the applicable Share Price Trigger pursuant to Section 3.07(a), in full and final satisfaction of Acquiror’s obligations to the Pre-Closing Stockholders with respect to their rights to receive the Stockholder Earnout Shares pursuant to Section 3.07(a) and (z) any Optionholder Earnout Shares that have not previously vested in accordance with Section 3.07(b)(i)(A) or Section 3.07(b)(i)(B), as applicable, subject to prior forfeiture under Section 3.07(b)(i)(C), shall be deemed to have vested, and the holders of any Stockholder Earnout Shares or vested Optionholder Earnout Shares shall be eligible to participate in such Change in Control Transaction with respect to such Earnout Shares on the same terms, and subject to the same conditions, as apply to the holders of Acquiror Class A Common Stock.

(e)           If the number of Earnout Shares to which a Pre-Closing Stockholder or Pre-Closing Optionholder is entitled hereunder is a fractional amount, such amount shall be rounded down to the nearest whole number.

(f)            If the Pre-Closing Stockholders that represent at 60% of the Company Stock immediately prior to the Closing (the “Requisite Holders”) believe in good faith that either of the Share Price Triggers set forth in Section 3.07(a) has been achieved and Acquiror does not cause the Stockholder Earnout Shares to be issued or the Optionholder Earnout Shares to be vested, as applicable, the Requisite Holders shall be entitled to deliver a written notice of objection to Acquiror within 30 Business Days following the last day of the month in which such Requisite Holders believe in good faith that the Share Price Trigger was achieved, which shall include (i) reasonable detail supporting their position (including supporting documentation), and (ii) the appointment of a representative authorized to negotiate with Acquiror on behalf of the Pre-Closing Stockholders (an “Objection Notice”). If an Objection Notice is timely delivered, Acquiror and the Pre-Closing Stockholders representative shall, during the 30-day period following delivery of such Objection Notice, negotiate in good faith to reach an agreement. If, upon completion of such 30-day period, such representative and Acquiror are unable to reach agreement, either party shall promptly thereafter cause an independent accounting firm reasonably acceptable to the other party (the “Independent Accountant”) to review this Agreement and the disputed price and/or dates for the purpose of determining whether either of the Share Price Triggers was achieved; provided, that the Independent Accountant may consider only those items as to which such parties have disagreed; provided, further, that the Independent Accountant shall act as an expert and not as an arbitrator. The applicable parties shall require the Independent Accountant to deliver to them, as promptly as practicable, its determination of whether either of the Share Price Triggers was achieved. Such determination will be final and binding upon the applicable parties. The fees and expenses charged by the Independent Accountant shall be borne by the Acquiror.

(g)           Any issuance of Earnout Shares (i) is intended to comply with, and shall be effected in accordance with, Rev. Proc. 84-42, 1984-1 C.B. 521; and (ii) shall be treated for U.S. federal income Tax purposes as an adjustment to the Closing Cash Consideration and Closing Share Consideration received in connection with the Mergers that will not be treated as “boot” in connection with Mergers (provided, that, to the extent required by Law, any amounts required to be treated as imputed interest under Section 483 of the Code shall be so treated) unless otherwise required by a change in law after the date hereof or pursuant to a “determination” (as defined in Section 1313(a) of the Code) after a challenge to such characterization that is initiated by a taxing authority. The parties agree that in no event will the right to receive any Earnout Shares be evidenced by negotiable certificates of any kind, and no party will take any action to make such rights readily marketable.

(h)           In no event shall the shares of Acquiror Class A Common Stock issued as part of the Per Share Earnout Consideration (including as required to be issued to the Pre-Closing Stockholders and the Pre-Closing Optionholders or issuable to Restricted Stockholders or Company RSU Holders under this Section 3.07) exceed 12,500,000 shares in the aggregate.

(i)            To the extent that any Stockholder Earnout Shares are payable to any Restricted Stockholder with respect to Company Restricted Stock then such Stockholder Earnout Shares shall be payable to the Restricted Stockholder as provided in Section 3.11(a). To the extent any Stockholder Earnout Shares are payable to any Company RSU Holder prior to the date the Company RSU vests, then such Earnout Shares shall be delivered to the Company RSU Holder when the corresponding Company RSU so vests. Any such Earnout Share that does not vest because the corresponding Company RSU does not vest shall be forfeited and such forfeited Earnout Share will not be issued and shall be available for grant pursuant to the Incentive Equity Plan.

Section 3.08          Withholding Rights. Notwithstanding anything in this Agreement to the contrary, Acquiror, First Merger Sub, Second Merger Sub, the Company, the Surviving Corporation, the Surviving Entity, the Exchange Agent and their respective Affiliates and Representatives shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld in connection with such payment under applicable Law. Prior to making any deduction or withholding in respect of amounts payable to any Pre-Closing Stockholder in connection with this Agreement (other than any deduction or withholding (i) in respect of any payments compensatory in nature for U.S. federal income tax purposes, (ii) in respect of backup withholding under Section 3406 of the Code or (iii) attributable to the Company’s failure to deliver the certification and notice required under Section 7.05), Acquiror shall use commercially reasonable efforts to provide or cause to be provided prior notice of such deduction or withholding to the applicable Pre-Closing Stockholder as soon as reasonably practicable, and all parties shall use commercially reasonable efforts to cooperate to reduce or eliminate any applicable withholding. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority consistent with the terms of this Section 3.08, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Any amounts so withheld shall be timely remitted to the applicable Governmental Authority.

Section 3.09          Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, shares of Company Stock issued and outstanding immediately prior to the First Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who is entitled to demand and has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares of Company Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into, and the holders thereof shall have no right to receive a portion of the Closing Share Consideration, Aggregate Earnout Consideration and Closing Cash Consideration that would otherwise be attributable to such holder of Company Stock, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the First Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Stock shall thereupon be deemed to have been converted as of the First Effective Time into the right to receive a portion of the Closing Share Consideration, Aggregate Earnout Consideration and Closing Cash Consideration in accordance with Section 3.02 without interest thereon, upon transfer of such shares in the manner provided in Section 3.03. At the First Effective Time, (a) all Dissenting Shares shall be cancelled, extinguished and cease to exist and (b) the holders of Dissenting Shares shall be entitled to only such rights as may be granted to him, her or it under the DGCL. The Company shall provide Acquiror prompt written notice of any demands received by the Company for appraisal of shares of Company Stock, any waiver or withdrawal of any such demand, and any other demand, notice, communication or instrument delivered to the Company prior to the First Effective Time that relates to such demand, and Acquiror shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Acquiror (which consent shall not be unreasonably conditioned, withheld, delayed or denied), the Company shall not make any payment with respect to, or settle, or offer to settle, any such demands, or agree to do any of the foregoing.

Section 3.10          Taking of Necessary Action; Further Actions. If, at any time after the First Effective Time or the Second Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation following the First Merger and the Surviving Entity following the Second Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, First Merger Sub and Second Merger Sub, the officers and directors or members, as applicable, (or their designees) of the Company, First Merger Sub and Second Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Section 3.11           Treatment of Restricted Stock and Company RSUs.

(a)           Notwithstanding anything contained in this Agreement to the contrary, no portion of the Per Share Merger Consideration shall be payable to any Restricted Stockholder unless and until the Restricted Stockholder executes and delivers a Restricted Stock Agreement (“Restricted Stock Agreement”) agreeing that any portion of the Per Share Merger Consideration payable with respect to Company Restricted Stock (“Restricted Stock Consideration”) shall be subject to the same vesting and forfeiture terms as the Restricted Stock on which such Per Share Merger Consideration was paid. Additionally, all Restricted Stock Consideration shall not be delivered to the applicable Restricted Stockholder until the Restricted Stock Consideration vests or the Restricted Stockholder returns an executed and non-revocable Restricted Stock Agreement. The Restricted Stock Consideration will be delivered to the Restricted Stockholder, less any applicable withholdings as soon as practicable following vesting in the Restricted Stock Consideration. In the event any shares of Acquiror Class A Common Stock constituting any Restricted Stock Consideration are forfeited, then any such shares may be cancelled or held as treasury stock and shall be added to the shares available for future grants pursuant to the Incentive Equity Plan.

(b)           As of immediately prior to the First Effective Time, by virtue of the First Merger and without any action on the part of the holders thereof, each Company RSU that is then outstanding shall be assumed and converted into (i) an award of restricted stock units (an “Acquiror RSU”) covering a number of Acquiror Class A Common Stock equal to the product of (A) the total number of shares of Company Common Stock subject to such Company RSU and (B) the Exchange Ratio, and rounding the resulting number down to the nearest whole share and (ii) and the right to receive a number of Earnout Shares in accordance with Section 3.07. Each such Acquiror RSU as so assumed and converted shall be subject to the same terms and conditions as applied to the Company RSU immediately prior to the First Effective Time (including vesting conditions) except to the extent such terms or conditions are rendered inoperative by the Transactions.

Article IV.
CLOSING TRANSACTIONS

Section 4.01          Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Transactions (the “Closing”) shall take place (a) electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) commencing as promptly as practicable (and in any event no later than 10:00 a.m. Eastern Time on the third Business Day) following the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article X (other than those conditions that by their terms or nature are to be satisfied at the Closing; provided that such conditions are satisfied or (to the extent permitted by applicable Law) waived at the Closing), or (b) at such other place, time or date as Acquiror and the Company may mutually agree in writing. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

Section 4.02          Closing Statements.

(a)           Acquiror Closing Statement. No later than five Business Days prior to the Closing Date, Acquiror shall prepare and deliver to the Company a written statement (the “Acquiror Closing Statement”) setting forth its good faith estimate and calculation of: (a) the aggregate amount of cash in the Trust Account (prior to giving effect to the Acquiror Stockholder Redemption) and the PIPE Investment proceeds received and to be received by Acquiror prior to the Closing; (b) the aggregate amount of all payments required to be made in connection with the Acquiror Stockholder Redemption; (c) the Available Closing Acquiror Cash resulting therefrom; (d) the number of shares of Acquiror Common Stock to be outstanding as of the Closing after giving effect to the Acquiror Stockholder Redemption and the issuance of shares of Acquiror Common Stock pursuant to the Subscription Agreements; (e) the number of shares of Acquiror Common Stock that may be issued upon the exercise of all Acquiror Warrants issued and outstanding as of the Closing after giving effect to the PIPE Investment and the exercise prices therefor; and (f) the Acquiror Transaction Expenses as of such date, in each case, including a detailed itemization of the components thereof and reasonable supporting documentation and detail therefor. The Acquiror Closing Statement and each component thereof shall be prepared and calculated in accordance with the definitions contained in this Agreement. From and after delivery of the Acquiror Closing Statement and through the Closing Date, (1) Acquiror shall promptly provide to the Company any changes to the Acquiror Closing Statement (including any component thereof) (the “Updated Acquiror Closing Statement”), and (2) the Company shall have the right to review and comment on such calculations and estimates, Acquiror shall consider in good faith any such comments made by the Company, and the Company and Acquiror shall cooperate with each other through the Closing Date and use good faith efforts to resolve any differences regarding the calculations and estimates contained in the Updated Acquiror Closing Statement (and any updates or revisions as may be agreed to by the Company and Acquiror shall be included in the Updated Acquiror Closing Statement). Acquiror shall, and shall cause its Representatives to, (i) reasonably cooperate with the Company and its Representatives to the extent related to the Company’s review of the Acquiror Closing Statement and Updated Acquiror Closing Statement and the calculations and estimates contained therein (including engaging in good faith discussions related thereto) and (ii) provide access to personnel, books, records and other information during normal business hours to the extent related to the preparation of the Acquiror Closing Statement and Updated Acquiror Closing Statement and reasonably requested by the Company or its Representatives in connection with such review; provided that, the Company shall not, and shall cause its Representatives to not, unreasonably interfere with the business of Acquiror and its Subsidiaries in connection with any such access.

(b)           Company Closing Statement. No later than three Business Days prior to the Closing Date, the Company shall deliver to Acquiror a written statement (the “Company Closing Statement”) setting forth its good faith calculation of (i) the amount of Company Transactions Expenses, together with instructions that list the applicable bank accounts designated to facilitate payment by Acquiror of the amounts thereunder and all relevant supporting documentation used by the Company in calculating such amounts, (ii) (A) the Closing Merger Consideration, (B) the Closing Cash Consideration, and (C) the Closing Share Consideration, in each case, based upon the foregoing and the amounts contained in the Acquiror Closing Statement, and (iii) a capitalization table and allocation schedule, setting forth, for each Pre-Closing Stockholder, (A) the name, address, email address and wire transfer information of such Pre-Closing Stockholder, (B) the number and class of Equity Securities of the Company owned by each Pre-Closing Stockholder, (C) the portion of the Total Pre-Closing Stockholder Consideration and Aggregate Earnout Consideration allocated to each Pre-Closing Stockholder (other than Restricted Stockholders) (divided into the portion of the Closing Share Consideration and Aggregate Earnout Consideration (as a percentage) payable to such Pre-Closing Stockholder), (D) on a holder-by-holder and award-by-award basis, each Acquiror Option that will be outstanding as of the Closing, and, with respect to such Acquiror Option, the number of shares of Acquiror Class A Common Stock issuable upon exercise of such Acquiror Option and the exercise price of such Acquiror Option, (E) on a holder-by-holder and award-by-award basis, each Vested Company Option, the number of shares of Company Common Stock subject to the Cancelled Option Portion of each Vested Company Option, the applicable exercise price per share of each Vested Company Option, and the portion of the Closing Cash Consideration applicable to such Vested Company Option, (F) on a holder-by-holder and award-by-award basis, the number of shares of Restricted Stock held by each Restricted Stockholder, and the portion of the Closing Cash Consideration applicable to each Restricted Stockholder (divided into the portion of the Closing Share Consideration and Aggregate Earnout Consideration (as a percentage) payable to such Restricted Stockholder), (G) on a holder-by-holder basis each Company RSU Holder and the number of Company RSUs so held and the maximum number of Earnout Shares to be subject to the Acquiror RSU, assuming all Earnout Shares are earned, and (H) the other information set forth in Section 5.06(b) (the “Allocation Schedule”), in each case, including a detailed itemization of the components thereof, and determined pursuant to the definitions contained in this Agreement.

(c)           Following Acquiror’s receipt of the Company Closing Statement and through the Closing Date, Acquiror shall have the right to review and comment on such calculations and estimates, the Company shall consider in good faith any such comments made by Acquiror, and the Company and Acquiror shall cooperate with each other through the Closing Date and use good faith efforts to resolve any differences regarding the calculation of the items set forth on the Company Closing Statement (and any updates or revisions as may be agreed to by the Company and Acquiror shall be included in the Company Closing Statement, with such Company Closing Statement and all items and amounts set forth therein being final, conclusive, and binding upon, and non-appealable by, the parties hereto). The Company shall, and shall cause its Representatives to, (i) reasonably cooperate with Acquiror and its Representatives to the extent related to Acquiror’s review of the Company Closing Statement and the calculations and estimates contained therein (including engaging in good faith discussions related thereto) and (ii) provide access to personnel, books, records and other information during normal business hours to the extent related to the preparation of the Company Closing Statement and reasonably requested by Acquiror or its Representatives in connection with such review; provided that, Acquiror shall not, and shall cause its Representatives to not, unreasonably interfere with the business of the Company, its Subsidiaries and the Group Companies in connection with any such access.

(d)           Each of the Company Closing Statement (including the Allocation Schedule) and the Acquiror Closing Statement, including the calculations and determinations contained therein, shall be prepared by the Company and the Acquiror, as applicable, in good faith and in accordance with such Party’s Organizational Documents and the applicable definitions contained in this Agreement. Each of Acquiror, First Merger Sub and Second Merger Sub shall be entitled to rely fully (without any duty of inquiry) upon the Company Closing Statement (including the Allocation Schedule) and the Company shall be entitled to rely fully (without any duty of inquiry) upon the Acquiror Closing Statement.

Article V.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter delivered to Acquiror Parties by the Company on the date of this Agreement (the “Company Disclosure Letter”) (each section of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on the face of such disclosure), the Company represents and warrants to Acquiror as follows:

Section 5.01          Corporate Organization of the Company. The Company has been duly incorporated, is validly existing as a corporation and is in good standing under the Laws of the State of Delaware, except as would not be material to the Company. The copies of the certificate of incorporation of the Company certified by the Secretary of the State of Delaware and the bylaws, as in effect on the date hereof, previously made available by the Company to Acquiror are true, correct and complete and are in effect as of the date of this Agreement. The Company has the requisite corporate power and authority to own, operate and lease all of its properties, rights and assets and to carry on its business as it is now being conducted and is duly licensed or qualified and in good standing as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to have such corporate power and authority to own, operate and lease and to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.02          Subsidiaries and Group Companies. The Subsidiaries of the Company and the Group Companies and their respective jurisdictions of incorporation or organization, in each case, as of the date of this Agreement are set forth on Section 5.02 of the Company Disclosure Letter. The Subsidiaries and the Group Companies, have been duly formed or organized, are validly existing and in good standing under the laws of their jurisdiction of incorporation or organization and have the power and authority to own, operate and lease their properties, rights and assets and to conduct their business as it is now being conducted, except as would not be material to the Company, its Subsidiaries or any Group Company, taken as a whole. Each Subsidiary and each Group Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be in good standing or so licensed or qualified, except where the failure to be in good standing or so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.03          Due Authorization. Other than the Company Stockholder Approval by the Requisite Company Stockholders, the Company has the requisite corporate power and authority to execute and deliver this Agreement and each Transaction Agreement to which it is or will be a party and (subject to the approvals described in Section 5.05 of the Company Disclosure Letter) to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of the Company and, other than execution and delivery of the Company Stockholder Approval by the Requisite Company Stockholders, no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or such Transaction Agreements or the Company’s performance hereunder or thereunder. This Agreement has been, and each such Transaction Agreement (when executed and delivered by the Company) will be, duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement to which the Company is or will be a party, constitutes or will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law (the “Enforceability Exceptions”).

Section 5.04          No Conflict. The execution, delivery and performance of this Agreement and each Transaction Agreement to which the Company is or will be a party by the Company and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of, or result in the breach of or default under, the Governing Documents of the Company, any of its Subsidiaries or the Group Companies, (b) violate any provision of, or result in the breach of or default by the Company under any applicable Law or Governmental Order, (c) require any consent, waiver or other action by any Person under, violate, or result in a breach of, constitute a default under, result in the acceleration, cancellation, termination or modification of, or create in any party the right to accelerate, terminate, cancel or modify, the terms, conditions or provisions of any Material Contract or Lease, (d) result in the creation of any Lien (except Permitted Liens) upon any of the material properties, rights or assets of the Company, its Subsidiaries or any of the Group Companies, or (e) constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination, acceleration, modification, cancellation or creation of a Lien (except for Permitted Liens) or (f) result in a violation or revocation of any license, permit or approval from any Governmental Authority or other Person, except, in each case of clauses (b) through (f), for such violations, conflicts, breaches, defaults or failures to act that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.05          Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Acquiror Parties contained in this Agreement, no action by, notice to, consent, approval, waiver, permit or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Company or any of its Subsidiaries with respect to the Company’s execution, delivery and performance of this Agreement and the consummation of the Transactions, except for (i) applicable requirements of the HSR Act and Securities Law, (ii) the filing of the First Certificate of Merger in accordance with the DGCL and the filing of the Second Certificate of Merger in accordance with the DLLCA and (iii) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to perform or comply with on a timely basis any material obligation of the Company under this Agreement or to consummate the Transactions in accordance with the terms hereof.

Section 5.06          Current Capitalization.

(a)          The authorized capital stock of the Company consists of (1) 20,000 uncertificated shares of Company Common Stock, of which 100 shares are outstanding as of the date hereof and (2) 20,000 uncertificated shares of Company Preferred Stock, of which 11,451 are outstanding and convertible into 114,510 shares of Company Common Stock as of the date hereof. The outstanding shares of capital stock contemplated by the immediately preceding sentence (A) constitute, as of the date hereof, all of the outstanding shares of capital stock of the Company and (B) when combined with Interim Period issuances of shares of Company Common Stock, will constitute, as of the Closing, all of the outstanding shares of capital stock of the Company. All of the outstanding shares of capital stock or other equity interests of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance in all material respects with applicable Securities Law.

(b)           As of the date hereof, 15,743 shares of Company Common Stock are issuable pursuant to outstanding Company Options granted prior to the date of this Agreement. Section 5.06(b) of the Company Disclosure Letter sets forth a complete and accurate list, as of June 25, 2021, (i) of all the holders of capital stock (including the number of shares owned by such person), warrants (including the number of shares of Company Common Stock underlying such warrants and the exercise price thereof) and equity awards of the Company and (ii) of all the holders of outstanding Company equity awards, including, on an award-by-award basis, the type of award, the name of the holder, the number of shares of Company Common Stock underlying the award, including the cumulative number of shares underlying vested awards, the vesting schedule, where applicable, and the exercise price, where applicable. All Company Options are evidenced by award agreements in substantially the forms previously made available to Acquiror, and no Company Option is subject to terms that are materially different from those set forth in such forms. Each Company Option, was validly granted or issued and properly approved by, the board of directors of the Company (or appropriate committee thereof). Other than as set forth in this Section 5.06 or on Section 5.06 of the Company Disclosure Letter, there are (i) no subscriptions, calls, options, warrants, rights (including preemptive rights), puts or other securities convertible into or exchangeable or exercisable for Company Stock or, or other equity interests in, the Company, or any other Contracts to which the Company is a party or by which the Company or any of its assets or properties are bound obligating the Company to issue or sell any shares of capital stock of, other equity interests in or debt securities of, the Company, (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in the Company, (iii) as of the date hereof, (A) no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any securities or equity interests of the Company and (B) no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the Company’s stockholders may vote, (iv) no shareholders agreements, voting agreements, proxies, registration rights agreements or other similar agreements relating to the Company’s equity interests to which the Company is a party and (v) as of the date hereof, no shares of common stock, preferred stock or other equity interests of the Company issued and outstanding.

Section 5.07          Capitalization of Subsidiaries and the Group Companies.

(a)           Section 5.07(a) of the Company Disclosure Letter sets forth, as of the date hereof, the capitalization of each of the Company’s Subsidiaries and the Group Companies. The outstanding shares of capital stock or other equity interests of each of the Company’s Subsidiaries and the Group Companies have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance in all material respects with applicable Securities Law. Except as set forth on Section 5.07(a) of the Company Disclosure Letter, as of the date hereof, all of the outstanding ownership interests in each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any Liens (other than the restrictions under applicable Securities Laws, transfer restrictions existing under the terms of the Governing Documents of such Subsidiary or Group Company, and Permitted Liens) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such ownership interests) and have not been issued in violation of preemptive or similar rights.

(b)           Except as set forth on Section 5.07(b) of the Company Disclosure Letter, there are no outstanding (i) securities of the Company, any of its Subsidiaries or any Group Company convertible into or exchangeable for ownership interests in any Subsidiary of the Company, or Group Company as applicable, (ii) obligations, options, warrants or other rights (including preemptive rights), commitments or arrangements to acquire from the Company, any of its Subsidiaries or any Group Company, or other obligations or commitments of the Company, any of its Subsidiaries or any Group Company to issue, sell or otherwise transfer, any ownership interests in, or any securities convertible into or exchangeable for any ownership interests in, any Subsidiary of the Company or any Group Company or (iii) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any ownership interests in, any Subsidiary of the Company or any Group Company (the items in clauses (i)  ̶ (iii), in addition to all ownership interests of the Company’s Subsidiaries and the Group Companies, being referred to collectively as the “Company Subsidiary Securities”). Except as set forth on Section 5.07(b) of the Company Disclosure Letter, there are no (x) voting trusts, proxies, equityholders agreements or other similar agreements or understandings to which any Subsidiary of the Company is a party or by which any Subsidiary of the Company is bound with respect to the voting or transfer of any shares of capital stock of such Subsidiary, or (y) obligations or commitments of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities or make payments in respect of such shares, including based on the value thereof, or to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. Except for the Company Subsidiary Securities, neither the Company, any of its Subsidiaries, nor any Group Company owns any equity, ownership, profit, voting or similar interest in or any interest convertible, exchangeable or exercisable for, any equity, profit, voting or similar interest in, any Person.

Section 5.08          Financial Statements.

(a)           Attached as Section 5.08(a) of the Company Disclosure Letter hereto are true and complete copies of (i) the audited consolidated balance sheets of the Company, its Subsidiaries and the Group Companies as of December 31, 2020 and December 31, 2019 and the related audited consolidated statements of operations, cash flows and shareholders’ equity for the years ended December 31, 2020, 2019 and the period from September 20, 2018 through December 31, 2018 (Successor Period) and the period from January 1, 2018 through September 19, 2018 (Predecessor Period), together with the auditor’s reports thereon (the “Annual Financial Statement”) and (ii) the unaudited consolidated balance sheets of the Company, its Subsidiaries and the Group Companies as of March 31, 2021, and the related unaudited consolidated statements of operations, cash flows and shareholders’ equity for the three months ended March 31, 2021 (the “Unaudited Financial Statements” and, together with the Annual Financial Statements, the “Financial Statements”).

(b)           The Financial Statements (i) have been prepared from, and accurately reflect in all material respects, the books and records of the Company, its Subsidiaries and the Group Companies in accordance with GAAP, (ii) present fairly, in all material respects, the consolidated financial position, results of operations, income (loss), cash flows and changes in shareholders’ equity of the Company, its Subsidiaries and the Group Companies as of the dates and for the periods indicated in such Financial Statements in conformity with GAAP consistently applied in all material respects throughout the periods covered thereby (except, in the case of the Unaudited Financial Statements, for the absence of footnotes and other presentation items and normal year-end adjustments) and (iii) when delivered by the Company for inclusion in the Registration Statement for filing with the SEC following the date of this Agreement in accordance with Section 9.02, will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof.

(c)           The Company, its Subsidiaries and the Group Companies have established and maintained systems of internal controls sufficient to provide reasonable assurance (i) that transactions, receipts and expenditures of the Company, its Subsidiaries and the Group Companies are being executed and made only in accordance with appropriate authorizations of management of such entity, (ii) that transactions are recorded as necessary to permit the preparation of financial statements in accordance with GAAP, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company, its Subsidiaries and the Group Companies and (iv) that accounts, notes and other receivables and inventory are recorded accurately. The books and records of the Company, its Subsidiaries and the Group Companies have been kept and maintained all material respects in accordance with applicable Laws.

(d)           Any Taxes or Tax liabilities that relate to a Pre-Closing Tax Period that are not yet due and payable (i) for periods covered by the Financial Statements have been properly accrued and adequately disclosed on the Financial Statements in accordance with GAAP, and (ii) for periods not covered by the Financial Statements have been properly accrued on the books and records of the Company, its Subsidiaries and the Group Companies in accordance with GAAP.

Section 5.09          Undisclosed Liabilities. As of the date hereof, neither the Company nor any of its Subsidiaries or the Group Companies has any liability, debt or obligation, whether accrued, contingent, absolute, determined, determinable or otherwise, required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities, debts or obligations (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet in the ordinary course of business of the Company, its Subsidiaries and any Group Company consistent with past practice that are not, individually or in the aggregate, material to the Company, its Subsidiaries or any Group Company, taken as a whole, (c) arising under this Agreement and/or the performance by the Company of its obligations hereunder, including the Company Transaction Expenses, or (d) disclosed on Section 5.09 of the Company Disclosure Letter.

Section 5.10          Litigation and Proceedings. Except as set forth on Section 5.10 of the Company Disclosure Letter there are no, and in the preceding three year period there has not been any, material Actions pending or, to the knowledge of the Company, threatened (in writing) (a) against the Company, any of its Subsidiaries or any Group Company, or any of its respective operations, properties, rights or assets or (b) related to the consummation of the transactions contemplated hereby. Except as set forth on Section 5.10 of the Company Disclosure Letter there is no Governmental Order imposed upon or, to the knowledge of the Company, threatened (in writing) against the Company, any of its Subsidiaries or any Group Company, or any of their respective operations, properties, rights or assets, or that would prevent, enjoin, alter or delay the transactions contemplated hereby. There is no unsatisfied judgment or any open injunction binding upon the Company, any of its Subsidiaries or any Group Company, which, if determined adversely, would individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement.

Section 5.11          Compliance with Laws. Except as would not reasonably be expected to have, individually or in the aggregate, material to the Company, its Subsidiaries or any Group Company, taken as a whole, and except (i) with respect to compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 5.21), and compliance with Tax Laws (which are the subject of Section 5.15) and compliance with Healthcare Laws (which are the subject of Section 5.28) and (ii) the Company, its Subsidiaries and the Group Companies are, and since December 31, 2017 have been, in compliance with all applicable Laws and Governmental Orders (including COVID-19 Measures). Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company, its Subsidiaries or any Group Company, taken as a whole, since December 31, 2017 through the date hereof, (a) neither the Company nor any of its Subsidiaries nor any Group Company has received any written notice of any violations of applicable Laws, Governmental Orders or Permits. Since December 31, 2017, no charge, claim, assertion or Action of any violation of any Law, Governmental Order or material Permit by the Company or any of its Subsidiaries has been threatened in writing against the Company, its Subsidiaries or any Group Company. No material investigation or review by any Governmental Authority with respect to the Company, any of its Subsidiaries or any Group Company is pending or, to the knowledge of the Company, threatened in writing, and no such investigations have been conducted by any Governmental Authority since December 31, 2017, other than those the outcome of which did not, individually or in the aggregate, result in material liability to the Company, its Subsidiaries or any Group Company.

Section 5.12          Contracts; No Defaults.

(a)           Except for the Leases and Company Benefit Plans set forth on Section 5.13(a) of the Company Disclosure Letter, Section 5.12(a) of the Company Disclosure Letter sets forth a true, complete and accurate list of all of the following Contracts to which as of the date of this Agreement, the Company and/or any of its Subsidiaries or any Group Company is a party or is otherwise bound:

(i)           Contracts with any Material Supplier;

(ii)           each Contract that requires aggregate future payments to the Company, its Subsidiaries or any Group Company in excess of $1,500,000 in any calendar year, including the Group Companies’ 10 largest Payors in the aggregate (in terms of the Group Companies’ gross collections during the fiscal year ended December 31, 2020) (collectively, “Material Payors”);

(iii)          each Contract that grants to any Person (other than the Company, its Subsidiaries or the Group Companies) (A) any “most favored nation” provisions or other price guarantees for a period greater than one year with respect to such payments described in clause (A), or (B) material non-competition, non-solicitation or no-hire provisions imposed on the Company, its Subsidiaries or any Group Company;

(iv)          (x) Contracts (including letters of intent) entered into since December 31, 2017 with respect to mergers, acquisitions or sales of any Person or other material business unit or division thereof by the Company, any of its Subsidiaries or any Group Company (each an “M&A Contract”), or (y) M&A Contracts in which the Company, any of its Subsidiaries or any Group Company have any material ongoing obligations or liabilities, including deferred purchase price payments, earn-out payments or indemnification obligations;

(v)          Contracts establishing partnerships, joint ventures, strategic alliances or other collaborations, in each case, that are material to the Company, its Subsidiaries or for any Group Company, taken as a whole;

(vi)         each Contract with Governmental Authorities in each case, that is material to the Company, its Subsidiaries or for any Group Company, taken as a whole;

(vii)        each Contract under which the Company, its Subsidiaries or any Group Company has (A) created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness, (B) granted a Lien on its assets, whether tangible or intangible, to secure any Indebtedness, or (C) extended credit to any Person (other than (1) intercompany loans and advances and (2) customer payment terms in the ordinary course of business);

(viii)       Contracts that relate to the settlement or final disposition of any material Action within the last three years pursuant to which the Company or any of its Subsidiaries has ongoing obligations or liabilities, in each case, in excess of $1,500,000;

(ix)          each Contract to which the Company, any of its Subsidiaries or any Group Company is a party whereby the Company or any of its Subsidiaries (A) has granted any Person any license, immunity or other rights to a third party in or to any Owned Intellectual Property (other than non-exclusive licenses granted by or to customers in the ordinary course of business) or (B) is granted a license, immunity or other rights from a third party in or to any Intellectual Property (other than (x) licenses to open source software, and non-exclusive licenses in respect of commercially available off-the-shelf software on standard terms), (y) invention assignment agreements with current and former employees, consultants, and independent contractors of the Company and its Subsidiaries and (z) employment agreements with any current or former employee;

(x)           Contracts with any Group Company, or with any officer, director, manager, stockholder, member of an Affiliate of the Company, any of its Subsidiaries, any Group Company or any of their respective relatives or Affiliates (“Affiliate Agreements”) (other than the Company, any of the Company’s Subsidiaries or any Group Company) (excluding employee confidentiality and invention assignment agreements, equity or incentive equity documents, Governing Documents, employment agreements, Contracts set forth under Section 5.12(a)(ix) or Section 5.13(a) of the Company Disclosure Letter and offer letters for at-will employment set forth on Section 5.13(a) of the Company Disclosure Letter);

(xi)          employment, severance, consulting, and similar Contracts with each current executive, officer, director, employee or independent contractor of the Company, its Subsidiaries or any Group Company providing for an annual base salary in excess of $200,000 which is not terminable at-will without any further liability to the Company, its Subsidiaries or any Group Company;

(xii)         any corporate integrity agreements, settlement and other similar agreements with Governmental Authorities;

(xiii)        each employee collective bargaining agreement or similar Contract between the Company, any of the Company’s Subsidiaries or any Group Company, on the one hand, and any labor union or other body representing employees of the Company, any of the Company’s Subsidiaries or any Group Company, on the other hand; and

(xiv)        any Contract pursuant to which any Person provides management services to any Group Company or pursuant to which any Group Company provides management services to any other Person.

(b)           All of the foregoing set forth on Section 5.12(a) of the Company Disclosure Letter, including all amendments and modifications thereto, are sometimes collectively referred to as “Material Contracts.” The Company has furnished or otherwise made available to Acquiror true, complete and correct copies of all Material Contracts. Each Material Contract sets forth the entire agreement and understanding between the Company and/or its Subsidiaries and the other parties thereto, including a Group Company. Each Material Contract is valid, binding and in full force and effect (subject to the Enforceability Exceptions and assuming such Material Contract is a valid and legally binding obligation of the counterparty thereto). None of the Company, its Subsidiaries nor, to the knowledge of the Company, any other party thereto, including a Group Company, is in default or violation of any Material Contract in any material respect. There is no event or condition that exists that constitutes or, with or without notice or the passage of time or both, would constitute any such default or violation by the Company, its Subsidiaries or, to the knowledge of the Company, any other party thereto, including a Group Company, or give rise to any acceleration of any obligation or loss of rights or any right of termination of a Material Contract. Since December 31, 2017, neither the Company nor any of its Subsidiaries or the Group Companies has received any notice or request, in each case, in writing, on behalf of any other party to a Material Contract to terminate, cancel or not renew such Material Contract, or to renegotiate any material term thereof that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or alleging or disputing any breach or default under such Material Contract.

Section 5.13          Company Benefit Plans.

(a)           Section 5.13(a) of the Company Disclosure Letter sets forth a true and complete list of each Company Benefit Plan. For purposes of this Agreement, “Company Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any material equity compensation, severance, retirement, retention, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, and all other fringe benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, in each case, (a) which are contributed to (or required to be contributed to), sponsored by or maintained by the Company, any of its Subsidiaries or any of the Group Companies for the benefit of any current or former employee, officer, director or individual consultant of the Company, its Subsidiaries or the Group Companies (the “Company Employees”) or (b) pursuant to which the Company, any of its Subsidiaries or any of the Group Companies could have any liability, other than any multiemployer pension plans (as defined in Section 3(37) of ERISA or Section 4001(a)(3) of the Code).

(b)          With respect to each Company Benefit Plan, the Company has delivered or made available to Acquiror true, correct and complete copies of (i) each Company Benefit Plan, including all amendments thereto and any current trust agreement or other funding instrument relating to such plan, (ii) the most recent summary plan description, if any, required under ERISA with respect to such Company Benefit Plan, (iii) the most recent annual report on Form 5500 and all attachments with respect to each Company Benefit Plan (if applicable), (iv) the most recent actuarial valuation (if applicable) relating to such Company Benefit Plan, (v) the most recent determination or opinion letter, if any, issued by the Internal Revenue Service with respect to any Company Benefit Plan; and (vi) all material communications received from or sent to the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation or any other Governmental Authority (including a written description of any oral communication) within the three last calendar years with respect to any Company Benefit Plan.

(c)           Each Company Benefit Plan has been administered in material compliance with its terms and all applicable Laws, including ERISA and the Code, and all contributions required to be made with respect to any Company Benefit Plan on or before the date hereof have been made. There is no material Action pending or, to the knowledge of the Company, threatened against any Company Benefit Plan or the assets of any Company Benefit Plan (other than routine claims for benefits).

(d)           With respect to each Company Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, such arrangement has, at all times while subject to Section 409A of the Code, been operated in material compliance (including documentary compliance) with, Section 409A of the Code and all applicable guidance thereunder.

(e)           No Company Benefit Plan or other Contract to which the Company, any Subsidiary or any Group Company is a party or otherwise bound provides any Person with a “gross up” or similar payment in respect of any Taxes that may become payable under Sections 409A or 4999 of the Code.

(f)            Each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code (i) has received a favorable determination or opinion letter as to its qualification or (ii) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

(g)            With respect to any Company Benefit Plan, no event has occurred and no condition exists that would subject the Company or its Subsidiaries to any material tax, fine, lien, or penalty imposed by ERISA, the Code or other applicable Law. Neither the Company, any Company Benefit Plan nor, to the knowledge of the Company, any trustee, administrator or other third-party fiduciary and/or party-in-interest thereof, has engaged in any breach of fiduciary responsibility or any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) to which Section 406 of ERISA or Section 4975 of the Code applies and which could subject the Company or any ERISA Affiliate to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code, which, assuming the taxable period of such transaction expired as of the date hereof, could reasonably be expected to result in any material liability to the Company, any of its Subsidiaries or any Group Company.

(h)            Neither the Company nor any of its Subsidiaries or any of the Group Companies has incurred any current or projected material liability in respect of post-employment or post-retirement health, medical, or life insurance benefits for current, former or retired employees of the Company, any of its Subsidiaries or any Group Company, except as required to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other applicable Law.

(i)            None of the Company, its Subsidiaries, the Group Companies nor any of their respective ERISA Affiliates sponsors, maintains or is required to contribute to, or has any outstanding liability for, (i) a multiemployer pension plan (as defined in Section 3(37) of ERISA or Section 4001(a)(3) of the Code) or (ii) a plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code. No Company Benefit Plan is (i) a “multiple employer plan” (within the meaning of the Code or ERISA), (ii) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA) or (iii) a “funded welfare plan” within the meaning of Section 419 of the Code. Neither the Company nor any of its Subsidiaries or any of the Group Companies has, either directly or through an ERISA Affiliate, any liability pursuant to Section 302 or Title IV of ERISA or Section 412 or Section 4971 of the Code. Neither the Company nor any of its Subsidiaries or any Group Company has any liability with respect to any employee benefit plan maintained for the benefit of any employee, officer, director or individual consultant based outside of the United States.

(j)            Except as set forth on Section 5.13(j) of the Company Disclosure Letter, neither the execution and delivery of this Agreement by the Company nor the consummation of the Mergers will (whether alone or in connection with any subsequent event(s)) (i) result in the payment, acceleration, vesting, funding or creation of any compensatory rights of any director, officer or employee of the Company, its Subsidiaries or any Group Company to payments or benefits or increases in any payments or benefits (including any loan forgiveness) under any Company Benefit Plan (or under any arrangement that would be a Company Benefit Plan if in effect as of the date of this Agreement), (ii) result in severance pay or any increase in severance pay upon any termination of employment, (iii) require any contributions or payments to fund any obligations under any Company Benefit Plan, or cause the Company, any of its Subsidiaries or any Group Company to transfer or set aside any assets to fund any Company Benefit Plan, or (iv) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the Closing.

(k)           No amount or benefit that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former employee, officer, or director, other individual service provider or shareholder of the Company or any of its Subsidiaries who is a “disqualified individual” within the meaning of Section 280G of the Code could reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the Transactions.

(l)            Each Company Option has been granted with an exercise price that is intended to be no less than the fair market value of the underlying Company Common Stock on the date of grant, as determined in accordance with Section 409A of the Code.

Section 5.14           Labor Matters.

(a)            Prior to the date of this Agreement, the Company has provided the Acquiror with a complete and accurate identified list of each employee of the Company, its Subsidiaries and the Group Companies as of a date reasonably practicably close to the date of this Agreement, together with (i) each such employee’s respective base salary or wage rate, (ii) current annual bonus opportunity, (iii) current title and work location, and (iv) status as exempt or non-exempt from overtime requirements.

(b)           As of the date of this Agreement, neither the Company nor any of its Subsidiaries or the Group Companies is a party to any collective bargaining agreement or similar agreements with a labor organization. None of the Company Employees are represented by any labor organization or works council with respect to their employment with the Company or any of its Subsidiaries. To the knowledge of the Company, as of the date of this Agreement, (i) there are no activities or proceedings of any labor organization to organize any of the Company Employees, and (ii) there is no, and since December 31, 2017 has been no, material labor dispute or strike, lockout, picketing, material grievances or collective labor disputes, labor-related hand-billing, collective slowdown, concerted and collective refusal to work overtime, or collective work stoppage or similar activity against the Company, any of its Subsidiaries or the Group Companies, in each case, pending or threatened.

(c)           Except as set forth on Section 5.14(c) of the Company Disclosure Letter, no employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other material workforce changes affecting employees of the Company, its Subsidiaries and the Group Companies has occurred since March 1, 2020 or is currently contemplated, planned or announced, including as a result of COVID-19 or any Law, Order, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19. The Company, its Subsidiaries and the Group Companies have not otherwise experienced any material employment-related liability with respect to or arising out of COVID-19 or any Law, Order, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19. Since December 31, 2017, neither the Company, its Subsidiaries nor any Group Company has implemented any plant closings or employee layoffs that would trigger notice obligations under the WARN Act and any similar or local law.

(d)           Each of the Company, its Subsidiaries and the Group Companies are in material compliance with all applicable Laws regarding employment and employment practices (including COVID-19 Measures), including all laws respecting terms and conditions of employment, health and safety, employee classification, non-discrimination, wages and hours, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, “whistle blower” rights, harassment policies, employee leave issues, the proper classification of employees and independent contractors, the proper payment of overtime and minimum wage, classification of employees as exempt and non-exempt, and unemployment insurance, and the Company and its Subsidiaries have not since December 31, 2017 been charged with any unfair labor practice as defined by the National Labor Relations Board or received written notice of any unfair labor practice complaint against it pending before the National Labor Relations Board that remains unresolved.

(e)           Except as otherwise listed on Section 5.14(e) of the Company Disclosure Letter, as of the date hereof, there are no complaints, charges or claims against the Company, its Subsidiaries and the Group Companies pending or, to knowledge of the Company, threatened before any Governmental Authority based on, arising out of, in connection with or otherwise relating to the employment, termination of employment or failure to employ by the Company, its Subsidiaries or the Group Companies, of any individual, except for those complaints, charges or claims which would not, individually or in the aggregate, reasonably be expected to be material to the Company, taken as a whole.

(f)            All material payments due from the Company, any of its Subsidiaries or any of the Group Companies on account of wages or other compensation owed to employees, and employees health and welfare insurance and other benefits, have been paid or properly accrued as a liability on the books of the Company, its Subsidiaries or the Group Companies.

(g)           To the knowledge of the Company, no employee of the Company, any of its Subsidiaries or any of the Group Companies is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, non-competition agreement, restrictive covenant or other obligation to the Company, its Subsidiaries or the Group Companies. To the knowledge of the Company, no senior executive or key employee of the Company, its Subsidiaries or the Group Companies is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, non-competition agreement, restrictive covenant or other obligation to a former employer of any such employee relating (i) to the right of any such employee to be employed by the Company, any of its Subsidiaries or any of the Group Companies or (ii) to the knowledge or use of trade secrets or proprietary information.

(h)           To the knowledge of the Company, no senior executive or other key employee of the Company, any of its Subsidiaries or any Group Company has provided notice of his or her intention to terminate his or her employment as a result of or following the consummation of the transactions contemplated by this Agreement.

Section 5.15       Taxes.

(a)        All material Tax Returns required by Law to be filed by (or on behalf of) the Company, its Subsidiaries and the Group Companies have been timely filed (after giving effect to any valid extensions), and all such Tax Returns are true, correct and complete in all material respects. Neither of the Company nor any of its Subsidiaries or any Group Company is currently the beneficiary of any extension of time within which to file any material Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business.

(b)        All material amounts of Taxes and all material Tax liabilities due and owing by the Company, its Subsidiaries and the Group Companies have been timely paid in full. Since the date of the most recent balance sheet included in the Unaudited Financial Statements neither the Company nor any of its Subsidiaries or any Group Company have incurred any material Tax liability outside the ordinary course of business other than any liabilities incurred in connection with the Transactions.

(c)        All material Taxes that the Company, its Subsidiaries and the Group Companies are (or were) required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other Person have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable. Each of the Company, its Subsidiaries and the Group Companies have complied in all material respects with applicable Law with respect to Tax withholding, including all reporting and record keeping requirements.

(d)        Neither the Company nor any of its Subsidiaries or the Group Companies is currently or has, since January 1, 2018, been engaged in any audit, administrative proceeding or judicial proceeding with respect to Taxes with a taxing authority (and no such audit or proceeding is pending or, to the knowledge of the Company, contemplated). Neither the Company nor any of its Subsidiaries or the Group Companies has received since January 1, 2018 any written notice from a Governmental Authority of a dispute or claim with respect to material amount of Taxes, other than disputes or claims that have since been resolved, and no such claims have been threatened in writing. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material amount of Taxes of the Company or any of its Subsidiaries or the Group Companies and no written request for any such waiver or extension is currently pending.

(e)        Neither the Company nor any of its Subsidiaries or the Group Companies is presently contesting any material Tax liability of the Company or such Subsidiary or Group Company, as applicable, before any taxing authority or other Governmental Authority.

(f)         No written claim has ever been made by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries or the Group Companies does not file Tax Returns that the Company or such Subsidiary or Group Company, as applicable, is or may be subject to material taxation by that jurisdiction.

(g)        Neither the Company nor any of its Subsidiaries or the Group Companies (or any predecessor thereof) has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for Income Tax-deferred treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) since January 1, 2018.

(h)        Neither the Company nor any of its Subsidiaries or the Group Companies (i) has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b), or (ii) has executed or entered into any “closing agreement” or other binding written agreement with respect to material Taxes with a Governmental Authority that created obligations that will bind the Company, its Subsidiaries or the Group Companies after the Closing.

(i)         Except with respect to deferred revenue or prepaid revenues collected by the Company, its Subsidiaries or the Group Companies in the ordinary course of business, neither the Company nor its Subsidiaries or the Group Companies will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non U.S. income Tax Law) entered into prior to the Closing; (B) an intercompany item under Treasury Regulation Section 1.1502-13 or an excess loss account under Treasury Regulation Section 1.1502-19; (C) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (D) election pursuant to Section 108(i) of the Code made prior to the Closing; (E) installment sale or open transaction disposition made prior to the Closing; (F) prepaid amount received prior to the Closing. As of the date hereof, neither the Company nor any of its Subsidiaries or the Group Companies owns (or has previously owned) any interest in a Person treated as a controlled foreign corporation (as defined in Section 957 of the Code) or a specified foreign corporation (as defined in Section 965 of the Code).

(j)         There are no Liens with respect to any material amount of Taxes on any of the assets of the Company, its Subsidiaries or the Group Companies, other than Permitted Liens.

(k)        Neither the Company nor any of its Subsidiaries or the Group Companies has been included in any “consolidated,” “unitary,” or “combined” Tax Return provided for under the Law of the United States, any non-U.S. jurisdiction or any state, province, prefect or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which the Company, its Subsidiaries and/or the Group Companies are the only members).

(l)         Neither the Company nor any of its Subsidiaries has any material liability for the Taxes of any Person (other than the Company, its Subsidiaries or the Group Companies) (i) as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for Tax purposes under any state, local or foreign law (other than a group the common parent of which is the Company); (ii) under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or foreign law), (iii) as a transferee or successor or (iv) by Contract or otherwise (except, in each case, for liabilities pursuant to commercial contracts (or Contracts entered into in the ordinary course of business) not primarily relating to Taxes).

(m)       Neither the Company nor any of its Subsidiaries or the Group Companies is a party to, is bound by, or has any obligation to any Governmental Authority or other Person (other than the Company or its Subsidiaries) under any Tax allocation, Tax sharing, Tax indemnification or similar agreements (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).

(n)        The Company has not knowingly taken any action (nor knowingly permitted any action to be taken), and is not aware of any fact or circumstance (other than any fact or circumstance relating to the value of the Acquiror Class A Common Stock after the date hereof), that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from constituting an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder.

(o)        The Company is not currently, and has not been during the past five years, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(p)        Notwithstanding anything else contained herein to the contrary, the representations and warranties set forth in Section 5.08, Section 5.13 and this Section 5.15 shall be the sole representations and warranties made by the Company pertaining to Tax matters with respect to the Company, its Subsidiaries and the Group Companies in this Agreement.

Section 5.16        Insurance. Section 5.16 of the Company Disclosure Letter sets forth a list of all material policies or programs of self-insurance of property, fire and casualty, product liability, workers’ compensation, directors and officers and other forms of insurance held by, or for the benefit of, the Company or any of its Subsidiaries as of the date hereof (collectively, the “Policies”). True, correct and complete copies or comprehensive summaries of such insurance policies have been made available to Acquiror. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) all of the Policies with respect to policy periods that include the date of this Agreement are in full force and effect and all premiums due and payable for such Policies have been duly paid, (b) neither the Company nor any of its Subsidiaries has received a written notice of cancellation of any of the Policies or of any changes that are required in the conduct of the business of the Company or any of its Subsidiaries as a condition to the continuation of coverage under, or renewal of, any of such Policies (c) neither the Company nor any of its Subsidiaries is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, under the Policies and, to the knowledge of the Company, no such action has been threatened and (d) except as set forth on Section 5.16 of the Company Disclosure Letter there is no claim by the Company or any of its Subsidiaries under any Policy. The Company or its Subsidiaries have reported to their respective insurers all material claims and circumstances known by Company and Subsidiary employees with such reporting responsibilities that would reasonably be likely to give rise to a material claim by the Company or any of its Subsidiaries under any Policy.

Section 5.17        Permits. Except as otherwise set forth in Section 5.17 of the Company Disclosure Letter, (a) since December 31, 2017, each of the Company, its Subsidiaries and each Group Company holds and has held all material licenses, approvals, consents, registrations, accreditations, certifications, franchises, certificates of need, supplier or provider numbers, national provider identifiers and permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted (except with respect to licenses, approvals, consents, registrations and permits required under applicable Environmental Laws (as to which certain representations and warranties are made pursuant to Section 5.21), the “Permits”) and all such Permits have been duly obtained, are current and valid, and are in full force and effect and (b) since December 31, 2017, none of the Company, its Subsidiaries and the Group Companies, are (i) in default or violation of such Permits in any material manner or have received any written statement of material deficiencies, complaint, or notice of material noncompliance, or (ii) to the knowledge of the Company, is the subject of any pending action by a Governmental Authority seeking the revocation, suspension or impairment of any such Permit. Section 5.17(c) of the Company Disclosure Letter lists all Permits issued to or held by each of the Company, its Subsidiaries, and each Group Company.

Section 5.18        Personal Property and Assets. As of the date hereof, the Company, and/or its Subsidiaries and the Group Companies own and have good title to or a valid leasehold, license or similar interest in each item of material tangible personal property reflected on the books of the Company, its Subsidiaries and Group Companies or material to the business of the Company, its Subsidiaries and the Group Companies taken as a whole, free and clear of all Liens other than Permitted Liens.

Section 5.19       Real Property.

(a)        Neither the Company nor any of its Subsidiaries owns, or has ever owned, any real property.

(b)        Section 5.19(b) of the Company Disclosure Letter contains a true, correct and complete list of all real property leased or subleased by the Company or one of its Subsidiaries (the “Leased Real Property”), including the address thereof and the Leases related thereto. The Company has made available to Acquiror true, correct and complete copies of the written leases, subleases, licenses and occupancy agreements (including all written modifications, amendments, supplements, guaranties, extensions, renewals, waivers, side letters and other written agreements relating thereto) for the Leased Real Property to which the Company or any of its Subsidiaries is a party (the “Leases”), and such deliverables comprise all Leases relating to the Leased Real Property. There are no oral arrangements or agreements with respect to the Leased Real Property.

(c)        Each Lease (i) is a legal, valid, binding and enforceable obligation of the Company or its Subsidiary party thereto and, to the knowledge of the Company, the other parties thereto, as applicable, subject to the Enforceability Exceptions, and each such Lease is in full force and effect, (ii) has not been amended or modified except as reflected in the Leases made available to Acquiror and (iii) to the knowledge of the Company, subject to securing the consents or approvals, if any, required under the Leases to be obtained from any landlord, lender or any other third party (as applicable), in connection with the execution and delivery of this Agreement by the Company or the consummation of the transaction contemplated hereby by the Company, upon the consummation of the transactions contemplated by this Agreement, will entitle Acquiror or its Subsidiaries to the use, occupancy and possession (in each case, subject to the terms of the respective Leases in effect with respect to Leased Real Property and the receipt of all required consents related thereto) of the premises specified in the Leases for the purpose specified in the Leases.

(d)        No material default or material breach by (i) the Company or any of its Subsidiaries or (ii) to the knowledge of the Company, any other parties thereto, as applicable, presently exists under any Leases. Neither the Company nor any of its Subsidiaries has received written or, to the knowledge of the Company, oral notice of any material default or material breach under any Lease which has not been cured. To the knowledge of the Company, no event has occurred that, and no condition exists which, with notice or lapse of time or both, would constitute a material default or material breach under any Lease by the Company or any of its Subsidiaries or by the other parties thereto. Neither the Company nor any of its Subsidiaries has subleased or otherwise granted any Person the right to use or occupy any Leased Real Property, or any portion thereof, which is still in effect. Neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in the Leased Real Property. The Company or its Subsidiaries has good and valid leasehold title to each Leased Real Property free and clear of Liens, other than Permitted Liens.

(e)        Neither the Company nor any of its Subsidiaries has received any written notice that remains outstanding as of the date of this Agreement that the current use and occupancy of the Leased Real Property, or any portion thereof, and the improvements thereon (i) are prohibited by any Lien, Law or order other than Permitted Liens or (ii) are in material violation of any of the recorded covenants, conditions, restrictions, reservations, easements or agreements applicable to such Leased Real Property.

(f)         To the knowledge of the Company, the Leased Real Property is in good operating condition (ordinary wear and tear excepted), are suitable in all material respects for the purposes for which they are presently being used and, with respect to each, the Company or one of its Subsidiaries has rights of ingress and egress to the Leased Real Property for operation of the business of the Company and its Subsidiaries in the ordinary course. To the knowledge of the Company, no condemnation proceeding is pending or threatened (in writing) which would preclude or impair the use of any such property by the Company or its Subsidiaries for the purposes for which it is currently used.

Section 5.20       Intellectual Property and IT Security.

(a)        Section 5.20(a) of the Company Disclosure Letter sets forth an accurate list of all Owned Intellectual Property for which applications have been filed or registrations have been obtained, whether in the United States or internationally, as of the date of this Agreement (“Registered Intellectual Property”). Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each item of Registered Intellectual Property is subsisting and has not been abandoned, canceled or otherwise terminated except in the ordinary course of business, and other than in the case of Registered Intellectual Property for which only an application has been filed, is valid or enforceable and (ii) to the knowledge of the Company, all necessary registration, maintenance, renewal and other relevant filing fees due through the date hereof have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining any material Registered Intellectual Property in full force and effect. The Company or one of its Subsidiaries (A) solely and exclusively owns all right, title and interest in and to all Registered Intellectual Property and other Owned Intellectual Property free and clear of any Liens other than Permitted Liens, and (B) has the right to use all other Intellectual Property material to the operation of the business of the Company and its Subsidiaries as presently conducted and contemplated to be conducted following the Closing and contemplated to be conducted following the Closing.

(b)        To the knowledge of the Company, the Company or one of its Subsidiaries has entered into Contracts to use all Intellectual Property other than Owned Intellectual Property used in or necessary for the conduct and operation of the business of the Company and its Subsidiaries as currently conducted (the “Licensed Intellectual Property”).

(c)        To the knowledge of the Company, the Registered Intellectual Property, Owned Intellectual Property and Licensed Intellectual Property (when used within the scope of the applicable license), constitute all of the material Intellectual Property necessary for the Company and its Subsidiaries to conduct their respective business as currently conducted.

(d)        To the knowledge of the Company, (i) the conduct and operation of the business of the Company and its Subsidiaries as currently conducted is not infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person, and have not, at any time after December 31, 2017, infringed, misappropriated or otherwise violated any Intellectual Property rights of any Person, (ii) no third party is infringing, misappropriating, diluting or otherwise violating, or has, at any time after December 31, 2017, infringed, misappropriated, diluted or otherwise violated any of the Owned Intellectual Property, (iii) the Company and its Subsidiaries have not received from any Person at any time after December 31, 2017 (or earlier, for matters that are or become unresolved) any notice that the Company or any of its Subsidiaries is infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person, and (iv) the Company and its Subsidiaries have not, since December 31, 2017, received any notice, and no Action is currently pending, that challenges the validity or enforceability of any Owned Intellectual Property or the Company’s and its Subsidiaries’ right to use or otherwise exploit any Owned Intellectual Property.

(e)        The Company and its Subsidiaries have taken all commercially reasonable efforts to protect the confidentiality of all Trade Secrets in possession of the Company or its Subsidiaries from unauthorized disclosure and use and, to the knowledge of the Company, there has been no unauthorized access to or disclosure of such confidential or proprietary information. All employees, directors, officers, consultants, contractors, agents and other Persons who have contributed to or participated in the creation, conception or development of any Owned Intellectual Property on behalf of the Company or any of its Subsidiaries have entered into a valid written Contract, as part of such Person’s employment, consultancy or engagement to assign all such Owned Intellectual Property to the Company or a Subsidiary to the extent that such Owned Intellectual Property was not assigned to the Company or one of its Subsidiaries by operation of applicable Law. Without limiting the foregoing, no former and current employees, directors, officers, consultants, contractors, agents and other Persons who have contributed to or participated in the conception or development of any Owned Intellectual Property on behalf of the Company or any of its Subsidiaries owns or has any right, claim, interest or option, including the right to further remuneration or consideration, with respect to any Owned Intellectual Property.

(f)         No Software that is owned (or purported to be owned) by the Company or any of its Subsidiaries (the “Company Software”) has been incorporated into or combined with any open source software and subsequently distributed by the Company or any of its Subsidiaries in a manner which requires that such Company Software be licensed under any license that (A) requires the disclosure, distribution or license to any Person of any source code of such Company Software; (B) limits the Company’s or any of its Subsidiaries’ freedom to seek full compensation in connection with marketing, licensing, and distributing the Company Software or (C) allows a customer, or requires that a customer have the right, to decompile, disassemble or otherwise reverse engineer the Company Software. To the knowledge of the Company, all use and distribution of Company Software by or through the Company or any of its Subsidiaries is in full compliance with all licenses applicable thereto, including all copyright notice and attribution requirements. Neither the Company nor any Subsidiary has disclosed, licensed, made available or delivered to any escrow agent or any Person other than (i) third party service providers for the purpose of performing services for the Company or a Subsidiary or (ii) employees, consultants, agents and contractors of the Company, its Subsidiaries or the Group Companies, any of the source code for any Company Software, and no event has occurred that legally required the Company or a Subsidiary to do any of the foregoing. Neither this Agreement, nor any other Transaction Agreement to which the Company or a Subsidiary is a party, nor the consummation of the Transactions will result in the disclosure to a third Person of any source code included in the Company Software.

(g)        The Company, its Subsidiaries and the Group Companies take, and have taken, commercially reasonable actions and measures consistent with industry standards to protect and maintain the security of the Company IT Systems in the possession or control of the Group Companies and Company Software (and all data stored therein or transmitted thereby).

(h)        The Company, one of its Subsidiaries or, to the knowledge of the Company, any Group Company owns or has a valid right to access and use all Company IT Systems necessary for the conduct of their respective businesses as currently conducted. The Company IT Systems (i) have been maintained in accordance with standards set by the manufacturers or otherwise in accordance with prudent industry standards and (ii) operate in all material respects in accordance with their documentation and functional specifications and as necessary to conduct the business as currently conducted. The Company, its Subsidiaries, and, to the knowledge of the Company, the Group Companies have back-up and disaster recovery arrangements designed to enable the continued operation of their businesses in the event of a failure of their material IT Systems that are, in the reasonable determination of the Company, its Subsidiaries and the Group Companies, consistent with commercially reasonable practice in all material respects. Neither the Company IT Systems nor any Company Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” or any other code designed or intended to have any of the following functions: (x) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed or (y) damaging or destroying any data or file without the user’s consent, except, in each case with respect to (x) and (y), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i)         The Company, its Subsidiaries and the Group Companies, have implemented and maintained commercially reasonable privacy policies regarding the handling and security of Personal Information in connection with the operation of its business (the “Privacy Policies”). The Company, its Subsidiaries and the Group Companies are and since December 31, 2017 have been, in material compliance with (i) the Privacy Laws, (ii) applicable Privacy Policies, and (iii) the Company’s contractual obligations with respect to Personal Information and data security (collectively, “Data Protection Requirements”). The Company, its Subsidiaries and the Group Companies, have implemented and maintained commercially reasonable security measures regarding the confidentiality, integrity and availability of IT Systems, Personal Information and sensitive or proprietary information in their possession or under their custody or control. To the knowledge of the Company, any third party who has provided Personal Information to the Company, its Subsidiaries and the Group Companies has done so in compliance in all material respects with applicable Privacy Laws. Since December 31, 2017, there have been no material data breaches or security incidents impacting the confidentiality, integrity and availability of the IT Systems or the data thereon (including Personal Information or sensitive or proprietary information in the possession or control of, or collected, used or processed by or on behalf of the Company, its Subsidiaries or the Group Companies). Since December 31, 2017, the Company, its Subsidiaries and the Group Companies have not received written notice of any claims, investigations, or alleged violations of any Data Protection Requirement or material security incidents, nor have they notified in writing, or been required by any Data Privacy Requirement to notify in writing, any person or entity under any Data Protection Requirement. Since December 31, 2017, each of the Company, its Subsidiaries and, to the knowledge of the Company, each Group Company: (i) has entered into appropriate Business Associate Agreements as required by 45 CFR § 164.502 et seq.; (ii) is in compliance in all material respects with the terms of all such agreements; and (iii) to the knowledge of the Company, no counterparty to any such agreement has materially breached such agreement. Since December 31, 2018, neither the Company, its Subsidiaries nor, to the knowledge of the Company, any Group Company has been subject to a “Breach” of “Unsecured Protected Health Information”, as such terms are defined at 45 C.F.R. § 164.402, which has required notification under HIPAA.

Section 5.21        Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)        the Company, its Subsidiaries and the Group Companies and all of their operations and properties, including the Leased Real Property, are and, except for matters which have been fully resolved, since December 31, 2017 have been, in compliance with all applicable Environmental Laws;

(b)        the Company, its Subsidiaries and the Group Companies hold all Permits, identification numbers and other authorizations required under applicable Environmental Laws to permit the Company and its Subsidiaries to operate their assets in a manner in which they are now operated and maintained and to conduct the business of the Company and its Subsidiaries as currently conducted;

(c)        there are no Actions pending against or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or the Group Companies alleging any violations of or liability under any Environmental Law or any violations or liability concerning any Hazardous Materials, nor to the knowledge of the Company is there any reasonable basis for any such Actions;

(d)        neither the Company nor any of its Subsidiaries or the Group Companies is conducting or financing or is actually or allegedly responsible for conducting or financing any investigation, sampling, monitoring, treatment, remediation, removal, abatement or cleanup of any Hazardous Material at, in, on or under any property, including any Leased Real Property, and to the knowledge of the Company, its Subsidiaries and the Group Companies, no Hazardous Materials are present at, in, on or under the Leased Real Property in violation of or requiring any action under any Environmental Law;

(e)        the Company has made available to Acquiror all environmental reports (including all Phase I and Phase II environmental site assessment reports), studies, and audits relating to any Environmental Law, Hazardous Material or other environmental matter relating to the Company or any of its Subsidiaries or any of the foregoing’s predecessors, the Leased Real Property or any formerly owned, operated or leased or other properties for which the Company or any of its Subsidiaries or Group Companies may be liable, in its custody, possession or control; and

(f)         there is no unresolved written Governmental Order relating to any Environmental Law imposed upon or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or, to the knowledge of the Company, any of their properties, rights or assets.

The representations and warranties of the Company relating to Environmental Laws and Hazardous Materials are contained exclusively in this Section 5.21.

Section 5.22        Absence of Changes. Since April 30, 2021, there has not been any change, development, condition, occurrence, event or effect relating to the Company, its Subsidiaries or any Group Company, that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

Section 5.23        Brokers’ Fees. Except as set forth on Section 5.23 of the Company Disclosure Letter, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar fee, commission or other similar payment in connection with the Transactions based upon arrangements made by the Company, any of its Subsidiaries, any Group Company or any of their respective Affiliates for which Acquiror, the Company or any of the Company’s Subsidiaries has any obligation.

Section 5.24       Business Relationships.

(a)        Section 5.24(a) of the Company Disclosure Letter sets forth a true and correct list of the (i) 10 largest and current vendors, suppliers and service providers to the Company and its Subsidiaries and Group Companies (measured by aggregate spend during the fiscal year ended December 31, 2020) (collectively, the “Material Suppliers”), (ii) the Material Payors, and (iii) the 10 largest Payors for the period from January 1, 2021 until May 31, 2021.

(b)        Except as set forth on Section 5.24(b) of the Company Disclosure Letter, neither the Company nor any Group Company has received any notice or threat in writing from any Material Supplier or Material Payor or other Payor listed on Section 5.24(a) of the Company Disclosure Letter, since January 1, 2020 of any intention to terminate or not renew its business dealings with the Company or its Subsidiaries or any Group Company, or to materially decrease purchasing or selling (as the case may be) services or products to the Company or its Subsidiaries or to any Group Company, or to adversely modify its business dealings with the Company and its Subsidiaries or any Group Company in a way that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, nor has the Company or any Group Company terminated or provided notice of intent to terminate its business dealings with any Material Supplier, Material Payor, or other Payor listed on Section 5.24(a) of the Company Disclosure Letter.

Section 5.25       Related Party Transactions. Except for the Contracts set forth on Section 5.25 of the Company Disclosure Letter, (a) there are no Contracts (excluding Contracts related to (i) employee compensation and other ordinary incidents of employment (including participation in Company Benefit Plans) set forth on Section 5.13(a) of the Company Disclosure Letter and (ii) equity ownership) between the Company, any of its Subsidiaries or any Group Company, on the one hand, and any Affiliate, officer or director of the Company, on the other hand, and (b) none of the officers, directors, managers or Affiliates of the Company or any of its Subsidiaries or any Group Company owns any asset or property (intellectual, real or personal) used in and material to the business of the Company, its Subsidiaries and the Group Companies taken as a whole, except in its capacity as a security holder of the Company.

Section 5.26       Information Supplied. None of the information supplied or to be supplied by the Company, any of the Company’s Subsidiaries or any Group Company specifically in writing for inclusion in the Proxy Statement/Registration Statement will, at the date on which the Proxy Statement/Registration Statement is first mailed to the Acquiror Stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.27       Regulatory Compliance.

(a)        Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Company, any of its Subsidiaries or any Group Company, or, to the Company’s knowledge, any of their Representatives or any other Persons, in each case to the extent acting for and on behalf of any of the Company, any of its Subsidiaries or any Group Company, is or has been, since December 31, 2017, (i) a Person named on any Sanctions Laws-related or Export Control Laws-related list of designated Persons; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions Laws; (iii) an entity owned, directly or indirectly, individually or in the aggregate, 50% or more by one or more Persons described in clauses (i) or (ii); (iv) transacting business with or on behalf of any Person described in clauses (i) – (iii) or any country or territory described in clause (ii) in violation of Sanctions Laws; or (v) otherwise in violation of Sanctions Laws or Export Control Laws.

(b)        Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Company, any of its Subsidiaries or any Group Company, or, to the Company’s knowledge, any of their Representatives or any other Persons, in each case to the extent acting for and on behalf of the Company, any of its Subsidiaries or any Group Company has, since December 31, 2017, (i) made, offered, promised, paid or received any bribes, kickbacks or other similar improper payments to or from any Person or (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate, in each case of clause (i) or (ii), in violation of the Anti-Corruption Laws.

(c)        To the Company’s knowledge, as of the date hereof, (i) there are no pending or threatened in writing Actions, filings, Governmental Orders, inquiries or governmental investigations alleging any such violations of Anti-Corruption Laws, Sanctions Laws or Export Control Laws by the Company, any of its Subsidiaries or to the knowledge of the Company, any Group Company or any of their Representatives or any other Persons, in each case to the extent acting for and on behalf of the Company, any of its Subsidiaries or any Group Company, and (ii) since December 31, 2017, no such Actions, filings, Governmental Orders, inquiries or governmental investigations have been threatened in writing or are pending.

Section 5.28       Healthcare Regulatory Matters.

(a)        Except as set forth on Section 5.28(a) of the Company Disclosure Letter, each of the Company, its Subsidiaries and each Group Company is and has been since December 31, 2017, in compliance in all material respects with all applicable Healthcare Laws. Except as set forth in Section 5.28(a) of the Company Disclosure Letter, since December 31, 2017, none of the Company, Subsidiaries or Group Companies, has received any written, or to Company’s knowledge, oral notice of any investigation or civil, administrative or criminal action or proceeding against it alleging any material failure to comply with applicable Healthcare Laws. Except as set forth in Section 5.28(a) of the Company Disclosure Letter, since December 31, 2017, none of the Company, Subsidiaries or Group Companies: (i) is or has been a party to a corporate integrity agreement with the U.S. Department of Health and Human Services Office of Inspector General (“OIG”), or (ii) has reporting obligations pursuant to any settlement agreement, monitoring agreement, consent decree, order or similar agreement entered into with any Governmental Authority relating to compliance with Healthcare Laws, or (iii) has any material repayment or material overpayment liability identified by any Federal Healthcare Program or under contractual arrangements with other Payors.

(b)        Since the formation of the Company, none of the Company, a Subsidiary, or a Group Company has loaned funds to a physician or physician practice that is owned by, employs, or otherwise engages a health care provider (excluding any Group Company) who has referred to (or arranged or recommended a referral to) the Company, any Subsidiary, or any Group Company any item or service directly or indirectly reimbursed by a Federal Healthcare Program or by any commercial healthcare services payor.

(c)        Since December 31, 2017, none of the Company, Subsidiaries, Group Companies or any of their officers, directors, managers or employees, is or has been: (i) debarred, excluded or suspended from participating in any Federal Healthcare Program, (ii) subject to a civil monetary penalty assessed under Section 1128A of the Social Security Act, or (iii) listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs, the “list of Excluded Individuals/Entities” on the website of the OIG, or similar state equivalent exclusion lists and databases.

(d)        Since December 31, 2017, (i) all clinical studies conducted by the Company, its Subsidiaries or Group Companies, as applicable, are and have been conducted in compliance in all material respects with all applicable Healthcare Laws; and (ii) to the Company’s knowledge, no principal investigator conducting a clinical trial on behalf of the Company, its Subsidiaries or Group Companies, as applicable, has been: (A) debarred under FDA proceedings under 21 U.S.C. § 335a; (B) disqualified under FDA investigator disqualification proceedings; (C) subject to FDA’s Application Integrity Policy; or (D) subject to any enforcement proceeding arising from material false statements to FDA pursuant to 18 U.S.C. § 1001.

(e)        The Company, its Subsidiaries and each of the Group Companies, as applicable, currently and since December 31, 2017, has had privacy and security policies, procedures and safeguards adopted and implemented that materially comply with then-applicable HIPAA requirements (collectively, “HIPAA Policies and Procedures”) and have operated in accordance with such HIPAA Policies and Procedures in all material respects. The Company, its Subsidiaries and Group Companies, as applicable, have performed a security risk analysis that meets the standards set forth at 45 C.F.R. § 164.308(a)(1)(ii)(A) (the “Security Risk Analysis”) in all material respects, and have addressed and remediated all material risks identified in such Security Risk Analysis. The Company, its Subsidiaries and Group Companies, as applicable, have a written and signed business associate agreement that meets the requirements of 45 C.F.R. § 164.504(e)(2) with each Person who is a “business associate” (as defined in 45 C.F.R. § 160.103) of such company. Since December 31, 2017, neither the Company, its Subsidiaries nor any Group Company has received written notice of, and there is no litigation, proceeding (at law or in equity) or, audit, inquiry or investigation pending or, to the knowledge of the Company, threatened with respect to, any alleged “breach” as defined in 45 C.F.R. § 164.402 (a “Breach”), any other violation of HIPAA by the Company, its Subsidiaries or Group Companies or their “workforce” (as defined under HIPAA), or any compliance audit or review related to HIPAA by a Governmental Authority. Since December 31, 2017, no material Breach or other material violation of HIPAA by the Company, its Subsidiaries or Group Companies or their “workforce” or successful “security incident” (as defined in 45 C.F.R. § 164.304) has occurred with respect to “protected health information” (as defined in 45 C.F.R. § 160.103) in the possession or under the control of the members of the Company, its Subsidiaries and Group Companies. The Company, its Subsidiaries and Group Companies have implemented training consistent in all material respects with HIPAA requirements for members of its workforce who have access to protected health information (as defined under HIPAA).

(f)         Since December 31, 2017, each of the Company, Subsidiaries and Group Companies, has, as applicable, timely filed all material regulatory reports, schedules, statements, documents, filings, submissions, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any applicable Governmental Authority. Since December 31, 2017, all such regulatory filings complied in all material respects with applicable Healthcare Laws.

(g)        Except as set forth in Section 5.28(g) of the Company Disclosure Letter, each Company, Subsidiaries and Group Company, has, since December 31, 2017, as applicable: (i) timely filed all material reports and billings required to be filed with respect to each Payor, all of which were prepared in material compliance with all applicable Healthcare Laws governing reimbursement and claims and the binding payment policies of the applicable Payor, (ii) timely paid all known and undisputed overpayments required to be paid, and there is no pending or, to the knowledge of the Company, threatened material appeal, adjustment, challenge, adverse inquiry, audit, or litigation by any Payor with respect to billing practices and reimbursement claims (other than routine audits in the ordinary course of business), and (iii) never been subject to a material audit or examination by a Payor other than in the ordinary course of business. Since December 31, 2017, the Company, Subsidiaries and Group Companies, as applicable, have been in material compliance with conditions of participation, contract, standard, policy, rule, regulation, procedure or other requirement of any Payor. Since December 31, 2017, (i) the Company, Subsidiaries, and Group Companies, as applicable, have implemented billing practices that are in compliance in all material respects with all applicable Healthcare Laws and, to the knowledge of the Company, all applicable Payor written policies and binding rules governing reimbursement and claims, and (ii) have billed Payors consistent with such billing practices in all material respects. Neither the Company, nor any Subsidiary or Group Company has any material appeal currently pending before any Payor.

(h)        To the knowledge of the Company, each of the Company’s, any Subsidiary’s, and Group Company’s officers, directors, personnel (whether employed or engaged as independent contractors), Licensed Professionals and authorized representatives are operating and have operated in compliance, in all material respects, with the Anti-Kickback Statute (42 U.S.C. § 1320a-7b, et seq.), and any similar state law, the Stark Law (42 U.S.C. § 1395nn, et seq., and its implementing regulations, 42 C.F.R. Subpart J), and any similar state law, and any patient brokering law.

(i)         The Company, its Subsidiaries, and the Group Companies, as applicable, have in place compliance programs having the elements of an effective corporate compliance and ethics program consistent in all material respects with U.S.S.G. § 8B2.1 and the compliance guidance published by the Office of Inspector General of the U.S. Department of Health and Human Services.

Section 5.29       Licensed Professionals. Section 5.29 of the Company Disclosure Letter lists all Licensed Professionals currently employed or engaged by Company, any Subsidiary, or any Group Company. To the Company’s knowledge, each Licensed Professional holds all required Permits in good standing required for such Person to perform such Person’s duties within the scope of employment or contract for the Company, Subsidiary or Group Company, as applicable (including healthcare-related or medical services provided to other Persons but arranged by the Group Companies), under the relevant scope of such Person’s licensed practice. To the Company’s knowledge, each Licensed Professional while providing services on behalf of the Company, any Subsidiary, or any Group Company has been appropriately providing services within the relevant scope of practice and under necessary and appropriate supervision, and has entered into and maintained material compliance with all reasonable and necessary collaborative practice, supervision and other similar arrangements. Except as set forth in Section 5.29 of the Company Disclosure Letter, to the Company’s knowledge, since December 31, 2017, no Licensed Professional has been a party or subject to: (i) any material malpractice suit, claim, settlement, settlement allocation, judgment, verdict or decree; (ii) any material disciplinary, peer review or professional review investigation or action instituted by any licensure board, hospital, professional school, health care facility or entity, professional society or association, Payor, or Governmental Authority; (iii) any criminal complaint, indictment or criminal action relating to health care fraud or crimes of moral turpitude; (iv) any unsealed investigation or action, whether administrative, civil or criminal, relating to an allegation of filing false health care claims, or violating anti-kickback or fee-splitting or other Healthcare Laws; (v) any material investigation or action based on any allegation of violating professional ethics or standards, or engaging in illegal activities relating to his or her profession; or (vi) any denial of an application in any state for a Permit as a health care professional, or participation in any Payor contract held by the applicable Group Company.

Section 5.30        No Additional Representations or Warranties. Except as provided in and this Article V, neither the Company nor any of its Affiliates, nor any of their respective directors, managers, officers, employees, equityholders, partners, members or Representatives has made, or is making, any representation or warranty whatsoever to Acquiror Parties or their Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to Acquiror Parties or their Affiliates.

Article VI.
REPRESENTATIONS AND WARRANTIES OF Acquiror PARTIES

Except (a) in respect of the Warrant Accounting Issue (as defined below), (b) as set forth in the disclosure letter delivered by Acquiror Parties to the Company on the date of this Agreement (the “Acquiror Disclosure Letter”) (each section of which qualifies (i) the correspondingly numbered representation, warranty or covenant if specified therein and (ii) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on the face of such disclosure) or (c) in the SEC Reports filed or furnished with the SEC through the date hereof (excluding (a) any disclosures in such SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature and (b) any exhibits or other documents appended thereto), each Acquiror Party represents and warrants to the Company as follows:

Section 6.01       Corporate Organization. Each of Acquiror and First Merger Sub is duly incorporated and is validly existing as a corporation in good standing under the Laws of the State of Delaware and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. Second Merger Sub is duly formed and is validly existing as a limited liability company in good standing under the Laws of the State of Delaware and has the limited liability company power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The copies of the organizational documents of each of the Acquiror Parties previously delivered by Acquiror to the Company are true, correct and complete and are in effect as of the date of this Agreement. Each of the Acquiror Parties is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its respective Governing Documents. Each of the Acquiror Parties is duly licensed or qualified and in good standing as a foreign corporation or foreign limited liability company, as applicable, in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Acquiror Parties to enter into this Agreement or to consummate the Transactions.

Section 6.02       Due Authorization.

(a)        Each of the Acquiror Parties has all requisite corporate or entity power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is or will be a party and (subject to the approvals described in Section 6.05), in the case of Acquiror, upon receipt of the Acquiror Stockholder Approval and the DFP Consent, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly, validly and unanimously authorized by the board of directors or equivalent governing body of the applicable Acquiror Party and, except for the Acquiror Stockholder Approval and the DFP Consent, no other corporate or equivalent proceeding on the part of any Acquiror Party is necessary to authorize this Agreement or such Transaction Agreements or any Acquiror Party’s performance hereunder or thereunder. By Acquiror’s execution and delivery hereof, it has provided all approvals on behalf of equityholders of First Merger Sub and Second Merger Sub required for the Transactions. This Agreement has been, and each such Transaction Agreement to which such Acquiror Party is or will be a party has been or will be, duly and validly executed and delivered by such Acquiror Party and, assuming due and valid authorization and execution by each other Party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement to which such Acquiror Party is or will be a party, constitutes or will constitute a legal, valid and binding obligation of such Acquiror Party, enforceable against each Acquiror Party in accordance with its terms, subject to the Enforceability Exceptions.

(b)        Assuming a quorum is present at the Special Meeting, as adjourned or postposed, the only votes of any of Acquiror’s capital stock necessary in connection with the entry into this Agreement by Acquiror, the consummation of the Transactions, including the Closing, and the approval of the Acquiror Stockholder Matters are as set forth on Section 6.02(b) of the Acquiror Disclosure Letter (such votes, collectively, the “Acquiror Stockholder Approval”).

(c)        At a meeting duly called and held, the board of directors of Acquiror has unanimously: (i) determined that this Agreement and the Transactions are fair to and in the best interests of Acquiror and its stockholders; (ii) determined that the fair market value of the Company and its Subsidiaries is equal to at least 80% of the amount held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) as of the date hereof; (iii) approved the Transactions as a Business Combination; and (iv) resolved to recommend to the stockholders of Acquiror approval of the Transactions.

Section 6.03        No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 6.02 and Section 6.06, the execution, delivery and performance of this Agreement and any other Transaction Agreement to which any Acquiror Party is or will be a party by such Acquiror Party and, upon receipt of the Acquiror Stockholder Approval and the DFP Consent, the consummation of the transactions contemplated hereby or by any other Transaction Agreement do not and will not (a) conflict with or violate any provision of, or result in the breach of the Acquiror Organizational Documents or any organizational documents of any Subsidiaries of Acquiror, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to Acquiror, any Subsidiaries of Acquiror or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which Acquiror or any Subsidiaries of Acquiror is a party or by which any of their respective assets or properties may be bound or affected, or (d) result in the creation of any Lien upon any of the properties or assets of Acquiror or any Subsidiaries of Acquiror, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any of the Acquiror Parties to enter into and perform their respective obligations under this Agreement or any other Transaction Agreement to which any of the Acquiror Parties is or will be a party, as applicable.

Section 6.04        Litigation and Proceedings. There are no pending or, to the knowledge of Acquiror, threatened in writing Actions against any Acquiror Party or any of their respective properties, rights or assets, which, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any of the Acquiror Parties to enter into and perform their respective obligations under this Agreement. There is no Governmental Order imposed upon or, to the knowledge of Acquiror, threatened in writing against any Acquiror Party or any of their respective properties, rights or assets which, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any of the Acquiror Parties to enter into and perform their respective obligations under this Agreement or any other Transaction Agreement to which any of the Acquiror Parties is or will be a party, as applicable. There is no unsatisfied judgment or any open injunction binding upon any Acquiror Party which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any of the Acquiror Parties to enter into and perform its obligations under this Agreement or any other Transaction Agreement to which any of the Acquiror Parties is or will be a party, as applicable.

Section 6.05        Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Company contained in this Agreement, no action by, notice to, consent, approval, waiver, permit or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of any Acquiror Party with respect to such Acquiror Party’s execution, delivery and performance of this Agreement and the Transaction Agreements to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby, except for (i) applicable requirements of the HSR Act and Securities Laws, (ii) the filing of the First Certificate of Merger in accordance with the DGCL and the filing of the Second Certificate of Merger in accordance with the DLLCA, (iii) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Acquiror Party to perform or comply with on a timely basis any material obligation under this Agreement or to consummate the Transactions in accordance with the terms hereof and (iv) as otherwise disclosed on Section 6.05 of the Acquiror Disclosure Letter.

Section 6.06        Financial Ability; Trust Account.

(a)        As of the date hereof, there is at least $230,000,000 invested in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, effective as of March 10, 2020, by and between Acquiror and the Trustee on file with the SEC Reports of Acquiror as of the date of this Agreement (the “Trust Agreement”). Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, Acquiror Organizational Documents and Acquiror’s final prospectus dated March 10, 2020 (the “Final Prospectus”). Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. Acquiror has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the date hereof, there are no claims or proceedings pending with respect to the Trust Account. Since March 10, 2020, Acquiror has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the First Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to the Acquiror Organizational Documents shall terminate, and, as of the First Effective Time, Acquiror shall have no obligation whatsoever pursuant to the Acquiror Organizational Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the Transactions. To Acquiror’s knowledge, as of the date hereof, following the First Effective Time, no stockholder of Acquiror shall be entitled to receive any amount from the Trust Account except to the extent such stockholder shall have elected to tender its shares of Acquiror Class A Common Stock for redemption pursuant to the Acquiror Stockholder Redemption. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Acquiror and, to the knowledge of Acquiror, the Trustee, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the knowledge of Acquiror, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters and there are no Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the SEC Reports to be inaccurate or (ii) entitle any Person (other than stockholders of Acquiror who shall have elected to redeem their shares of Acquiror Class A Common Stock pursuant to the Acquiror Stockholder Redemption or the underwriters of Acquiror’s initial public offering in respect of their Deferred Discount (as defined in the Trust Agreement)) to any portion of the proceeds in the Trust Account.

(b)        As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its respective obligations hereunder, Acquiror has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror on the Closing Date.

(c)        As of the date hereof, Acquiror does not have, or have any present intention, agreement, arrangement or understanding to enter into or incur, any obligations with respect to or under any Indebtedness.

Section 6.07       Brokers’ Fees. Except as set forth on Section 6.07 of the Acquiror Disclosure Letter (including the amounts owed with respect thereto), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the Transactions based upon arrangements made by Acquiror or any of its Affiliates, including the Sponsor.

Section 6.08       SEC Reports; Financial Statements; Sarbanes-Oxley Act; Undisclosed Liabilities.

(a)        Acquiror has filed or furnished in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC under the Securities Act or the Exchange Act since March 10, 2020 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “SEC Reports”). None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of the last such amendment or filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that Acquiror may have improperly accounted for its outstanding warrants as equity instruments and may be required to restate its previously filed financial statements to reflect the classification of its outstanding warrants as liabilities for accounting purposes (the “Warrant Accounting Issue”). The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto in effect at the time of such filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) for the Warrant Accounting Issue, (ii) as may be indicated therein or in the notes thereto and (iii) with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Acquiror as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended. The Acquiror does not have any material off-balance sheet arrangements that are not disclosed in the SEC Reports.

(b)        Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are reasonably designed to ensure that material information relating to Acquiror is made known to Acquiror’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To Acquiror’s knowledge, such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act.

(c)        Acquiror has established and maintained a system of internal controls. To Acquiror’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror’s financial statements for external purposes in accordance with GAAP.

(d)        To the knowledge of the Acquiror, each director and executive officer of Acquiror has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e)        Neither Acquiror (including, to the knowledge of the Acquiror, any employee thereof) nor Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) any claim or allegation regarding any of the foregoing.

(f)         There are no outstanding SEC comments in comment letters received from the SEC with respect to the SEC Reports. To the knowledge of Acquiror, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 6.09       Business Activities.

(a)        Since its incorporation, Acquiror has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Acquiror Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon any Acquiror Party or to which any Acquiror Party is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of any Acquiror Party or any acquisition of property by any Acquiror Party or the conduct of business by any Acquiror Party as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of any Acquiror Party to enter into and perform its obligations under this Agreement. Each of First Merger Sub and Second Merger Sub was formed solely for the purpose of engaging in the Transactions, has not conducted any business prior to the date hereof and will not conduct any business prior to the Closing except for matters incidental to engaging in the Transactions, and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and any Transaction Agreement to which it is or will be a party, as applicable, and the other transactions contemplated by this Agreement and such Transaction Agreements, as applicable.

(b)        Except for First Merger Sub and Second Merger Sub, Acquiror does not own, or have any right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, neither Acquiror nor any of its Subsidiaries has any interests, rights, obligations or liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c)        Except for this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 8.03), Contracts with Acquiror’s counsel, accountants, financial advisors, and consultants related to the Transactions or as set forth on Section 6.09(c) of the Acquiror Disclosure Letter, no Acquiror Party is, and at no time has been, party to any Contract with any other Person that would require payments by any Acquiror Party in excess of $50,000 monthly, $100,000 in the aggregate with respect to any individual Contract or more than $500,000 in the aggregate when taken together with all other Contracts (other than this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 8.03), Contracts with counsel, accountants, financial advisors, and consultants related to the Transactions and Contracts set forth on Section 6.09(c) of the Acquiror Disclosure Letter).

(d)        There is no Indebtedness of or claim or judgment against the Acquiror or any of its Subsidiaries, except for those (i) reflected or reserved for on Acquiror’s consolidated balance sheet for the three months ended March 31, 2021 or disclosed in the notes thereto (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to Acquiror and its Subsidiaries, taken as a whole), (ii) that have arisen since the date of Acquiror’s consolidated balance sheet for the three months ended March 31, 2021 in the ordinary course of the operation of business of Acquiror and its Subsidiaries (other than any such liabilities as are not and would not be, in the aggregate, material to Acquiror and its Subsidiaries, taken as a whole), (iii) disclosed in the Acquiror Disclosure Letter or (iv) incurred in connection with or contemplated by this Agreement and/or the Transactions.

(e)        Since March 31, 2021, (a) there has not been any event or occurrence that has had, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Acquiror to enter into and perform its obligations under this Agreement and (b) except as set forth in Section 6.09(e) of the Acquiror Disclosure Letter, the Acquiror has, in all material respects, conducted its business and operated its properties in the ordinary course of business consistent with past practice.

Section 6.10       Tax Matters.

(a)        All material Tax Returns required by Law to be filed by (or on behalf of) any Acquiror Party have been timely filed (after giving effect to any valid extensions), and all such Tax Returns are true, correct and complete in all material respects. No Acquiror Party is currently the beneficiary of any extension of time within which to file any material Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business.

(b)        All material amounts of Taxes and all material Tax liabilities due and owing by any Acquiror Party have been timely paid in full and for periods not covered by the financial statements of Acquiror have been properly accrued on the books and records of the Acquiror in accordance with GAAP, and since the date of Acquiror’s consolidated balance sheet for the year ended December 31, 2020, no Acquiror Party has incurred any material Tax liability outside the ordinary course of business other than any liabilities incurred in connection with the Transactions.

(c)        All material Taxes that the Acquiror Parties are (or were) required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other Person have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable. Each Acquiror Party has complied in all material respects with applicable Law with respect to Tax withholding, including all reporting and record keeping requirements.

(d)        No Acquiror Party is currently or has, within the past three years, been engaged in any audit, administrative proceeding or judicial proceeding with respect to Taxes by a taxing authority (and no such audit or proceeding is pending or, to the knowledge of the Acquiror Parties, contemplated). No Acquiror Party has received within the last three years any written notice from a Governmental Authority of a dispute or claim with respect to material amount of Taxes, other than disputes or claims that have since been resolved, and no such claims have been threatened in writing. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material amount of Taxes of an Acquiror Party and no written request for any such waiver or extension is currently pending.

(e)        No Acquiror Party is presently contesting any material Tax liability of such Acquiror Party before any taxing authority or other Governmental Authority.

(f)         No written claim has ever been made by any taxing authority in a jurisdiction where an Acquiror Party does not file Tax Returns that such Acquiror Party is or may be subject to material taxation by that jurisdiction.

(g)        Neither Acquiror nor any predecessor thereof has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for Income Tax-deferred treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(h)        No Acquiror Party (i) has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or (ii) has executed or entered into any “closing agreement” or other binding written agreement with respect to material Taxes with a Governmental Authority that created obligations that will bind any Acquiror Party after the Closing.

(i)         No Acquiror Party will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non U.S. income Tax Law) entered into prior to the Closing; (B) an intercompany item under Treasury Regulation Section 1.1502-13 or an excess loss account under Treasury Regulation Section 1.1502-19; (C) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (D) election pursuant to Section 108(i) of the Code made prior to the Closing; (E) installment sale or open transaction disposition made prior to the Closing; or (F) prepaid amount received prior to the Closing. As of the date hereof, no Acquiror Party owns (or has owned) any interest in a Person treated as a controlled foreign corporation (as defined in Section 957 of the Code) or a specified foreign corporation (as defined in Section 965 of the Code).

(j)         There are no Liens with respect to any material amount of Taxes on any of the assets of any Acquiror Party, other than Permitted Liens.

(k)        No Acquiror Party has been included in any “consolidated,” “unitary,” or “combined” Tax Return provided for under the Law of the United States, any non-U.S. jurisdiction or any state, province, prefect or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which the Acquiror Parties are the only members).

(l)         No Acquiror Party has any material liability for the Taxes of any Person (other than the Acquiror Parties) (i) as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for Tax purposes under any state, local or foreign Law (other than a group the common parent of which is Acquiror); (ii) under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or foreign Law), (iii) as a transferee or successor or (iv) by Contract or otherwise (except, in each case, for liabilities pursuant to commercial contracts (or Contracts entered into in the ordinary course of business) not primarily relating to Taxes).

(m)       No Acquiror Party is a party to, is bound by, or has any obligation to any Governmental Authority or other Person (other than the Acquiror Parties) under any Tax allocation, Tax sharing Tax indemnification or similar agreements (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).

(n)        No Acquiror Party has knowingly taken any action (or knowingly permitted any action to be taken), or is aware of any fact or circumstance (other than any fact or circumstance relating to the value of the Acquiror Class A Common Stock after the date hereof), that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from constituting an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder.

(o)        All of the membership interests in Second Merger Sub are owned by Acquiror, and Second Merger Sub is, and has been since formation, disregarded as an entity (within the meaning of Treasury Regulations Section 301.7701-3) separate from Acquiror for U.S. federal income tax purposes.

(p)        Acquiror is not currently and has never been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(q)        Notwithstanding anything else contained herein to the contrary, the representations and warranties set forth in this Section 6.10 shall be the sole representations and warranties made by the Acquiror pertaining to Tax matters with respect to the Acquiror Parties in this Agreement.

Section 6.11           No Outside Reliance. Notwithstanding anything contained in this Article VI or any other provision hereof, Acquiror and its Affiliates and any of its and their respective directors, officers, employees, stockholders, partners, members or representatives, acknowledge and agree that Acquiror has made its own investigation of the Company, its Subsidiaries and the Group Companies and that none of the Company, its Subsidiaries or the Group Companies nor any of their respective Affiliates or any of their respective directors, officers, managers, employees, equityholders, partners, members, agents or representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article V, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Schedules or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by Acquiror or its representatives) or reviewed by Acquiror pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to Acquiror and its Affiliates and any of its and their respective directors, officers, employees, stockholders, partners, members or representatives are not and will not be deemed to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as expressly set forth in of this Agreement.

Section 6.12           Capitalization.

(a)            As of the date hereof, the authorized capital stock of Acquiror consists of 111,000,000 shares of capital stock, including (i) 100,000,000 shares of Acquiror Class A Common Stock, (ii) 10,000,000 shares of Acquiror Class B Common Stock and (iii) 1,000,000 shares of Acquiror Preferred Stock of which (A) 23,000,000 shares of Acquiror Class A Common Stock are issued and outstanding as of the date of this Agreement, (B) 5,750,000 shares of Acquiror Class B Common Stock are issued and outstanding as of the date of this Agreement and (C) no shares of Acquiror Preferred Stock are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Acquiror Class A Common Stock, Acquiror Class B Common Stock, Acquiror Preferred Stock and Acquiror Warrants (1) have been duly authorized and validly issued and are fully paid and nonassessable, (2) were issued in compliance in all material respects with applicable Law, (3) were not issued in breach or violation of any preemptive rights or Contract and (4) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, except as disclosed in the SEC Reports with respect to certain Acquiror Capital Stock held by the Sponsor and the Acquiror D&O Stockholders. As of the date hereof, Acquiror has issued 9,483,334 Acquiror Warrants that entitle the holder thereof to purchase Acquiror Class A Common Stock at an exercise price of $11.50 per share (subject to adjustment) on the terms and conditions set forth in the applicable warrant agreement.

(b)            Immediately prior to the closing of the transactions contemplated by the Subscription Agreements and the completion of the Mergers, the authorized capital stock of Acquiror will consist of 111,000,000 shares of capital stock, including (i) 100,000,000 shares of Acquiror Class A Common Stock, (ii) 10,000,000 shares of Acquiror Class B Common Stock and (iii) 1,000,000 shares of Acquiror Preferred Stock, of which Acquiror has committed to issue 27,500,000 shares of Acquiror Class A Common Stock to the PIPE Investors, and to issue 5,750,000 shares of Acquiror Class A Common Stock upon the conversion of Acquiror Class B Common Stock in accordance with the Stockholder Support Agreement, in each case, as adjusted to give effect to the Pre-Closing Exchange and the issuance of any other Series A Common Equivalent Preferred Stock (including pursuant to the PIPE Investment), and Acquiror will have up to 9,483,334 Acquiror Warrants issued and outstanding, of which up to 3,733,334 will be issued to the Sponsor, which will entitle the holder thereof to purchase Acquiror Class A Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement.

(c)            Except for this Agreement, the Acquiror Warrants, the Subscription Agreements and as contemplated by the Pre-Closing Exchange, as of the date hereof, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Acquiror Capital Stock or any other equity interests of Acquiror, or any other Contracts to which Acquiror is a party or by which Acquiror is bound obligating Acquiror to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Acquiror, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Acquiror. Except as disclosed in the SEC Reports, the Acquiror Organizational Documents, in the Stockholder Support Agreement or as contemplated by the Pre-Closing Exchange, there are no outstanding contractual obligations of Acquiror to repurchase, redeem or otherwise acquire any securities or equity interests of Acquiror. There are no outstanding bonds, debentures, notes or other indebtedness of Acquiror having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Acquiror Stockholders may vote. Except as disclosed in the SEC Reports, Acquiror is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to Acquiror Capital Stock or any other equity interests of Acquiror. Acquiror does not own any capital stock or any other equity interests in any other Person or has any right, option, warrant, conversion right, stock appreciation right, restricted share, phantom equity, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.

Section 6.13           Nasdaq Listing. The issued and outstanding units of the Acquiror, each such unit comprised of one share of Acquiror Class A Common Stock and one-fourth of one Acquiror Warrant (an “Acquiror Unit”), are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “DFPHU.” The issued and outstanding shares of Acquiror Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “DFPH.” The issued and outstanding Acquiror Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “DFPHW.” Acquiror has complied in all material respects with the rules of the Nasdaq and there is no Action pending or, to the knowledge of Acquiror, threatened against Acquiror by the Nasdaq or the SEC with respect to any intention by such entity to deregister the Acquiror Class A Common Stock or Acquiror Warrants or terminate the listing of Acquiror Class A Common Stock or Acquiror Warrants on the Nasdaq. None of Acquiror or its Affiliates has taken any action in an attempt to terminate the registration of the Acquiror Class A Common Stock or Acquiror Warrants under the Exchange Act except as contemplated by this Agreement. Acquiror has not received any written notice from the Nasdaq or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the Acquiror Class A Common Stock, Acquiror Unit or Acquiror Warrants from the Nasdaq or the SEC.

Section 6.14           PIPE Investment.

(a)            Acquiror has delivered to the Company true, correct and complete copies of each of the Subscription Agreements entered into by Acquiror with the applicable PIPE Investors named therein, pursuant to which the PIPE Investors have committed to provide equity financing to Acquiror solely for purposes of consummating the Transactions in the aggregate amount of $275,000,000 (the “PIPE Investment Amount”). As of the date hereof, to the knowledge of Acquiror, with respect to each PIPE Investor, the Subscription Agreement with such PIPE Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Acquiror. Each Subscription Agreement is a legal, valid and binding obligation of Acquiror and, to the knowledge of Acquiror, each PIPE Investor, and neither the execution or delivery by any party thereto nor the performance of Acquiror’s (nor to Acquiror’s knowledge, any other party’s) obligations under any such Subscription Agreement violates or will violate any Laws. Without the prior written consent of the Company (which shall not be unreasonably conditioned, withheld, delayed or denied), Acquiror shall not, and shall cause its affiliates not to, amend or modify the Subscription Agreement or waive any rights or conditions in its favor under the Subscription Agreements. There are no other agreements, side letters, or arrangements between Acquiror and any PIPE Investor that could affect the obligation of such PIPE Investors to contribute to Acquiror the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreement of such PIPE Investors, and, as of the date hereof, Acquiror does not know of any facts or circumstances that would reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the PIPE Investment Amount not being available to Acquiror, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Acquiror under any material term or condition of any Subscription Agreement and, as of the date hereof, Acquiror has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition to closing to be satisfied by it contained in any Subscription Agreement. The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in this Agreement) to the obligations of the PIPE Investors to contribute to Acquiror the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements on the terms therein.

(b)            There are no side letters or Contracts to which Acquiror is a party related to the provision or funding, as applicable, of the purchases contemplated by the Subscription Agreements other than as expressly set forth in this Agreement, the Subscription Agreements.

Section 6.15           Related Party Transactions. Except as described in the SEC Reports or in connection with the PIPE Investment, there are no transactions, Contracts, side letters, arrangements or understandings between any Acquiror Party, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of such Acquiror Party.

Section 6.16           Investment Company Act. Neither the Acquiror nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 6.17           Registration Statement, Proxy Statement and Proxy Statement/Registration Statement. On the effective date of the Registration Statement, the Registration Statement, and when first filed in accordance with Rule 424(b) of the Securities Act and/or filed pursuant to Section 14A of the Exchange Act, the Proxy Statement and the Proxy Statement/Registration Statement (or any amendment or supplement thereto), shall comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. On the effective date of the Registration Statement, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date of any filing in accordance with Rule 424(b) of the Securities Act and/or pursuant to Section 14A of the Exchange Act, the date the Proxy Statement/Registration Statement and the Proxy Statement, as applicable, is first mailed to the Acquiror Stockholders, and at the time of the Special Meeting, the Proxy Statement/Registration Statement and the Proxy Statement, as applicable, together with any amendments or supplements thereto, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Acquiror makes no representations or warranties as to the information contained in or omitted from the Registration Statement, Proxy Statement or the Proxy Statement/Registration Statement in reliance upon and in conformity with information furnished in writing to Acquiror by or on behalf of the Company specifically for inclusion in the Registration Statement, Proxy Statement or the Proxy Statement/Registration Statement.

Section 6.18           No Additional Representations or Warranties. Except as provided in this Article VI, neither the Acquiror nor any of its Affiliates, nor any of their respective directors, managers, officers, employees, equityholders, partners, members or Representatives has made, or is making, any representation or warranty whatsoever to the Company or its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Company or its Affiliates.

Article VII.
COVENANTS OF THE COMPANY

Section 7.01           Conduct of Business. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and shall cause its Subsidiaries and the Group Companies to, except as otherwise contemplated by this Agreement, required by applicable Law, as set forth on Section 7.01 of the Company Disclosure Letter or consented to in writing by Acquiror (which consent shall not be unreasonably conditioned, withheld, delayed or denied), to (i) conduct and operate its business in the ordinary course of business consistent with past practice in all material respects (including, for the avoidance of doubt, recent past practice in light of COVID-19 Measures; provided that, any action taken, or omitted to be taken, that is reasonably necessary or advisable that relates to, or arises out of, COVID-19 Measures shall be deemed to be in the ordinary course of business), (ii) use commercially reasonable efforts to preserve intact its business relationships with customers, suppliers and others with whom the Company, it Subsidiaries or the Group Companies, as applicable, has a business relationship and (iii) use commercially reasonable efforts to restructure any existing material Contracts or other arrangements of the Company, its Subsidiaries or the Group Companies, as applicable, if such restructuring is required due to California Senate Bill 642 or similar legislation, if such legislation is adopted by the California state legislature. Without limiting the generality of the foregoing, except as required by Law, as contemplated by this Agreement, as set forth on Section 7.01 of the Company Disclosure Letter or as consented to in writing by Acquiror (which consent shall not be unreasonably conditioned, withheld, delayed or denied unless otherwise specified below), the Company shall not, and the Company shall cause its Subsidiaries and the Group Companies not to, during the Interim Period:

(a)            enter into any Affiliate Agreement other than any Affiliate Agreement with the Group Companies in the ordinary course of business consistent with past practice;

(b)            sell, lease, assign, transfer, license, sublicense, covenant not to assert, allow to lapse, abandon, cancel or otherwise dispose of any tangible material assets or properties (other than the sale or disposal of inventory or obsolete equipment);

(c)            except as required under applicable Law, the terms of any Company Benefit Plan, or as set forth on Schedule 7.01(c) (i), except in the ordinary course of business consistent with past practice, make or grant any bonus, change of control, retention, retirement, severance pay or benefits to any current or former employee, director or independent contractor, (ii) increase or grant any increase in the compensation payable to any current or former employee, officer, director or senior executive, or individual independent contractor, other than in the ordinary course of business in accordance with past practices, (iii) accelerate the vesting of or lapsing of restrictions with respect to any equity-based compensation or other long-term incentive compensation under any Company Benefit Plan, (iv) grant any equity-based award or authorize any additional shares under any Company Benefit Plan, (v) amend or modify any outstanding award under any Company benefit plan, (vi) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization, (vii) hire or engage any new employee or individual independent contractor if such new employee or individual independent contractor will receive annual base compensation in excess of $500,000, other than hiring or engaging any physician by a Group Company in the ordinary course of business; or (viii) terminate the employment or engagement, other than for cause, or any employee or individual independent contractor with an annual compensation in excess of $500,000;

(d)            plan, announce or implement any reduction in force, early retirement program, furlough or other voluntary or involuntary employment termination program, in each case, not in compliance with the WARN Act;

(e)            change or amend the Governing Documents of the Company or any of its Subsidiaries or any Group Company;

(f)             make, declare, set aside, establish a record date for or pay any dividend or distribution (whether in cash, securities or property) other than any dividends or distributions from any wholly owned Subsidiary of the Company to the Company or any other wholly owned Subsidiaries of the Company;

(g)            (i) issue, deliver, sell, transfer or cause to transfer, pledge, dispose of or place any Lien on any shares of capital stock or any other equity or voting securities of the Company, any of its Subsidiaries or any Group Company or (ii) issue, grant or agree to provide any options, warrants or other rights to purchase or obtain any shares of capital stock or any other equity or equity-based or voting securities of the Company, except, in any case, for the issuance of shares of capital stock of the Company in connection with the exercise of Company Options;

(h)            except as approved by Acquiror (in its sole discretion), directly or indirectly acquire by merging or consolidating with, or by purchasing a substantially all or a material portion of the assets of, or by purchasing all of or a substantial equity interest in, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or Person or division thereof in each case, for a purchase price in excess of $5,000,000 individually or $15,000,000 in the aggregate;

(i)             make any loans or advance any money or other property to any Person, except for (i) advances in the ordinary course of business to employees or officers of the Company, or any of its Subsidiaries or any Group Company for expenses not to exceed $100,000 individually or $500,000 in the aggregate, or (ii) prepayments and deposits paid to suppliers of the Company or any of its Subsidiaries, or any Group Company in the ordinary course of business, or (iii) loans or advances to any Group Company in an amount not to exceed $5,000,000 individually or $15,000,000 in the aggregate;

(j)             redeem, purchase or otherwise acquire, any shares of capital stock (or other equity interests) of the Company, any of its Subsidiaries, or any Group Company or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of capital stock (or other equity interests) of the Company, any of its Subsidiaries or any Group Company, except for (i) acquisitions of shares of capital stock of the Company in connection with the exercise of Company Options solely as the result of net settlement for taxes and/or exercise price to the extent the Company is so required by the terms of the Company Option (ii) the acquisition by the Company or any of its Subsidiaries of any shares of capital stock, membership interests or other equity interests (other than the Company Options pursuant to subsection (i)) of the Company or its Subsidiaries in connection with the forfeiture or cancellation of such interests, and (iii) as set forth in Section 7.01(j) of the Company Disclosure Letter;

(k)            adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any shares of capital stock or other equity interests or securities of the Company, its Subsidiaries or any Group Company;

(l)             issue any debt securities or incur indebtedness for borrowed money that, when included with all other indebtedness for borrowed money of the Company at any given time, exceeds $12,500,000, or assume, guarantee or endorse, or otherwise become responsible for (whether directly, contingently or otherwise), the obligations of any Person for Indebtedness;

(m)           adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization (other than the Mergers);

(n)            cancel or forgive any Indebtedness owed to the Company, its Subsidiaries or any Group Company;

(o)            amend (other than as required by applicable Law or as set forth in Section 7.01(o) of the Company Disclosure Letter), terminate, establish, enter into, terminate or adopt any Company Benefit Plan or any collective bargaining agreement;

(p)            except as required by GAAP or as may be required in connection with the transactions contemplated hereby, make any changes to its accounting policies, methods or practices;

(q)            incur any Leakage other than Permitted Leakage;

(r)             make, change or revoke any material election relating to Taxes in a manner inconsistent with past practice, enter into any agreement, settlement or compromise with any taxing authority relating to any material Tax matter, file any material amended Tax Return in a manner inconsistent with past practice, change (or request any Governmental Authority to change) any material method of accounting or accounting period with respect to Taxes or surrender any right to a claim any material refund of Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, or enter into any closing agreement or other binding written agreement with a taxing authority with respect to any material amount of Taxes, in each case (with respect to each item listed in this clause (q)), to the extent such action could reasonably be expected to have an adverse impact on Acquiror, the Company or their Subsidiaries;

(s)            waive, release, assign, settle or compromise any Action pending or threatened against the Company, its Subsidiaries or the Group Companies or any of their respective directors or officers other than in the case of Actions for an amount not greater than $500,000 individually (including any single or aggregated claims arising out of the same or similar facts, events or circumstances) or $750,000 in the aggregate (determined in each case net of insurance proceeds);

(t)            make or effect any amendment, waiver, change, release or termination of any term, condition or provision of any Material Contract, in each case, that is materially adverse to the Company, any of its Subsidiaries or the Group Companies, other than in the ordinary course of business consistent with past practice;

(u)            make any capital expenditure or commitment thereof or enter into any operating lease in excess of $500,000, other than capital expenditures made in the ordinary course of business consistent with past practice;

(v)            enter into any joint venture, partnership or similar arrangement;

(w)           (i) transfer, sell, assign, license, sublicense, covenant not to assert, encumber, subject to a Lien (other than a Permitted Lien), abandon, allow to lapse, or otherwise dispose of, any right, title or interest of the Company or its Subsidiaries in or to any Owned Intellectual Property (other than non-exclusive licenses of Owned Intellectual Property granted in the ordinary course of business, the expiration of Owned Intellectual Property in accordance with the applicable statutory term, or the sale, permission to lapse, abandonment or other disposition of assets or equipment deemed by the Company in its reasonable business judgment to be obsolete or not worth the costs of maintaining or registering the item); (ii) waive or cancel any rights in or to any Owned Intellectual Property or Licensed Intellectual Property; or (iii) disclose any Trade Secrets to any third party who is not subject to a Contract to maintain confidentiality; or

(x)            enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 7.01.

Section 7.02           Inspection. Subject to confidentiality obligations and similar legal restrictions that may be applicable to information furnished to the Company or any of its Subsidiaries by third parties that may be in the Company’s or any of its Subsidiaries’ possession from time to time, and except for any information which (x) relates to interactions with prospective buyers of the Company or the negotiation of this Agreement or the Transactions, (y) is prohibited from being disclosed by applicable Law or (z) on the advice of legal counsel of the Company, would result in the loss of attorney-client privilege or other privilege from disclosure, during the Interim Period the Company shall, and shall cause its Subsidiaries and the Group Companies to, afford to Acquiror and its Representatives reasonable access during normal business hours and with reasonable advance notice, in such manner as to not unreasonably interfere with the normal operation of the Company, its Subsidiaries and the Group Companies and so long as permissible under applicable Law, to their respective properties, assets, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Company, its Subsidiaries and the Group Companies and shall use its and their reasonable efforts to furnish such Representatives with all financial and operating data and other information concerning the business and affairs of the Company, its Subsidiaries and the Group Companies that are in the possession of the Company, its Subsidiaries and the Group Companies, in each case, as Acquiror and its Representatives may reasonably request solely for purposes of consummating the Transactions; provided, however, that (1) such access or furnishing of information shall be conducted during normal business hours, under the supervision of such Company’s personnel, and in such a manner as to not unreasonably disrupt the normal operations of such Company, such Subsidiary or the Company or any Group Company or in light of COVID-19 or any COVID-19 Measures, jeopardize the health or safety of any employee of such Company (which may require remote and telephonic meetings), (2) no subsurface environmental sampling shall be permitted absent the Company’s consent (which shall not be unreasonably withheld, conditioned, delayed or denied), and (3) none of the Company, any Subsidiary of the Company nor any Group Company is under any obligation to disclose hereunder any information the disclosure of which is restricted by a Contract in effect as of the date of this Agreement or applicable Law (including competition laws and any COVID-19 Measures) or would result in the waiver of any attorney-client, work product or other applicable privilege; provided, further, that in any such case, the applicable Parties shall cooperate and use commercially reasonable efforts to provide Acquiror and its Representatives with such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) in a manner that does not violate any such applicable Contract, Law (including HIPAA) or attorney-client, work product or other applicable privilege. No investigation pursuant to this Section 7.02 or information provided, made available or delivered pursuant to this Agreement will affect or be deemed to modify any of the representations or warranties of the Parties contained in this Agreement or the conditions hereunder to the obligations of the Parties hereto. All information provided pursuant to this Section 7.02 shall remain subject in all respects to the Confidentiality Agreement.

Section 7.03           HSR Act and Approvals.

(a)            In connection with the Transactions, the Company shall comply promptly but in no event later than 10 Business Days after the date hereof with the notification and reporting requirements of the HSR Act. The Company shall use its commercially reasonable efforts to substantially comply with any Information or Document Requests.

(b)            The Company shall request early termination of any waiting period under the HSR Act and use its commercially reasonable efforts to undertake action required to (i) obtain termination or expiration of all waiting periods under the HSR Act, (ii) prevent the entry in any Action brought by a Regulatory Consent Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the Transactions and (iii) if any such Governmental Order is issued in any such Action, cause such Governmental Order to be lifted.

(c)            The Company shall cooperate in good faith with the Regulatory Consent Authorities.

(d)            The Company shall promptly furnish to Acquiror copies of any material notices or written communications received by the Company or any of its Subsidiaries from any Governmental Authority with respect to the Transactions and summaries of any substantive oral communications between the Company or any of its Subsidiaries and any Governmental Authority with respect to the Transactions, and the Company shall permit counsel to Acquiror an opportunity to review in advance, and the Company shall consider in good faith the views of such counsel in connection with, any proposed written communications by the Company and/or its Subsidiaries to any Governmental Authority concerning the Transactions; provided, that the Company shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority without the prior written consent of Acquiror. The Company agrees to provide, to the extent permitted by the applicable Governmental Authority, Acquiror and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between the Company and/or any of its Subsidiaries, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions.

(e)            Except as required by this Agreement, the Company shall not (and shall cause its Affiliates not to) engage in any action or enter into or consummate any transaction that would reasonably be expected to materially impair or materially delay the Company’s ability to consummate the Transactions or perform its obligations hereunder.

Section 7.04           No Claim Against the Trust Account. The Company acknowledges that Acquiror is a blank check company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets, and further acknowledges that it has read the Final Prospectus and other SEC Reports, the Acquiror Organizational Documents, and the Trust Agreement and understands that Acquiror has established the Trust Account described therein for the benefit of Acquiror’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. The Company further acknowledges that Acquiror’s sole assets consist of the cash proceeds of Acquiror’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public stockholders. The Company further acknowledges that, if the Transactions, or, in the event of a termination of this Agreement, another Business Combination, are not consummated by March 13, 2022 or such later date as approved by the stockholders of Acquiror to complete a Business Combination, Acquiror will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and its directors, managers, officers, Affiliates, stockholders, members and trustees) hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account or to collect from the Trust Account any monies that may be owed to them by Acquiror or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever, including for any Willful Breach of this Agreement. The provisions of this Section 7.04 shall survive the termination of this Agreement for any reason.

Section 7.05           FIRPTA. At the Closing, the Company shall deliver to Acquiror the certification and notice attached hereto as Exhibit G.

Section 7.06           Code Section 280G. To the extent that any “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations thereunder) of the Company has the right to receive or retain any payments or benefits that could be deemed to constitute “parachute payments” (within the meaning of Section 280G(b)(2)(A) of the Code and the regulations thereunder), then, the Company will: (a) no later than seven days prior to the Closing Date, solicit and use its commercially reasonable efforts to obtain from each such “disqualified individual” a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits”) so that any remaining payments and/or benefits shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder); and (b) no later than five days prior to the Closing Date, with respect to each individual who agrees to the waiver described in clause (a), submit to a vote of the stockholders of the Company entitled to vote on such matters, in the manner required under Section 280G(b)(5) of the Code and the regulations promulgated thereunder, along with adequate disclosure intended to satisfy such requirements (including Q&A 7 of Section 1.280G-1 of such regulations), the right of any such “disqualified individual” to receive the Waived 280G Benefits. Prior to, and in no event later than three days prior to soliciting such waivers and approval, the Company shall provide drafts of such waivers and approval materials to Acquiror for its reasonable review and comment, and the Company shall consider in good faith any changes reasonably requested by Acquiror. No later than five days prior to soliciting the waivers, the Company shall provide Acquiror with the calculations and related documentation to determine whether and to what extent the vote described in this Section 7.06 is necessary in order to avoid the imposition of Taxes under Section 4999 of the Code. Prior to the Closing Date, the Company shall deliver to Acquiror evidence that a vote of the stockholders of the Company was solicited in accordance with the foregoing and whether the requisite number of votes of the stockholders of the Company was obtained with respect to the Waived 280G Benefits or that the vote did not pass and the Waived 280G Benefits will not be paid or retained. Notwithstanding the foregoing, to the extent that any contract, agreement, term sheet, plan or other arrangement (whether written or unwritten) is entered into by Acquiror, the Surviving Corporation, the Surviving Entity or any of their respective Affiliates and a “disqualified individual” in connection with the transactions contemplated by this Agreement prior to the Closing Date (the “Acquiror Arrangements”), Acquiror shall provide a copy of such contract, agreement, plan or summary of such other arrangement to the Company at least 15 days prior to the Closing Date and shall cooperate with the Company or its counsel in good faith in order to calculate or determine the value (for purposes of Section 280G of the Code) of any payments or benefits granted or contemplated therein, which may be paid, granted or provided in connection with the transactions contemplated by this Agreement that could constitute a “parachute payment” under Section 280G of the Code; provided, however, that the Company’s failure to include the Acquiror Arrangements as Waived 280G Benefits shall not result in a breach of the covenants set forth in this Section 7.06 if Acquiror fails to provide a copy of such contract, agreement, plan or summary of such other arrangement to the Company at least 15 days before the Closing Date and/or fails to cooperate with the Company or its counsel in good faith in order to calculate or determine the value as required pursuant to this Section 7.06. In no event shall the Company be deemed in breach of this Section 7.06 if any “disqualified individual” refuses to execute a waiver or the stockholder vote is not obtained due to the Company’s stockholder not approving such Waived 280G Benefits. With respect to each time period set forth in this Section 7.06, such period may be shorter as agreed by the Parties, with such agreement not to be unreasonably withheld.

Section 7.07           Company Stockholder Approval. Company shall (a) obtain and deliver to Acquiror, true, correct and complete copies of the Company Stockholder Approvals, (i) in the form of a written consent executed by each of the Requisite Company Stockholders (pursuant to the Company Holders Support Agreement, and in form and substance reasonably satisfactory to Acquiror), as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act and delivered or otherwise made available to stockholders, and in any event within 48 hours after the Registration Statement is declared effective and delivered or otherwise made available to stockholders, and (ii) in accordance with the terms of the Company’s Governing Documents, and (b) take all other action necessary or advisable to secure the Company Stockholder Approvals and, if applicable, any additional consents or approvals of its stockholders related thereto. Promptly upon obtainment of the Company Stockholder Approvals, the Company will prepare and deliver to its stockholders who have not consented the notice required by Section 228(e) and 262 of the DGCL. If the Company fails to deliver the Company Stockholder Approval to Acquiror within 72 hours of the Registration Statement becoming effective as required under this Section 7.07 (a “Stockholder Approval Failure”), Acquiror shall have the right to terminate this Agreement.

Section 7.08           Affiliate Agreements. Except as set forth in Section 7.08 of the Company Disclosure Letter, prior to the Closing, the Company shall terminate, or cause to be terminated, without liability to Acquiror, the Company or any of the Company’s Subsidiaries or the Group Companies, all Affiliate Agreements, including the Contract(s) set forth on Section 5.12(a)(ix)(A) of the Company Disclosure Letter, and obtain evidence reasonably satisfactory to Acquiror that such Affiliate Agreements have been terminated effective prior to the Closing.

Section 7.09           Pre-Closing Actions. Prior to the Closing, the Company shall take and cause its applicable Affiliates and Group Companies to take at their own cost and expense the actions set forth and described in Section 7.09 of the Company Disclosure Letter (the “Pre-Closing Actions”).

Article VIII.
COVENANTS OF ACQUIROR

Section 8.01           HSR Act and Regulatory Approvals.

(a)            In connection with the Transactions, Acquiror shall comply promptly but in no event later than 10 Business Days after the date hereof with the notification and reporting requirements of the HSR Act. Acquiror shall use its commercially reasonable efforts to substantially comply with any Information or Document Requests.

(b)            Acquiror shall request early termination of any waiting period under the HSR Act and use commercially reasonable efforts to undertake action required to (i) obtain termination or expiration of all waiting periods under the HSR Act, (ii) prevent the entry in any Action brought by a Regulatory Consent Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the Transactions and (iii) if any such Governmental Order is issued in any such Action, cause such Governmental Order to be lifted.

(c)            Acquiror shall cooperate in good faith with the Regulatory Consent Authorities and undertake promptly any and all action required to complete lawfully the Transactions as soon as possible (but in any event prior to the Termination Date) and, with the prior written consent of the Company, all actions necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any Action in any forum by or on behalf of any Regulatory Consent Authority or the issuance of any Governmental Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Transactions, including (i) proffering and consenting and/or agreeing to a Governmental Order or other agreement providing for (A) the sale, licensing or other disposition, or the holding separate, of particular assets, categories of assets or lines of business of the Company or the Acquiror Parties, or any of their respective subsidiaries, (B) the termination, amendment or assignment of existing relationships and contractual rights and obligations of the Company or the Acquiror Parties, or any of their respective subsidiaries or (C) limitations or restrictions on the freedom of action with respect to, or the ability to own, operate or manage, particular assets, categories of assets or lines of business of the Company or the Acquiror Parties, or any of their respective subsidiaries and (ii) promptly effecting the disposition, licensing or holding separate of assets or lines of business, the termination, amendment or assignment of existing relationships and contractual rights or limitations or restrictions on the freedom of action with respect to, or the ability to own, operate or manage, assets or lines of business, in each case, at such time as may be necessary to permit the lawful consummation of the Transactions prior to the Termination Date. The entry by any Governmental Authority in any Action of a Governmental Order permitting the consummation of the Transactions but requiring any of the actions described in this Section 8.01(c) shall not be deemed a failure to satisfy any condition specified in Article X.

(d)            Acquiror shall promptly furnish to the Company copies of any material notices or written communications received by Acquiror or any of its Affiliates from any Governmental Authority with respect to the Transactions and summaries of any substantive oral communications between Acquiror or any of its Affiliates and any Governmental Authority with respect to the Transactions, and Acquiror shall permit counsel to the Company an opportunity to review in advance, and Acquiror shall consider in good faith the views of such counsel in connection with, any proposed written communications by Acquiror and/or its Affiliates to any Governmental Authority concerning the Transactions; provided, that Acquiror shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority without the prior written consent of the Company. Acquiror agrees to provide the Company and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between Acquiror and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions.

(e)            Except as required by this Agreement, Acquiror shall not (and shall cause its Affiliates not to) engage in any action or enter into or consummate any transaction or permit any action to be taken or transaction to be entered into or consummated, that would reasonably be expected to materially impair or delay Acquiror’s ability to consummate the Transactions or perform its obligations hereunder.

Section 8.02           Indemnification and Insurance.

(a)            From and after the First Effective Time, Acquiror agrees that it shall indemnify and hold harmless each present and former director, manager and officer of the Company and Acquiror and each of their respective Subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the First Effective Time, whether asserted or claimed prior to, at or after the First Effective Time, to the fullest extent that the Company, Acquiror or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and their respective Governing Documents in effect on the date of this Agreement to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Acquiror shall cause the Surviving Entity and each of its Subsidiaries to, (i) maintain for a period of not less than six years from the First Effective Time provisions in its Governing Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors/managers that are no less favorable to those Persons than the provisions of such Governing Documents as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b)            For a period of six years from the First Effective Time, Acquiror shall, or shall cause one or more of its Subsidiaries to, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Acquiror’s, the Company’s or any of their respective Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Acquiror or its agents or Representatives) on terms not less favorable than the terms of such current insurance coverage; provided, however, that (i) Acquiror may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the First Effective Time (a “D&O Tail”) and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 8.02 shall be continued in respect of such claim until the final disposition thereof. Notwithstanding the foregoing, in no event shall Acquiror be required to expend an annual premium for such D&O Tail in excess of 300% of the last annual payment made by the Company or any of their respective Affiliates for such directors’ and officers’ liability insurance policies currently in effect as of the date hereof and, in such event, Acquiror shall purchase the maximum coverage available for 300% of the most recent annual premium paid by the Company and/or its Subsidiaries prior to the date of this Agreement.

(c)            Acquiror and the Company hereby acknowledge (on behalf of themselves and their respective Subsidiaries) that the indemnified Persons under this Section 8.02 may have certain rights to indemnification, advancement of expenses and/or insurance provided by current stockholders, members, or other Affiliates of such stockholders or members (“Indemnitee Affiliates”) separate from the indemnification obligations of the Acquiror, the Company and their respective Subsidiaries hereunder. The Parties hereby agree (i) that the Acquiror, the Company and their respective Subsidiaries are the indemnitors of first resort (i.e., its obligations to the indemnified Persons under this Section 8.02 are primary and any obligation of any Indemnitee Affiliate to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the indemnified Persons under this Section 8.02 are secondary), (ii) that the Acquiror, the Company and their respective Subsidiaries shall be required to advance the full amount of expenses incurred by the indemnified Persons under this Section 8.02 and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and required by the Acquiror’s, the Company’s and their respective Subsidiaries’ Governing Documents or any director or officer indemnification agreements, without regard to any rights the indemnified Persons under this Section 8.02 may have against any Indemnitee Affiliate, and (iii) that the Parties (on behalf of themselves and their respective Subsidiaries) irrevocably waive, relinquish and release the Indemnitee Affiliates from any and all claims against the Indemnitee Affiliates for contribution, subrogation or any other recovery of any kind in respect thereof.

(d)            Notwithstanding anything contained in this Agreement to the contrary, this Section 8.02 shall survive the consummation of the First Merger indefinitely and shall be binding, jointly and severally, on Acquiror, the Surviving Corporation and the Surviving Entity and all successors and assigns of Acquiror, the Surviving Corporation and the Surviving Entity. In the event that Acquiror, the Surviving Corporation or the Surviving Entity or any of their respective successors or assigns, consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Acquiror, the Surviving Corporation or the Surviving Entity, as the case may be, shall succeed to the obligations set forth in this Section 8.02.

Section 8.03           Conduct of Acquiror During the Interim Period.

(a)            During the Interim Period, except as set forth on Section 8.03 of the Acquiror Disclosure Letter, as required by this Agreement, as required by applicable Law or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), Acquiror shall not, and shall cause each of its Subsidiaries not to:

(i)             change, modify, supplement, restate or amend the Trust Agreement, the Acquiror Organizational Documents or the organizational documents of First Merger Sub or Second Merger Sub;

(ii)            (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, Acquiror; (B) split, combine or reclassify any capital stock of, or other equity interests in, Acquiror; or (C) other than in connection with the Acquiror Stockholder Redemption or as otherwise required by Acquiror’s Organizational Documents in order to consummate the Transactions, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Acquiror;

(iii)           make, change or revoke any material election relating to Taxes in a manner inconsistent with past practice, enter into any agreement, settlement or compromise with any taxing authority relating to any material Tax matter, file any material amended Tax Return in a manner inconsistent with past practice, change (or request any Governmental Authority to change) any material method of accounting or accounting period with respect to Taxes or surrender any right to a claim any material refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, or enter into any closing agreement or other binding written agreement with a taxing authority respect to any material amount of Taxes in each case (with respect to each item listed in this clause (iii)), to the extent such action could reasonably be expected to have an adverse impact on Acquiror, the Company or their Subsidiaries;

(iv)           enter into, renew or amend in any material respect, any transaction or Contract with an Affiliate of Acquiror (including, for the avoidance of doubt, the Sponsor);

(v)            incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any material Indebtedness;

(vi)           (A) other than in connection with the Subscription Agreements, offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, other equity interests, equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in, Acquiror or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than issuance of Acquiror Class A Common Stock in connection with the exercise of any Acquiror Warrants outstanding on the date hereof, or (B) other than in connection with the Warrant Accounting Issue, amend, modify or waive any of the terms or rights set forth in, any Acquiror Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein; or

(vii)          enter into any agreement, or otherwise become obligated, to take any action prohibited under this Section 8.03.

(b)            During the Interim Period, Acquiror shall, and shall cause its Subsidiaries to comply with, and continue performing under, as applicable, the Acquiror Organizational Documents, the Trust Agreement, the Transaction Agreements and all other Contracts to which Acquiror or its Subsidiaries may be a party.

Section 8.04           PIPE Investment. Unless otherwise approved in writing by the Company (which approval shall not be unreasonably conditioned, withheld, delayed or denied), Acquiror shall not permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under, or any replacements of, any of the Subscription Agreements. Subject to the immediately preceding sentence, Acquiror shall take, or cause to be taken, all actions and use commercially reasonable efforts to do, or cause to be done, all things required, necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including by enforcing its rights under the Subscription Agreements, subject to all the provisions thereof, if all the conditions in the Subscription Agreements (other than those conditions that by their nature are to be satisfied at the Closing but which conditions are then capable of being satisfied) have been satisfied, to cause the PIPE Investors to pay to (or as directed by) Acquiror the applicable purchase price under each PIPE Investor’s applicable Subscription Agreement in accordance with its terms.

Section 8.05           Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Acquiror or its Subsidiaries by third parties that may be in Acquiror’s or its Subsidiaries’ possession from time to time, and except for any information which is prohibited from being disclosed by applicable Law or on the advice of legal counsel of Acquiror would result in the loss of attorney-client privilege or other privilege from disclosure, Acquiror shall, and shall cause its Subsidiaries to, afford to the Company, it Affiliates and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, as long as permissible under applicable Law, to their respective properties and assets, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of Acquiror and its Subsidiaries, and shall use its and their reasonable efforts to furnish such Representatives with all financial and operating data and other information concerning the business and affairs of Acquiror and its Subsidiaries that are in the possession of Acquiror or its Subsidiaries, in each case as the Company and its Representatives may reasonably request solely for purposes of consummating the Transactions; provided, however, that (1) such access or furnishing of information shall be conducted during normal business hours, under the supervision of Acquiror’s or its Subsidiaries’ personnel, and in such a manner as to not unreasonably disrupt the normal operations of the Acquiror or such Subsidiary in light of COVID-19 or any COVID-19 Measures, jeopardize the health or safety of any employee of the Acquiror or such Subsidiary (which may require remote and telephonic meetings), and (2) none of the Acquiror or such Subsidiary is under any obligation to disclose hereunder any information the disclosure of which is restricted by a Contract in effect as of the date of this Agreement or applicable Law (including competition laws and any COVID-19 Measures) or would result in the waiver of any attorney-client, work product or other applicable privilege; provided, further, that in any such case, the applicable Parties shall cooperate and use commercially reasonable efforts to provide the Company and its Representatives with such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) in a manner that does not violate any such applicable Contract, Law (including HIPAA) or attorney-client, work product or other applicable privilege. No investigation pursuant to this Section 8.05 or information provided, made available or delivered pursuant to this Agreement will affect or be deemed to modify any of the representations or warranties of the Parties contained in this Agreement or the conditions hereunder to the obligations of the Parties hereto. All information provided pursuant to this Section 8.05 shall remain subject in all respects to the Confidentiality Agreement.

Section 8.06           Acquiror Nasdaq Listing. From the date hereof through the Closing, Acquiror shall use reasonable efforts to ensure Acquiror remains listed as a public company on, and for shares of Acquiror Class A Common Stock to be listed on, Nasdaq.

Section 8.07           Acquiror Public Filings. From the date hereof through the Closing, Acquiror shall keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

Section 8.08           Section 16 Matters. Prior to the First Effective Time, the Acquiror Board, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 under the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Acquiror Class A Common Stock pursuant to this Agreement (including the Earnout Shares) and the other agreements contemplated hereby, by any person owning securities of the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of Acquiror following the Closing shall be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Section 8.09           Acquiror Board of Directors, Committees and Officers.

(a)            The Parties shall take all actions necessary to ensure that the individuals listed on Section 8.09(a) of the Company Disclosure Letter are elected and appointed as directors of Acquiror effective at the Closing.

(b)            The officers of the Company as of immediately prior to the Closing shall be the officers of Acquiror effective at the Closing.

Section 8.10           Incentive Equity Plan and ESPP. Prior to the Closing Date, Acquiror shall approve, and subject to approval of the stockholders of Acquiror, adopt, (a) a management incentive equity plan in the form attached hereto as Exhibit H providing for the issuance of the number of shares of Acquiror Class A Common Stock set forth therein (with such changes as may be agreed to in writing by Acquiror and the Company), (the “Incentive Equity Plan”) and (b) an employee stock purchase plan in the form attached hereto as Exhibit I providing for the issuance of the number of shares of Acquiror Class A Common Stock set forth therein (with such changes as may be agreed to in writing by Acquiror and the Company) (the “ESPP”). Within five Business Days following the expiration of the 60 day period following the date Acquiror has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, Acquiror shall file an effective registration statement on Form S-8 (or other applicable form) with respect to the Acquiror Class A Common Stock issuable under the Incentive Equity Plan and the ESPP, and Acquiror shall use reasonable efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as awards granted pursuant to the Incentive Equity Plan and the ESPP remain outstanding.

Section 8.11           Qualification as an Emerging Growth Company. Acquiror shall, at all times during the period from the date hereof until the Closing, use commercially reasonable efforts to: (a) take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”); and (b) not take any action that would cause Acquiror to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

Section 8.12           Stockholder Litigation. In the event that any litigation related to this Agreement, the other Transaction Agreements or any or the transactions contemplated hereby or thereby is brought, or, to the knowledge of Acquiror, threatened in writing, against Acquiror or the Acquiror Board by any of Acquiror Stockholders prior to the Closing, Acquiror shall promptly notify the Company of any such litigation and keep the Company reasonably informed with respect to the status thereof. Acquiror shall provide the Company the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense of any such litigation, shall give due consideration to the Company’s advice with respect to such litigation and shall not settle any such litigation without prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

Article IX.
JOINT COVENANTS

Section 9.01           Support of Transaction. Without limiting any covenant contained in Article VII or Article VIII, including the obligations of the Company and Acquiror with respect to the notifications, filings, reaffirmations and applications described in Section 7.03 and Section 8.01, respectively, which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 9.01, Acquiror and the Company shall each, each shall cause their respective Subsidiaries to, and the Company shall cause the Group Companies to: (a) use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental, regulatory and other consents required to be obtained in connection with the Transactions, (b) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of Acquiror, the Company, the Group Companies or their respective Affiliates are required to obtain in order to consummate the Transactions; provided that, to the extent agreed to in writing by Acquiror, the Company shall not be required to seek any such required consents or approvals of third-party counterparties to Material Contracts with the Company, its Subsidiaries or any Group Company, and (c) take such other action as may reasonably be necessary or as another Party may reasonably request to satisfy the conditions of the other Party set forth in Article X or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable. Notwithstanding the foregoing, in no event shall Acquiror, First Merger Sub, Second Merger Sub, the Company, any of its Subsidiaries, or any Group Company be obligated to bear any material expense or pay any material fee or grant any material concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which the Company, any of its Subsidiaries or any Group Company is a party or otherwise required in connection with the consummation of the Transactions.

Section 9.02           Proxy Statement/Registration Statement; Acquiror Special Meeting.

(a)            Registration Statement and Prospectus.

(i)             As promptly as practicable following the execution and delivery of this Agreement, (x) Acquiror and the Company shall, in accordance with this Section 9.02(a), jointly prepare and Acquiror shall file with the SEC, mutually acceptable materials which shall include the proxy statement to be filed with the SEC as part of the Registration Statement and sent to the Acquiror Stockholders relating to the Special Meeting (such proxy statement, together with any amendments or supplements thereto, the “Proxy Statement”) and (y) Acquiror shall prepare (with the Company’s reasonable cooperation (including causing its Subsidiaries and Representatives to cooperate)) and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus (the “Proxy Statement/Registration Statement”), in connection with the registration under the Securities Act of (A) the shares of Acquiror Class A Common Stock that constitute the Closing Share Consideration and Aggregate Earnout Consideration and (B) the shares of Acquiror Class A Common Stock that are subject to Acquiror Options (collectively, the “Registration Statement Securities”). Each of Acquiror and the Company shall use its reasonable efforts to cause the Proxy Statement/Registration Statement to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Transactions. Acquiror also agrees to use its reasonable efforts to obtain all necessary state Securities Law or “Blue Sky” Permits required to carry out the Transactions, and the Company shall furnish all information concerning the Company, its Subsidiaries and any of their respective members or stockholders as may be reasonably requested in connection with any such action. Each of Acquiror and the Company agrees to furnish to the other party all information concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy Statement/Registration Statement, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or any other statement, filing, notice or application made by or on behalf of Acquiror, the Company or their respective Subsidiaries to any regulatory authority (including Nasdaq) in connection with the Mergers and the other Transactions (the “Offer Documents”). The Company shall use commercially reasonable efforts to deliver to Acquiror such additional audited or unaudited (as applicable) consolidated balance sheets and the related unaudited or audited consolidated statements of income and comprehensive income, stockholders’ equity and cash flows of the Company and its Subsidiaries for any required interim period as may be required by Regulation S-X of the Securities Act (“Additional Financial Statements”) as promptly as reasonably practicable after completion of such interim period. All Financial Statements included in the Proxy Statement/Registration Statement and any Additional Financial Statements (i) will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as at the date thereof, and the results of its operations, stockholder’s equity and cash flows for the respective periods then ended (subject, in the case of any unaudited or interim financial statements, to normal year-end audit adjustments and the absence of footnotes), (ii) will be prepared in conformity with GAAP, (iii) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and (iv) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable). The auditor engaged to audit the Financial Statements and any Additional Financial Statements, as applicable, and to review the unaudited financial statements shall be an independent registered public accounting firm with respect to the Company within the meaning of the Exchange Act and the rules and regulations promulgated thereunder adopted by the SEC and the PCAOB. Acquiror will cause the Proxy Statement/Registration Statement to be mailed to the Acquiror Stockholders in each case promptly after the Registration Statement is declared effective under the Securities Act. If, in connection with the preparation and filing of the Proxy Statement/Registration Statement, the SEC requests or requires that a tax opinion be prepared and submitted in connection with such Proxy Statement/Registration Statement, (x) White & Case LLP shall furnish such opinion, subject to customary assumptions and limitations, as requested or required by the SEC with respect to tax matters pertaining to the tax consequences to the holders of securities of Acquiror, and (y) Latham & Watkins LLP shall furnish such opinion, subject to customary assumptions and limitations, as requested or required by the SEC with respect to tax matters pertaining to the tax consequences to the holders of securities of the Company of the First Merger and the Second Merger.

(ii)            To the extent not prohibited by Law, Acquiror will advise the Company, reasonably promptly after Acquiror receives notice thereof, of the time when the Proxy Statement/Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Acquiror Class A Common Stock for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Proxy Statement/Registration Statement or for additional information. To the extent not prohibited by Law, the Company and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement/Registration Statement and any Offer Document each time before any such document is filed with the SEC, and Acquiror shall give reasonable and good faith consideration to any comments made by the Company and its counsel. To the extent not prohibited by Law, Acquiror shall provide the Company and its counsel with (A) any comments or other written communications that Acquiror or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement/Registration Statement or Offer Documents promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of Acquiror to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the Company or its counsel (to the extent practicable) in any discussions or meetings with the SEC.

(iii)            Each of Acquiror and the Company shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in (A) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at each time at which it is amended and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading or (B) the Proxy Statement will, at the date it is first mailed to the Acquiror Stockholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(iv)            If at any time prior to the First Effective Time any information relating to the Company, Acquiror or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by the Company or Acquiror, which is required to be set forth in an amendment or supplement to the Proxy Statement or the Registration Statement, so that neither of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, with respect to the Proxy Statement, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Acquiror Stockholders.

(v)            Acquiror Special Meeting. Acquiror shall, prior to or as promptly as practicable after the Registration Statement is declared effective under the Securities Act, establish a record date (which date shall be mutually agreed with the Company, acting reasonably) for, give notice of and duly call a meeting of the Acquiror Stockholders (the “Special Meeting”), which meeting shall be held not more than 30 days after the date on which the Registration Statement is declared effective, for the purpose of, among other things: (A) providing Acquiror Stockholders with the opportunity to redeem shares of Acquiror Class A Common Stock by tendering such shares for redemption not later than 5:00 p.m. Eastern Time on the date that is two Business Days prior to the date of the Special Meeting (the “Acquiror Stockholder Redemption”); and (B) soliciting proxies from holders of Acquiror Class A Common Stock to vote at the Special Meeting, as adjourned or postponed, in favor of: (1) the adoption of this Agreement and approval of the Transactions (including the First Merger); (2) the issuance of shares of Acquiror Class A Common Stock in connection with the First Merger (including as may be required under Nasdaq); (3) the amendment and restatement of the Certificate of Incorporation of Acquiror substantially in the form of Exhibit A attached hereto (the “Acquiror Charter”) and the amendment and restatement of the bylaws of Acquiror to be substantially in the form of Exhibit B attached hereto (the “Acquiror Bylaws”); (4) the approval of the adoption of the Incentive Equity Plan and the ESPP; (5) any other proposals as either the SEC or Nasdaq (or the respective staff members thereof) may indicate are necessary in its comments to the Registration Statement or in correspondence related thereto, or any other proposals the Parties agree are necessary or desirable to consummate the Transactions; and (6) adoption and approval of any other proposals as reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the Transactions; and (7) the adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (collectively, the “Acquiror Stockholder Matters”). Acquiror shall include the Acquiror Board Recommendation in the Proxy Statement. Notwithstanding the foregoing, at any time prior to, but not after, obtaining approval of the Acquiror Stockholder Matters, solely in response to an Acquiror Intervening Event, the Acquiror Board may amend, change, withdraw, modify, withhold or qualify the Acquiror Board Recommendation (any such action, a “Change in Recommendation”) if the Acquiror Board shall have determined in good faith, after consultation with its outside legal counsel, that, in response to such Acquiror Intervening Event, a failure to make a Change in Recommendation would violate its fiduciary duties under applicable Law; provided, that the Acquiror Board will not be entitled to make, or agree or resolve to make, a Change in Recommendation until (A) Acquiror delivers to the Company a written notice (an “Acquiror Intervening Event Notice”) advising the Company that the Acquiror Board proposes to take such action and containing the material facts underlying the Acquiror Board’s determination that an Acquiror Intervening Event has occurred, (B) until 5:00 p.m., Eastern Time, on the fifth Business Day immediately following the day on which Acquiror delivered the Acquiror Intervening Event Notice (such period from the time the Acquiror Intervening Event Notice is provided until 5:00 p.m. Eastern Time on the fifth Business Day immediately following the day on which Acquiror delivered the Acquiror Intervening Event Notice (it being understood that any material development with respect to an Acquiror Intervening Event shall require a new notice but with an additional three-Business Day (instead of five-Business Day) period from the date of such notice), the “Acquiror Intervening Event Notice Period”), Acquiror and its Representatives shall have negotiated in good faith with the Company and its Representatives regarding any revisions or adjustments proposed by the Company during the Acquiror Intervening Event Notice Period to the terms and conditions of this Agreement as would enable Acquiror to proceed with its recommendation of this Agreement and the Transactions and not make such Change in Recommendation, and (C) if the Company requested negotiations in accordance with the foregoing clause (B), Acquiror may make a Change in Recommendation only if the Acquiror Board, after considering in good faith any revisions or adjustments to the terms and conditions of this Agreement that the Company shall have, prior to the expiration of the five-Business Day period, offered in writing in a manner that would form a binding Contract if accepted by Acquiror (and the other applicable parties hereto), reaffirms in good faith (after consultation with its outside legal counsel) that the failure to make an Acquiror Change in Recommendation would violate its fiduciary duties under applicable Law. For the avoidance of doubt, a Change in Recommendation will not affect Acquiror’s obligations pursuant to this Section 9.02 (other than as set forth in the immediately preceding sentence) or elsewhere in this Agreement.

Section 9.03           Exclusivity.

(a)            During the Interim Period, the Company shall not take, and it shall direct its Affiliates and Representatives not to take, whether directly or indirectly, any action to (i) solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or knowingly encourage, respond to, or provide information to, any Person (other than Acquiror and/or any of its Affiliates or Representatives) concerning any merger, recapitalization or similar business combination transaction, or any sale of substantially all of the assets involving the Company, its Subsidiaries and the Group Companies, taken as a whole (each such acquisition transaction, but excluding the Transactions, an “Acquisition Transaction”) or, (ii) commence, continue or renew any due diligence investigation regarding, or that is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral, with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Transaction; provided, that, the execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the Transactions shall not be deemed a violation of this Section 9.03(a). The Company shall, and shall direct its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Transaction.

(b)            During the Interim Period, Acquiror shall not take, nor shall it permit any of its Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond to, provide information to or commence due diligence with respect to, any Person (other than the Company, its shareholders and/or any of their Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination (a “Business Combination Proposal”) other than with the Company, its shareholders and their respective Affiliates and Representatives; provided, that, the execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the Transactions shall not be deemed a violation of this Section 9.03(b). Acquiror shall, and shall direct its Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal. Notwithstanding anything to the contrary contained herein, this Section 9.03(b) shall not apply to Deerfield Healthcare Technology Acquisitions Corp., AdaptHealth Corp., HighCape Capital Acquisition Corp. and any of their Subsidiaries and Representatives (including investment bankers, attorneys and accountants), when such Representatives are acting on behalf of Deerfield Healthcare Technology Acquisitions Corp., AdaptHealth Corp., and HighCape Capital Acquisition Corp.

Section 9.04           Tax Matters.

(a)            Notwithstanding anything to the contrary contained herein, Acquiror shall pay all transfer, documentary, sales, use, stamp, registration, value-added or other similar Taxes incurred in connection with the Transactions (collectively “Transfer Taxes”). Acquiror shall, at its own expense, file all necessary Tax Returns with respect to all such Taxes, and, if required by applicable Law, the Company will join in the execution of any such Tax Returns.

(b)            For U.S. federal income tax purposes (and for purposes of any applicable state or local Income Tax that follows the U.S. federal income tax treatment of the Mergers), each of the Parties intends that the Mergers qualify for the Intended Income Tax Treatment. To the fullest extent permitted by applicable Law, the Parties will prepare and file all Tax Returns consistent with the Intended Income Tax Treatment and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, in each case, except (i) as a result of a determination within the meaning of Section 1313(a) of the Code after a challenge to such characterization that is initiated by a taxing authority or (ii) where the Company does not elect to apply the Minimum Share Consideration and such failure results in the Company or Acquiror not being able to file its Tax Returns in a manner consistent with the Intended Income Tax Treatment under applicable Law. For the avoidance of doubt, nothing in this Section 9.04(b) shall prevent any Party or its Affiliates or Representatives from settling, or require any of them to litigate, any challenge or other similar proceeding by any Governmental Authority with respect to the Intended Income Tax Treatment after using good faith efforts to defend the Intended Income Tax Treatment with respect to the Company or Acquiror. Each Party agrees to use commercially reasonable efforts to promptly notify all other parties hereto of any challenge to the Intended Income Tax Treatment by any Governmental Authority. Each of the Parties agrees to reasonably cooperate with each other and their respective counsel to document and provide factual support for the Intended Income Tax Treatment, including by reasonably cooperating to provide customary factual support letters.

(c)            No Party shall knowingly take or cause to be taken any action, which action would reasonably be expected to prevent the First Merger and Second Merger from so qualifying for the Intended Income Tax Treatment (provided that, for the avoidance of doubt, nothing in this Section 9.04(c) or any other provision in this Agreement shall constitute a representation or warranty about the Company making or not making, or shall place any limit on the Company’s choice regarding making or not making, the election to apply the Minimum Share Consideration).

(d)           The Company, Acquiror, First Merger Sub and Second Merger Sub hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).

(e)            With respect to any Earnout Shares that are delivered in connection with this Agreement (for the avoidance of doubt, excluding amounts (if any) properly treated as compensation for applicable Tax purposes), such deliveries shall be treated as comprised of two separate components: (i) a number of Earnout Shares representing a principal component (with respect to Earnout Shares not required to be treated as imputed interest under applicable Tax rules); and (ii) a number of Earnout Shares representing an interest component, with respect to Earnout Shares required to be treated as imputed interest under applicable Tax rules. With respect to each delivery of Earnout Shares, the principal and interest components shall be represented by separate share certificates (or other documentation permitting adequate identification of the applicable Earnout Shares constituting the principal and interest components).

Section 9.05           Confidentiality; Publicity.

(a)            Acquiror acknowledges that the information being provided to it in connection with this Agreement and the consummation of the transactions contemplated hereby and thereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder and any other activities contemplated hereby and thereby. The Company acknowledges that, in connection with the PIPE Investment, Acquiror shall be entitled to disclose, pursuant to the Exchange Act, any information contained in any presentation to the PIPE Investors, which information may include Confidential Information (as defined in the Confidentiality Agreement); provided, that, Acquiror provides the Company with a reasonable opportunity to review and provide comments to such presentation and the Company consents to the contents thereof.

(b)            The Company and the Acquiror shall reasonably cooperate to create and implement a communications plan regarding the Transactions promptly following the date hereof. Notwithstanding the foregoing, none of Acquiror, the Company or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the Transactions, or any matter related to the foregoing, without first obtaining the prior consent of the Company or Acquiror, as applicable (which consent shall not be unreasonably withheld, conditioned, delayed or denied), except (i) if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Laws (including Section 13(d) and Section 16 thereof) or the rules of any national securities exchange), in which case Acquiror or the Company, as applicable, shall use their reasonable efforts to obtain such consent with respect to such announcement or communication with the other Party, prior to announcement or issuance; provided that nothing contained herein shall restrict or limit or require any consent with respect to any announcement or other communication by the Sponsor or Deerfield Investors required by applicable Law or legal process (including pursuant to the Securities Laws (including Section 16 thereof) or the rules of any national securities exchange); provided that to the extent not prohibited by Law, the Company, Aquiror and their respective counsel shall be given a reasonable opportunity to review and comment on the public announcement or public communication, and Sponsor or Deerfield Investors shall give reasonable and good faith consideration to any comments made by the Company, Aquiror and their respective counsel; (ii) subject to this Section 9.05, each Party and its Affiliates may make announcements regarding the status and terms (including price terms) of this Agreement and the transactions contemplated hereby to their respective directors, officers, direct and indirect current or prospective limited partners and investors and financing sources, in each case, so long as such recipients are obligated to keep such information confidential, without the consent of any other Party; and (iii) each party may make announcements and communications to Governmental Authorities in connection with filings or Permits relating to the Transactions required to be made under this Agreement; and provided, further, that subject to Section 8.01(a) and this Section 9.05, the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any third party consent; provided, further, that notwithstanding anything to the contrary in the foregoing in this Section 9.05(b) (a) public announcements and communications that are consistent with public announcements and communications previously approved pursuant to this Section 9.05(b) shall not require approval by either Party, and (b) subject to compliance with Section 9.05(a), communications by the Company with its customers, employees and other existing or prospective business relationships will not be considered public announcements or communications for purposes of this Section 9.05(b); provided, further, that notwithstanding anything to the contrary in this Section 9.05(b), nothing herein shall modify or affect Acquiror’s obligations pursuant to Section 10.02.

(c)            The initial press release concerning this Agreement and the Transactions shall be a joint press release in the form mutually agreed by the Company and Acquiror prior to the execution of this Agreement, and such initial press release shall be released as promptly as practicable after the execution of this Agreement.

Section 9.06           Post-Closing Cooperation; Further Assurances. Following the Closing, each Party shall, on the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the Transactions.

Section 9.07           Notification of Certain Matters. During the Interim Period, the Company shall give prompt notice to the Acquiror, and the Acquiror shall give prompt notice to the Company, of (a) any notice or other communication received by such Party from any Governmental Authority in connection with the Mergers or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers, if the subject matter of such communication or the failure of such Party to obtain such consent would reasonably be expected to be materially adverse to the Company, its subsidiaries and the Group Companies, taken as a whole, or the Acquiror, (b) any facts or circumstances, or the occurrence or non-occurrence of any event that, individually or in the aggregate, would reasonably be expected to cause any of the conditions in Article X to fail and (c) any actions, suits, claims or proceedings commenced or, to such Party’s knowledge, threatened in writing against, relating to such Party’s ability to consummate the transactions contemplated hereby; provided, that the delivery of any written notice pursuant to this Section 9.07 shall not limit the rights or remedies available to the Party receiving such written notice.

Article X.
CONDITIONS TO OBLIGATIONS

Section 10.01      Conditions to Obligations of All Parties. The obligations of the Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by the Company and Acquiror:

(a)           Governmental Approvals. The applicable waiting period(s) under the HSR Act in respect of the Transactions (and any extensions thereof) shall have expired or been terminated.

(b)           No Prohibition. There shall not be in force any Governmental Order enjoining or prohibiting the consummation of the Transactions.

(c)           Net Tangible Assets. Acquiror shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the Acquiror Stockholder Redemption.

(d)            Acquiror Stockholder Approval. The Acquiror Stockholder Approval shall have been duly obtained in accordance with the DGCL, the Acquiror Organizational Documents and the rules and regulations of Nasdaq.

(e)           Company Stockholder Approval. The Company Stockholder Approval shall have been duly obtained in accordance with the DGCL and the Company’s Governing Documents.

(f)            Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

(g)           Listing Approval. The shares of Acquiror Class A Common Stock to be issued in connection with the Mergers and the other Transactions shall have been approved for listing on Nasdaq.

Section 10.02         Additional Conditions to Obligations of Acquiror Parties. The obligations of the Acquiror Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror:

(a)            Representations and Warranties of the Company.

(i)            The representations and warranties of the Company contained in (A) Section 5.01 (Corporate Organization of the Company), Section 5.03 (Due Authorization), Section 5.07 (Capitalization of Subsidiaries and the Group Companies) and Section 5.23 (Brokers’ Fees) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), and (B) Section 5.06 (Current Capitalization) (collectively with the representations referred to in this paragraph, the “Specified Representations”) shall be true and in all respects other than de minimis inaccuracies as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date in all respects other than de minimis inaccuracies).

(ii)            The representations and warranties of the Company contained in Article V (other than the Specified Representations), shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

(b)           Agreements and Covenants. The covenants and agreements of the Company in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects; provided, that for purposes of this Section 10.02(b), a covenant of the Company shall only be deemed to have not been performed if the Company has materially breached such covenant and failed to cure within 20 days after written notice of such breach has been delivered to the Company by the Acquiror (or if earlier, the Termination Date).

(c)            Officer’s Certificate. The Company shall have delivered to Acquiror a certificate signed by an officer of the Company, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.02(a), Section 10.02(b) and Section 10.02(d) have been fulfilled.

(d)           Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.

(e)            Pre-Closing Actions. The Pre-Closing Actions (solely to the extent specified as a “condition to close” on Section 7.09 of the Company Disclosure Letter) have been performed.

Section 10.03         Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate or cause to be consummated the Transactions is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a)            Representations and Warranties.

(i)             Each of the representations and warranties of the Acquiror Parties contained in Article VI (other than the representations and warranties of the Acquiror Parties contained in Section 6.12 (Capitalization)) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had a Material Adverse Effect.

(ii)            The representations and warranties of the Acquiror Parties contained in Section 6.12 (Capitalization) shall be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date in all respects other than de minimis inaccuracies).

(b)           Agreements and Covenants. The covenants and agreements of the Acquiror Parties in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects; provided, that for purposes of this Section 10.03(b), a covenant or agreement of the Acquiror Parties shall only be deemed to have not been performed if the Acquiror Parties have materially breached such covenant or agreement and failed to cure within 20 days after written notice of such breach has been delivered to Acquiror (or if earlier, the Termination Date).

(c)            Available Closing Acquiror Cash. The Available Closing Acquiror Cash at the First Effective Time from the Trust Account and the sale and issuance by Acquiror of Acquiror Class A Common Stock pursuant to the Subscription Agreements (following all stockholder redemptions, but before giving effect to the consummation of the Closing, including the payment of expenses of Acquiror and its Affiliates incurred prior to the Closing Date consistent with the disclosure set forth in the SEC Reports, Acquiror Transaction Expenses and Company Transaction Expenses) shall be equal to at least $290,000,000, which includes a minimum of $50,000,000 in the Trust Account following all stockholder redemptions but prior to giving effect to the PIPE Investment.

(d)           Officer’s Certificate. Acquiror shall have delivered to the Company a certificate signed by an officer of Acquiror, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.03(a), Section 10.03(b) and Section 10.03(c) have been fulfilled.

(e)            Other Closing Deliverables. At or prior to the Closing, Acquiror shall have delivered, or caused to be delivered, to the Company a copy of the Registration Rights Agreement, duly executed by Acquiror and Sponsor party thereto.

Section 10.04         Frustration of Conditions. None of the Acquiror Parties or the Company may rely on the failure of any condition set forth in this Article X to be satisfied if such failure was caused by such Party’s failure to act in good faith or to take such actions as may be necessary to cause the conditions of the other Party to be satisfied, as required by Section 10.01.

Article XI.
TERMINATION/EFFECTIVENESS

Section 11.01         Termination. This Agreement may be terminated and the Transactions abandoned:

(a)            by mutual written consent of the Company and Acquiror;

(b)           prior to the Closing, by written notice to the Company from Acquiror if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 10.02(a) or Section 10.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date Acquiror provides written notice of such violation or breach and the Termination Date) after receipt by the Company of notice from Acquiror of such breach, but only as long as the Company continues to use its reasonable efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, (ii) the Closing has not occurred on or before March 13, 2022 (the “Termination Date”); or (iii) the consummation of the Mergers is permanently enjoined, prohibited or prevented by the terms of a final, non-appealable Governmental Order; provided, that, the right to terminate this Agreement under subsection (ii) or (iii) shall not be available if an Acquiror Party’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date or the issuance of the final, non-appealable Governmental Order;

(c)            prior to the Closing, by written notice to Acquiror from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of any Acquiror Party set forth in this Agreement, such that the conditions specified in Section 10.03(a) or Section 10.03(b) would not be satisfied at the Closing (a “Terminating Acquiror Breach”), except that, if any such Terminating Acquiror Breach is curable by such Acquiror Party through the exercise of its reasonable efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the Termination Date) after receipt by Acquiror of notice from the Company of such breach, but only as long as Acquiror continues to exercise such reasonable efforts to cure such Terminating Acquiror Breach (the “Acquiror Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Acquiror Breach is not cured within the Acquiror Cure Period, (ii) the Closing has not occurred on or before the Termination Date, or (iii) the consummation of the Mergers is permanently enjoined, prohibited or prevented by the terms of a final, non-appealable Governmental Order; provided, that the right to terminate this Agreement under subsection (ii) or (iii) shall not be available if the Company’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date or the issuance of the final, non-appealable Governmental Order;

(d)            by written notice from the Company to the Acquiror or from the Acquiror to the Company, if the Special Meeting has been held, Acquiror Stockholders have duly voted, and the Acquiror Stockholder Approval has not been obtained (subject to any adjournment, postponement or recess of the meeting), or

(e)            by written notice from Acquiror to the Company in the event of a Stockholder Approval Failure.

Section 11.02         Effect of Termination. Except as otherwise set forth in this Section 11.02 or Section 12.13, in the event of the termination of this Agreement pursuant to Section 11.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors, employees or stockholders, other than liability of any Party for any Fraud or Willful Breach of this Agreement by such party occurring prior to such termination subject to Section 7.04 (No Claim Against the Trust Account). The provisions of Section 7.04 (No Claim Against the Trust Account), Section 9.05 (Confidentiality; Publicity), this Section 11.02 (Effect of Termination) and Article XII (MISCELLANEOUS) (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

Article XII.
MISCELLANEOUS

Section 12.01         Waiver. Any Party may, at any time prior to the Closing, by action taken by its board of directors or equivalent governing body, or officers thereunto duly authorized, waive in writing any of its rights or conditions in its favor under this Agreement or agree to an amendment or modification to this Agreement in the manner contemplated by Section 12.10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

Section 12.02         Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)            If to Acquiror, First Merger Sub or Second Merger Sub to:

DFP Healthcare Acquisitions Corp.
345 Park Avenue South
New York, NY 10010
Attn: Chris Wolfe
E-mail: chris.wolfe@dfphealthcare.com

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 6th Avenue
New York, NY 10020
Attn:   Joel Rubinstein
              Bryan J. Luchs
E-mail: joel.rubinstein@whitecase.com
               bryan.luchs@whitecase.com

(b)            If to the Company, to:

The Oncology Institute of Hope and Innovation
18000 Studebraker Rd. Suite 800
Cerritos, CA 90703
Attention: Brad Hively
E-mail: bradhively@theoncologyinstitute.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

355 South Grand Avenue, Suite 100
Los Angeles, CA 90071

Attention: Steven Stokdyk

                 Brian Duff
E- mail: Steven.Stokdyk@lw.com

              Brian.Duff@lw.com

(c)            If to the Surviving Corporation or the Surviving Entity, to:

The Oncology Institute of Hope and Innovation
18000 Studebraker Rd. Suite 800
Cerritos, CA 90703
Attention: Brad Hively
E-mail: bradhively@theoncologyinstitute.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, CA 90071
Attention: Steven Stokdyk

                 Brian Duff
E- mail: Steven.Stokdyk@lw.com

              Brian.Duff@lw.com

or to such other address or addresses as the Parties may from time to time designate in writing. Notwithstanding anything to the contrary, for purposes of obtaining Acquiror’s prior written consent pursuant to Section 7.01, an email from an authorized representative of Acquiror expressly consenting to the matter or action in question in response to a request for consent pursuant to Section 7.01 shall suffice.

Section 12.03         Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the Company and Acquiror. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 12.03 shall be null and void, ab initio.

Section 12.04         Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of the Company and Acquiror (and their successors, heirs and Representatives)and each of their respective Indemnitee Affiliates are intended third-party beneficiaries of, and may enforce Section 8.02, (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and Representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and Representatives), are intended third-party beneficiaries of, and may enforce, Section 12.14 and Section 12.15, and (c) Counsel are intended third-party beneficiaries of, and may enforce, Section 12.17.

Section 12.05         Expenses. Except as otherwise provided herein, each Party shall bear its own costs and expenses incurred in connection with this Agreement, the other Transaction Agreements and the transactions herein and therein contemplated whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants (and with respect to Acquiror, any and all Antitrust Fees); provided that if the Closing occurs, then the Acquiror shall pay or cause to be paid, the Company Transaction Expenses, Acquiror Transaction Expenses, and other specified expenses of Acquiror or its Affiliates, in each case in accordance with Section 2.02.

Section 12.06         Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement and/or the Transactions, shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, including its statute of limitations, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws or statute of limitations of another jurisdiction.

Section 12.07         Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 12.08         Schedules and Exhibits. The Disclosure Letters and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Disclosure Letters and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a Party in the Disclosure Letters with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which such disclosure may apply to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Disclosure Letter. Certain information set forth in the Disclosure Letters is included solely for informational purposes.

Section 12.09         Entire Agreement. This Agreement (together with the Disclosure Letters and Exhibits to this Agreement and the other Transaction Agreements) and that certain Non-Disclosure Agreement, dated as of February 18, 2021, by and between the Company and Acquiror (as amended, modified or supplemented from time to time, the “Confidentiality Agreement”), constitute the entire agreement among the Parties relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries and any Group Company relating to the Transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between the Parties except as expressly set forth or referenced in this Agreement, the other Transaction Agreements and the Confidentiality Agreement.

Section 12.10         Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the Parties shall not restrict the ability of the board of directors (or other body performing similar functions) of any of the Parties to terminate this Agreement in accordance with Section 11.01 or to cause such Party to enter into an amendment to this Agreement pursuant to this Section 12.10.

Section 12.11         Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 12.12         Jurisdiction;WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the Transactions may only be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 12.12. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.13         Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) or any other Transaction Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement or any other Transaction Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 11.01, this being in addition to any other remedy to which they are entitled under this Agreement or any other Transaction Agreement, and (ii) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement or any other Transaction Agreement and to enforce specifically the terms and provisions of this Agreement or any other Transaction Agreement in accordance with this Section 12.13 shall not be required to provide any bond or other security in connection with any such injunction.

Section 12.14         Non-Recourse. Subject in all respects to the last sentence, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a Party (and then only to the extent of the specific obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any Party and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any of the foregoing, shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Acquiror, First Merger Sub or Second Merger Sub under this Agreement or any other Transaction Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions, and each Party hereby waives and releases all claims, causes of actions and liabilities related thereto. Notwithstanding the foregoing, nothing in this Section 12.14 shall limit, amend or waive any rights or obligations of any party to any Transaction Agreement for any claim based on, in respect of or by reason of such rights or obligations.

Section 12.15         Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and each shall terminate and expire upon the occurrence of the Second Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part at or after the Closing and then only with respect to any breaches at or after the Closing and (b) this Article XII. Nothing herein is intended to limit any Party’s liability for such Party’s Fraud.

Section 12.16         Acknowledgements.

(a)            Each of the Parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other Parties (and their respective Subsidiaries and any Group Company) and has been afforded satisfactory access to the books and records, facilities and personnel of the other Parties (and their respective Subsidiaries and any Group Company) for purposes of conducting such investigation; (ii) the Company Representations constitute the sole and exclusive representations and warranties of the Company in connection with the Transactions; (iii) the Acquiror Party Representations constitute the sole and exclusive representations and warranties of Acquiror, First Merger Sub and Second Merger Sub; (iv) except for the Company Representations by the Company and the Acquiror Party Representations by the Acquiror Parties, none of the Parties or any other Person makes, or has made, any other express or implied representation or warranty with respect to any Party (or any Party’s Subsidiaries or any Group Company), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the such Party or its Subsidiaries (or any Group Company) or the Transactions and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any Party or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any Party (or any Party’s Subsidiaries or any Group Company), and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any Party (or its Subsidiaries or any Group Company), or the quality, quantity or condition of any Party’s or its Subsidiaries’ (or any Group Company’s) assets) are specifically disclaimed by all Parties and their respective Subsidiaries and any Group Company and all other Persons (including the Representatives and Affiliates of any Party or its Subsidiaries or any Group Company); and (v) each Party and its respective Affiliates are not relying on any representations and warranties in connection with the Transactions except the Company Representations by the Company and the Acquiror Party Representations by the Acquiror Parties. The foregoing does not limit any rights of any Party pursuant to any other Transaction Agreement against any other Party pursuant to such Transaction Agreement to which it is a party or an express third party beneficiary thereof. Except as otherwise expressly set forth in this Agreement, Acquiror understands and agrees that any assets, properties and business of the Company, its Subsidiaries and the Group Companies are furnished “as is,” “where is” and subject to and except for the Company Representations by the Company or as provided in any certificate delivered in accordance with Section 10.02(c), with all faults and without any other representation or warranty of any nature whatsoever. Nothing in this Section 12.16(a) shall relieve any Party of liability in the case of Fraud committed by such Party.

(b)           Effective upon Closing, each of the Parties waives, on its own behalf and on behalf of its respective Affiliates and Representatives, to the fullest extent permitted under applicable Law, any and all rights, Actions and causes of action it may have against any other Party or their respective Subsidiaries and any of their respective current or former Affiliates or Representatives relating to the operation of any Party or its Subsidiaries or their respective businesses or relating to the subject matter of this Agreement, the Disclosure Letters, or the Exhibits to this Agreement, whether arising under or based upon any federal, state, local or foreign statute, Law, ordinance, rule or regulation or otherwise. Each Party acknowledges and agrees that it will not assert, institute or maintain any Action, suit, investigation, or proceeding of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal or equitable theory under which such liability or obligation may be sought to be imposed, that makes any claim contrary to the agreements and covenants set forth in this Section 12.16. Notwithstanding anything herein to the contrary, nothing in this Section 12.16(b) shall preclude any Party from seeking any remedy for Fraud by a Party. Each Party shall have the right to enforce this Section 12.16 on behalf of any Person that would be benefitted or protected by this Section 12.16 if they were a party hereto. The foregoing agreements, acknowledgements, disclaimers and waivers are irrevocable. For the avoidance of doubt, nothing in this Section 12.16 shall limit, modify, restrict or operate as a waiver with respect to, any rights any Party may have under any written agreement entered into in connection with the Transactions, including any other Transaction Agreement.

Section 12.17         Provisions Respecting Representation of the Company.

(a)            Each of the Parties, on its own behalf and on behalf of its Affiliates, equityholders, members, partners and Representatives (including, after the Closing, the Surviving Entity), hereby agree that, in the event that a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (i) the Sponsor, the stockholders or holders of other Equity Securities of Acquiror or the Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Entity) (collectively, the “DFP Group”), on the one hand, and (y) the Surviving Entity and/or any member of the Seller Group, on the other hand, any legal counsel, including White & Case LLP (“White & Case”), that represented Acquiror and/or the Sponsor prior to the Closing, may represent the Sponsor and/or any other member of the DFP Group in such dispute even though the interests of such Persons may be directly adverse to the Surviving Entity, and even though such counsel may have represented Acquiror in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Entity and/or the Sponsor. Acquiror and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Entity), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Transaction Agreements or the transactions contemplated hereby or thereby) between or among Acquiror, the Sponsor and/or any other member of the DFP Group, on the one hand, and White & Case, on the other hand, the attorney-client privilege and the expectation of client confidence shall survive the Mergers and belong to the DFP Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Entity. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with Acquiror or the Sponsor under a common interest agreement shall remain the privileged communications or information of the Surviving Entity.

(b)           Acquiror and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Entity), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (i) the stockholders or holders of other Equity Securities of the Company, its Subsidiaries or any Group Company and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Entity) (collectively, the “Seller Group”), on the one hand, and (y) the Surviving Entity and/or any member of the DFP Group, on the other hand, any legal counsel, including Latham & Watkins LLP (“Latham”) that represented the Company prior to the Closing, may represent any member of the Seller Group in such dispute even though the interests of such Persons may be directly adverse to the Surviving Entity, and even though such counsel may have represented Acquiror and/or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Entity, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Transaction Agreements or the transactions contemplated hereby or thereby) between or among the Company, its Subsidiaries or any Group Company and/or any member of the Seller Group, on the one hand, and Latham, on the other hand, the attorney-client privilege and the expectation of client confidence shall survive the Mergers and belong to the Seller Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Entity. Notwithstanding the foregoing, any privileged communications or information shared by Acquiror prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Surviving Entity.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement and Plan of Merger to be duly executed as of the date hereof.

DFP HEALTHCARE ACQUISITIONS CORP.

By:	/s/ Christopher Wolfe
Name: Christopher Wolfe
Title: Chief Financial Officer

ORION MERGER SUB I, INC.

By	/s/ Christopher Wolfe
Name: Christopher Wolfe
Title: Authorized Signatory

ORION MERGER SUB II, LLC

By:	/s/ Christopher Wolfe
Name: Christopher Wolfe
Title: Authorized Signatory

[Signature Page to Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement and Plan of Merger to be duly executed as of the date hereof.

TOI PARENT, Inc.

By:	/s/ Brad Hively
Name:	Brad Hively
Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

Exhibit A

THIRD AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION OF

DFP HEALTHCARE ACQUISITIONS CORP.

[●], 2021

* * * * *

DFP Healthcare Acquisitions Corp., a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), does hereby certify as follows:

1.	The original certificate of incorporation of the Corporation was filed with the Secretary of State of Delaware (the “Secretary of State”) on November 1, 2019 (the “Original Certificate of Incorporation”). The name under which the Original Certificate of Incorporation was filed is “DFP Healthcare Acquisitions Corp.”

2.	The Corporation’s First Amended and Restated Certificate of Incorporation, which amended and restated the provisions of the Original Certificate of Incorporation, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), and was filed with the Secretary of State on December 30, 2019 (as amended, the “First A&R Certificate”).

3.	Amendment No. 1 to the First A&R Certificate was duly adopted in accordance with Sections 228, 242 and 245 of the DGCL and was filed with the Secretary of State on February 19, 2020.

4.	The Second Amended and Restated Certificate of Incorporation (the “Second A&R Certificate”), which both restates and amends the provisions of the First A&R Certificate, was duly adopted in accordance with Sections 228, 242 and 245 DGCL, and was filed with the Secretary of State on March 10, 2020.

5.	This Third Amended and Restated Certificate of Incorporation (this “Third A&R Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Sections 242 and 245 of the DGCL.

6.	This Third A&R Certificate of Incorporation shall become effective upon filing with the Secretary of State.

7.	The Second A&R Certificate is being amended and restated in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of [●], 2021, by and among the Corporation, Orion Merger Sub I, Inc., Orion Merger Sub II, LLC and TOI Parent Inc. (as amended, modified, supplemented or waived from time to time, the “Merger Agreement”). [As part of the transactions contemplated by the Merger Agreement, all [●] shares of the Class B Common Stock of the Corporation were converted on a 1-for-1 basis into [●] shares of Class A Common Stock of the Corporation such that, at the effectiveness of this Third A&R Certificate of Incorporation, only Class A Common Stock remains outstanding.] [All Class A Common Stock issued and outstanding prior to the effectiveness of this Third A&R Certificate of Incorporation and all Class A Common Stock issued as part of the Merger Agreement and the Subscription Agreements contemplated by the Merger Agreement shall be Common Stock for all purposes of this Third A&R Certificate of Incorporation.] This Third A&R Certificate of Incorporation hereby amends and restates the provisions of the Second A&R Certificate to read in its entirety as follows:

ARTICLE I
NAME

The name of the corporation is [The Oncology Institute, Inc.] (the “Corporation”).

ARTICLE II
REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.

ARTICLE IV
AUTHORIZED CAPITAL

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Corporation shall have authority to issue is [●]. The total number of shares of Common Stock that the Corporation is authorized to issue is [●], having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is [●], having a par value of $0.0001 per share.

2

ARTICLE V
CAPITAL STOCK

The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A.	COMMON STOCK.

1.          General. The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2.          Voting. Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Third A&R Certificate of Incorporation (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third A&R Certificate of Incorporation (including any Certificate of Designation) or pursuant to the DGCL.

Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3.          Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock when, as and if declared by the Board of Directors in accordance with applicable law.

4.          Liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

5.          Transfer Rights. Subject to applicable law and the transfer restrictions set forth in Article VII of the bylaws of the Corporation (as such Bylaws may be amended from time to time, the “Bylaws”), shares of Common Stock and the rights and obligations associated therewith shall be fully transferable to any transferee.

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B.	PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Third A&R Certificate of Incorporation (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Third A&R Certificate of Incorporation (including any Certificate of Designation).

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE VI
BOARD OF DIRECTORS

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A.          Except as otherwise expressly provided by the DGCL or this Third A&R Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors in accordance with the Bylaws.

B.          Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

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C.          Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock), and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term or until his or her earlier death, resignation, retirement, disqualification, or removal.

D.         Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Third A&R Certificate of Incorporation (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article VI, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph B of this Article VI, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided in the Certificate of Designation(s) in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

E.            In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws, subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to adopt, amend or repeal the Bylaws. The stockholders of the Corporation shall also have the power to adopt, amend or repeal the Bylaws; provided, that in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Third A&R Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock) or the Bylaws of the Corporation, the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote generally in an election of directors; provided, further, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws had not been adopted.

F.          The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

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ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

A.         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by written consent in lieu of a meeting. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

B.          Subject to the special rights of the holders of one or more series of Preferred Stock, and to the requirements of applicable law, special meetings of the stockholders of the Corporation may be called for any purpose or purposes, at any time only by or at the direction of the majority of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or President, in each case, in accordance with the Bylaws, and shall not be called by any other person or persons. Any such special meeting so called may be postponed, rescheduled or cancelled by the Board of Directors or other person calling the meeting.

C.          Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes identified in the notice of meeting.

ARTICLE VIII
LIMITATION OF DIRECTOR LIABILITY

No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of this Third A&R Certificate of Incorporation inconsistent with this Article VIII, shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

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ARTICLE IX
INDEMNIFICATION

The Corporation shall indemnify any person to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article IX shall include the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article IX. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IX to directors and officers of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under this Third A&R Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article IX by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation (collectively, the “Covered Persons”) existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

The Corporation hereby acknowledges that certain Covered Persons may have rights to indemnification and advancement of expenses (directly or through insurance obtained by any such entity) provided by one or more third parties (collectively, the “Other Indemnitors”), and which may include third parties for whom such Covered Person serves as a manager, member, officer, employee or agent. The Corporation hereby agrees and acknowledges that notwithstanding any such rights that a Covered Person may have with respect to any Other Indemnitor(s), (i) the Corporation is the indemnitor of first resort with respect to all Covered Persons and all obligations to indemnify and provide advancement of expenses to Covered Persons and (ii) the Corporation shall be required to indemnify and advance the full amount of expenses incurred by the Covered Persons, to the fullest extent required by law, the terms of this Third A&R Certificate of Incorporation, the Bylaws, any agreement to which the Corporation is a party, any vote of the stockholders or the Board of Directors, or otherwise, without regard to any rights the Covered Persons may have against the Other Indemnitors. The Corporation further agrees that no advancement or payment by the Other Indemnitors with respect to any claim for which the Covered Persons have sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of the Covered Persons against the Corporation. These rights shall be a contract right, and the Other Indemnitors are express third party beneficiaries of the terms of this paragraph. Notwithstanding anything to the contrary herein, the obligations of the Corporation under this paragraph shall only apply to Covered Persons in their capacity as Covered Persons.

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ARTICLE X

COMPETITION AND CORPORATE OPPORTUNITIES

A.          In recognition and anticipation that (a) certain directors, principals, officers, employees and/or other representatives of the Sponsor, (as defined in the Registration Rights Agreement) and its Affiliates (as defined below) may serve as directors, officers or agents of the Corporation, (b) the Sponsor and its Affiliates, including (i) any portfolio company in which it or any of its investment fund Affiliates have made a debt or equity investment (and vice versa) or (ii) any of its limited partners, non-managing members or other similar direct or indirect investors may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (c) members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates, including (i) any portfolio company in which they or any of their respective investment fund Affiliates have made a debt or equity investment (and vice versa) or (ii) any of their respective limited partners, non-managing members or other similar direct or indirect investors may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article X are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any Sponsor, Non-Employee Director or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

B.          Neither the (i) the Sponsor nor (ii) any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates (other than the Corporation, any of its subsidiaries or their respective officers or employees) (the Persons (as defined below) identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any fiduciary duty to refrain from directly or indirectly (A) engaging in and possessing interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business in which the Corporation or any of its subsidiaries now engages or proposes to engage or (B) competing with the Corporation or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person (other than the Corporation or any of its subsidiaries), and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted from time to time by the laws of the State of Delaware, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section C of Article X. Subject to Section C of Article X, in the event that any Identified Person acquires knowledge of a potential transaction or matter that may be a corporate or other business opportunity for itself, herself or himself, or any of its or his or her Affiliates, and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty (fiduciary, contractual or otherwise) to communicate or present such transaction or matter to the Corporation or any of its subsidiaries, as the case may be and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any subsidiary of the Corporation for breach of any duty (fiduciary, contractual or otherwise) as a stockholder or director of the Corporation by reason of the fact that such Identified Person, directly or indirectly, pursues or acquires such opportunity for itself, herself or himself, directs such opportunity to another Person or does not present such opportunity to the Corporation or any of its subsidiaries (or its Affiliates).

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C.          The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section (B) of this Article XI shall not apply to any such corporate opportunity.

D.          In addition to and notwithstanding the foregoing provisions of this Article X, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (a) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (b) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (c) is one in which the Corporation has no interest or reasonable expectancy.

E.           For purposes of this Article X, (i) “Affiliate” shall mean (a) in respect of the Sponsor, any Person that, directly or indirectly, is controlled by the Sponsor, controls Sponsor or is under common control with the Sponsor and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (b) in respect of a Non- Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (ii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

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ARTICLE XI
EXCLUSIVE FORUM

A.         Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or this Third A&R Certificate of Incorporation (as either may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (v) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer or stockholder governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Notwithstanding the foregoing, the provisions of this Article XI(A) shall not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

B.          Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

C.           Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI.

ARTICLE XII
MISCELLANEOUS

A.          Notwithstanding anything contained in this Third A&R Certificate of Incorporation to the contrary, in addition to any vote required by applicable law, the following provisions in this Third A&R Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Article V(B) [Preferred Stock], Article VI [Board of Directors], Article VII [Meeting of Stockholders; Action by Written Consent], Article VIII [Limitation of Director Liability], Article IX [Indemnification], Article X [Competition and Corporate Opportunities], Article XI [Forum Selection] and this Article XII [Miscellaneous].

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B.            If any provision or provisions of this Third A&R Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Third A&R Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Third A&R Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Third A&R Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Third A&R Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the Corporation has caused this Third A&R Certificate of Incorporation to be executed by its duly authorized officer as this         day of       , 2021.

DFP HEALTHCARE ACQUISITIONS CORP.

By:
Name:
Title:

12

Exhibit B

Amended & Restated

Bylaws of

[The Oncology Institute, Inc.]

(a Delaware corporation)

Table of Contents

Page

Article I - Corporate Offices		4

1.1	Registered Office	4
1.2	Other Offices	4

Article II - Meetings of Stockholders		4

2.1	Place of Meetings	4
2.2	Annual Meeting.	4
2.3	Special Meeting.	4
2.4	Notice of Business to be Brought before a Meeting.	5
2.5	Notice of Nominations for Election to the Board of Directors	9
2.6	Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors	11
2.7	Notice of Stockholders’ Meetings	13
2.8	Quorum	13
2.9	Adjourned Meeting; Notice	14
2.10	Conduct of Business	14
2.11	Voting	15
2.12	Record Date for Stockholder Meetings and Other Purposes	15
2.13	Proxies	16
2.14	List of Stockholders Entitled to Vote	16
2.15	Inspectors of Election	17
2.16	Delivery to the Corporation	17

Article III - Directors		17
		17
3.1	Powers	18
3.2	Number of Directors	18
3.3	Election, Qualification and Term of Office of Directors	18
3.4	Resignation and Vacancies	18
3.5	Place of Meetings; Meetings by Telephone	18
3.6	Regular Meetings	19
3.7	Special Meetings; Notice	19
3.8	Quorum	19
3.9	Board Action without a Meeting	20
3.10	Fees and Compensation of Directors	20

Article IV - Committees		20

4.1	Committees of Directors	20
4.2	Meetings and Actions of Committees	20
4.3	Subcommittees	21

i

Table of Contents

(Continued)

Article V - Officers		21

5.1	Officers	21
5.2	Appointment of Officers	21
5.3	Subordinate Officers	21
5.4	Removal and Resignation of Officers	22
5.5	Vacancies in Offices	22
5.6	Representation of Shares of Other Corporations	22
5.7	Authority and Duties of Officers	22
5.8	Compensation	22

Article VI - Records		23

Article VII - General Matters		23

7.1	Execution of Corporate Contracts and Instruments	23
7.2	Stock Certificates	23
7.3	Special Designation of Certificates	24
7.4	Lost Certificates	24
7.5	Shares Without Certificates	24
7.6	Construction; Definitions	24
7.7	Dividends	24
7.8	Fiscal Year	25
7.9	Seal	25
7.10	Transfer of Stock	25
7.11	Stock Transfer Agreements	25
7.12	Lock-Up	25
7.13	Registered Stockholders	27
7.14	Waiver of Notice	27

Article VIII - Notice		28

8.1	Delivery of Notice; Notice by Electronic Transmission	28

Article IX - Indemnification		29

9.1	Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.	29
9.2	Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.	29
9.3	Authorization of Indemnification.	30
9.4	Good Faith Defined.	30
9.5	Indemnification by a Court.	30
9.6	Expenses Payable in Advance.	31
9.7	Nonexclusivity of Indemnification and Advancement of Expenses.	31
9.8	Insurance.	31
9.9	Certain Definitions.	32
9.10	Survival of Indemnification and Advancement of Expenses.	32
9.11	Limitation on Indemnification.	32
9.12	Indemnification of Employees and Agents.	32
9.13	Primacy of Indemnification.	32
9.14	Amendments	33

Article X - Amendments		33

Article XI - Definitions		33

ii

Amended & Restated

Bylaws
of

The Oncology Institute, Inc.

Article I - Corporate Offices

1.1          Registered Office.

The address of the registered office of The Oncology Institute, Inc. (f/k/a DFP Healthcare Acquisitions Corp.) (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2          Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

Article II - Meetings of Stockholders

2.1          Place of Meetings.

Meetings of stockholders shall be held at any place within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2          Annual Meeting.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 of these bylaws may be transacted. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

2.3          Special Meeting.

Special meetings of the stockholders may be called, postponed, rescheduled or cancelled only by such persons and only in such manner as set forth in the Certificate of Incorporation.

No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting.

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2.4          Notice of Business to be Brought before a Meeting.

(i)          At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the Chairperson of the Board or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.4 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 and Section 2.6 and this Section shall not be applicable to nominations except as expressly provided in Section 2.5 and Section 2.6.

(ii)           Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting (which, in the case of the first annual meeting of stockholders following the Effective Time (as defined in the Corporation’s Certification of Incorporation), the date of the preceding year’s annual meeting shall be deemed to be [●]); provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

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(iii)          To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

(a)          As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (2) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (1) and (2) are referred to as “Stockholder Information”);

(b)          As to each Proposing Person, (1) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (2) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (3) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (4) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation, on the other hand, (5) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (6) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (7) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through (7) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and

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(c)          As to each item of business that the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), (3) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation or any other person or entity (including their names) in connection with the proposal of such business by such stockholder; and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (c) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

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(iv)          A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(v)           Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The Board or chairperson of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.4, if the Proposing Person (or a qualified representative of the Proposing Person) does not appear at the annual meeting to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(vi)          This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(vii)         For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service, in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or securityholders of the Corporation in general of such information including, without limitation, posting on the Corporation’s investor relations website.

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2.5          Notice of Nominations for Election to the Board of Directors.

(i)          Subject in all respects to the provisions of the Certificate of Incorporation, nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (x) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (y) by a stockholder present in person (A) who was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.5 and Section 2.6 as to such notice and nomination. For purposes of this Section 2.5, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors, the foregoing clause (y) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.

(ii)           Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (1) provide Timely Notice (as defined in Section 2.4) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.5 and Section 2.6 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.

(iii)          Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting in accordance with the Certificate of Incorporation, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.5 and Section 2.6 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure (as defined in Section 2.4) of the date of such special meeting was first made.

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(iv)          In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(v)           In no event may a Nominating Person provide Timely Notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice, (ii) the date set forth in Section 2.5(ii)(b), or (iii) the tenth day following the date of public disclosure (as defined in Section 2.4) of such increase.

(vi)          To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

(a)          As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(iii)(a), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a));

(b)          As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(b) shall be made with respect to the election of directors at the meeting); and

(c)          As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 and Section 2.6 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.6(i).

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For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.

(vii)      A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(viii)       In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

2.6          Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(i)          To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and such additional information with respect to such proposed nominee as would be required to be provided by the Corporation pursuant to Schedule 14A if such proposed nominee were a participant in the solicitation of proxies by the Corporation in connection with such annual or special meeting and (ii) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the Corporation, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election and (E) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director.

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(ii)          The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines.

(iii)          A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.6, if necessary, so that the information provided or required to be provided pursuant to this Section 2.6 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

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(iv)          No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.5 and this Section 2.6, as applicable. The Board or chairperson of the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. Notwithstanding the foregoing provisions of Section 2.5, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(v)          Notwithstanding anything in these bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.5 and this Section 2.6.

2.7          Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 8.1 of these bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the notice of meeting (or any supplement thereto).

2.8          Quorum.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.9 of these bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

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2.9          Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.

2.10          Conduct of Business.

The chairperson of each annual and special meeting shall be the Chairperson of the Board or, in the absence (or inability or refusal to act) of the Chairperson of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of the meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of the chairperson of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairperson of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the chairperson of the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such chairperson should so determine, such chairperson shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairperson of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

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2.11          Voting.

Except as may be otherwise provided in the Certificate of Incorporation, these bylaws or the DGCL, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Except as otherwise provided by the Certificate of Incorporation and subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.

2.12          Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than 60 days nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

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In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.13          Proxies.

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission that sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder.

2.14          List of Stockholders Entitled to Vote.

The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.

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2.15          Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a person to fill that vacancy.

Such inspectors shall:

(i)          determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii)           count all votes or ballots;

(iii)          count and tabulate all votes;

(iv)          determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v)           certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine.

2.16          Delivery to the Corporation.

Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II.

Article III - Directors

3.1          Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

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3.2          Number of Directors.

Subject to the Certificate of Incorporation or any certificate of designation with respect to any series of Preferred Stock, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3          Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4 of these bylaws, and subject to the Certificate of Incorporation, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal in accordance with the Certificate of Incorporation. Directors need not be stockholders. The Certificate of Incorporation or these bylaws may prescribe qualifications for directors.

3.4          Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.

Unless otherwise provided in the Certificate of Incorporation or these bylaws, vacancies resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

3.5          Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

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3.6          Regular Meetings.

Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.

3.7          Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be held within or outside the State of Delaware and called at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary or a majority of the total number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i)          delivered personally by hand, by courier or by telephone;

(ii)          sent by United States first-class mail, postage prepaid;

(iii)          sent by facsimile or electronic mail; or

(iv)          sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8          Quorum.

At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

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3.9          Board Action without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board.

3.10          Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV - Committees

4.1          Committees of Directors.

The Board may designate one or more committees, each committee to consist, of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

4.2          Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)          Section 3.5 (place of meetings; meetings by telephone);

(ii)           Section 3.6 (regular meetings);

(iii)          Section 3.7 (special meetings; notice);

(iv)          Section 3.9 (board action without a meeting); and

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(v)           Section 7.14 (waiver of notice),

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i)          the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii)           special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii)          the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.2, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

4.3          Subcommittees.

Unless otherwise provided in the Certificate of Incorporation, these bylaws, the resolutions of the Board designating the committee or the charter of such committee adopted by the Board, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V - Officers

5.1          Officers.

The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person. No officer need be a stockholder or director of the Corporation.

5.2          Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws.

5.3          Subordinate Officers.

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

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5.4          Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5          Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled as provided in Section 5.2 or Section 5.3, as applicable.

5.6          Representation of Shares of Other Corporations.

The Chairperson of the Board, the Chief Executive Officer or the President of this Corporation, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7          Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

5.8          Compensation.

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

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Article VI - Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

Article VII - General Matters

7.1          Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

7.2          Stock Certificates.

The shares of the Corporation shall be represented by certificates, provided that the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chairperson or Vice Chairperson of the Board, Chief Executive Officer, the President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

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7.3          Special Designation of Certificates.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or on the back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of uncertificated shares, set forth in a notice provided pursuant to Section 151 of the DGCL); provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face of back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of any uncertificated shares, included in the aforementioned notice) a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.4          Lost Certificates.

Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may, in addition to any other requirements as may be imposed by the Corporation, require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5          Shares Without Certificates.

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.6          Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

7.7          Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

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7.8          Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.9          Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.10          Transfer of Stock.

Subject to the restrictions set forth in Section 7.12, shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

7.11          Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL or other applicable law.

7.12          Lock-Up.

(i)          Subject to Section 7.12(ii), the holders (the “Lock-up Holders”) of common stock of the Corporation issued (a) as consideration pursuant to the merger of Orion Merger Sub I, Inc., a Delaware corporation (“First Merger Sub”), with and into TOI Parent Inc. (d/b/a The Oncology Institute), a Delaware corporation (“TOI Parent”), with TOI Parent surviving as a wholly owned subsidiary of the Corporation (the “First Merger”), and immediately thereafter and as part of the same overall transaction as the First Merger, the merger of TOI Parent with and into Orion Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”), with Second Merger Sub surviving as a wholly owned subsidiary of the Corporation (such merger, together with the First Merger, the “TOI Transaction”), (b) to directors, officers and employees of the Corporation upon the settlement or exercise of restricted stock units, stock options or other equity awards outstanding as of immediately following the closing of the TOI Transaction in respect of awards of TOI Parent outstanding immediately prior to the closing of the TOI Transaction (including, for the avoidance of doubt, the Acquiror Warrants and (as defined in that certain Merger Agreement, dated as of [●], 2021, by and among the Corporation, First Merger Sub, Second Merger Sub and TOI Parent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”))) (such shares referred to in this Section 7.12(i)(b), the “TOI Parent Equity Award Shares”), or (c) as Acquiror Class B Common Stock (as defined in the Merger Agreement) of the Corporation prior to the TOI Transaction as well as any shares of the Corporation into which the Acquiror Class B Common Stock may be converted in connection with the TOI Transaction (such common stock of the Corporation referred to in clauses (a), (b) and (c) of this Section 7.12(i), the “Lock-up Shares”), and each Permitted Transferee may not Transfer any Lock-up Shares until the end of the Lock-up Period (the “Lock-up”).

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(ii)           Notwithstanding the provisions set forth in Section 7.12(i), each of the Lock-up Holders and their respective Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period (a) to (i) the Corporation’s officers or directors, (ii) any affiliates or family members of the Corporation’s officers or directors, or (iii) the other Lock-up Holders or any direct or indirect partners, members or equity holders of any Lock-up Holder, any affiliates of any Lock-up Holder, any director or employee of any Lock-up Holder or of any affiliate of any Lock-up Holder, or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates; (c) in the case of Lock-up Holder that is not an individual, through distributions to limited or general partners, members, managers, equity holders, stockholders or affiliates of such Lock-Up Holder or via the admission of new equity holders, partners, members or managers into any entity holding any of the Lock-Up Shares (c) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person or entity, or to a charitable organization; (d) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (e) in the case of an individual, pursuant to a qualified domestic relations order; (f) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof; (g) to the Corporation; (h) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board or a duly authorized committee thereof or other similar transaction which results in all of the Corporation’s stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the closing date of the TOI Transaction; or (i) in the case of any Pre-Closing Optionholder (as defined in the Merger Agreement), in order to satisfy any tax liability arising in connection with the vesting of the Optionholder Earnout Shares (as defined in the Merger Agreement) under Section 3.07(b) of the Merger Agreement, assuming the maximum federal,state and local income tax rates applicable to such Pre-Closing Optionholder and including all employee side employment taxes payable thereon.

(iii)          Notwithstanding the other provisions set forth in this Section 7.12, the Board may, in its sole discretion, determine to waive, amend, or repeal the Lock-up obligations set forth herein.

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(iv)          For purposes of this Section 7.12:

(a)          the term “Lock-up Period” means the period beginning on the closing date of the TOI Transaction and ending on the date that is 12 months after the closing date of the TOI Transaction; provided, that (i) 50% of the Lock-up Shares held by each Lock-up Holder will be released from lock-up six months after the closing date of the TOI Transaction and (ii) an additional 25% the Lock-up Shares held by each Lock-up Holder will be released from lock-up nine months after the closing date of the TOI Transaction;

(b)          the term “Lock-up Shares” does not include (i) any shares of common stock acquired in any underwritten offering or the public market, or in any public or private capital raising transaction of the Corporation after the date of the TOI Transaction or otherwise any shares of common stock of the Corporation (or other securities of the Corporation) other than the Lock-Up Shares or (ii) shares of common stock issued in connection with the PIPE Investment (as defined in the Merger Agreement);

(c)          the term “Permitted Transferees” means, prior to the expiration of the Lock-up Period, any person or entity to whom such Lock-up Holder is permitted to transfer such shares of common stock prior to the expiration of the Lock-up Period pursuant to Section 7.12(ii); and

(d)          the term “Transfer” means the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

7.13          Registered Stockholders.

The Corporation:

(i)          shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii)           shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.14          Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

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Article VIII - Notice

8.1          Delivery of Notice; Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)          if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)          if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii)          if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

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An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article IX - Indemnification

9.1          Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.

Subject to Section 9.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

9.2          Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.

Subject to Section 9.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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9.3          Authorization of Indemnification.

Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

9.4          Good Faith Defined.

For purposes of any determination under Section 9.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 9.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 9.1 or 9.2, as the case may be.

9.5          Indemnification by a Court.

Notwithstanding any contrary determination in the specific case under Section 9.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 9.1 or 9.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2, as the case may be. Neither a contrary determination in the specific case under Section 9.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Article IX shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

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9.6          Expenses Payable in Advance.

Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

9.7          Nonexclusivity of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 9.1 or 9.2 shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.1 or Section 9.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

9.8          Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

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9.9          Certain Definitions.

For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article IX shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

9.10          Survival of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

9.11          Limitation on Indemnification.

Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 9.5), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of the Corporation.

9.12          Indemnification of Employees and Agents.

The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IX to directors and officers of the Corporation.

9.13          Primacy of Indemnification.

Notwithstanding that a director, officer, employee or agent of the Corporation (collectively, the “Covered Persons”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “Other Indemnitors”), with respect to the rights to indemnification, advancement of expenses and/or insurance set forth herein, the Corporation: (i) shall be the indemnitor of first resort (i.e., its obligations to Covered Persons are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Covered Persons are secondary); and (ii) shall be required to advance the full amount of expenses incurred by Covered Persons and shall be liable for the full amount of all liabilities, without regard to any rights Covered Persons may have against any of the Other Indemnitors. No advancement or payment by the Other Indemnitors on behalf of Covered Persons with respect to any claim for which Covered Persons have sought indemnification from the Corporation shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Covered Persons against the Corporation. Notwithstanding anything to the contrary herein, the obligations of the Corporation under this Section 9.13 shall only apply to Covered Persons in their capacity as Covered Persons.

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9.14          Amendments.

Any repeal or amendment of this Article IX by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these bylaws inconsistent with this Article IX, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Article X - Amendments

The Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that such action by stockholders shall require, in addition to any other vote required by the Certificate of Incorporation or applicable law, the affirmative vote of the holders of at least two-thirds of the voting power of all the then-outstanding shares of voting stock of the Corporation with the power to vote generally in an election of directors, voting together as a single class.

Article XI - Definitions

As used in these bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

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An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

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Exhibit C

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [●], 2021, by and among (i) DFP Healthcare Acquisitions Corp., a Delaware corporation (“Pubco”), (ii) DFP Sponsor LLC, a Delaware limited liability company (“Sponsor”), (iii) each of the Persons listed on the Schedule of Investors attached hereto as of the date hereof, and (iv) each of the other Persons set forth from time to time on the Schedule of Investors who, at any time, own securities of Pubco and enter into a joinder to this Agreement agreeing to be bound by the terms hereof (each Person identified in the foregoing (ii) through (iv), an “Investor” and, collectively, the “Investors”). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 11 hereof.

WHEREAS, Pubco and certain of the Investors (the “Original Holders”) are parties to that certain Registration Rights Agreement, dated as of March 10, 2020 (the “Prior Agreement”);

WHEREAS, the Original Holders currently hold an aggregate of 5,750,000 shares (the “Founder Shares”) of Class B ordinary common stock of Pubco, par value $0.0001 per share, issued prior to Pubco’s initial public offering;

WHEREAS, the Original Holders currently hold an aggregate of 3,733,334 warrants (the “Private Placement Warrants”) to purchase, at an exercise price of $11.50 per share (subject to adjustment), shares of Common Stock;

WHEREAS, Pubco, Orion Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of Pubco (“First Merger Sub”), Orion Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Pubco (“Second Merger Sub”) and TOI Parent, Inc., a Delaware corporation (the “Company”) have entered into an Agreement and Plan of Merger, dated June 28, 2021 (the “Merger Agreement”), pursuant to which, and subject to the terms and conditions thereof, the parties thereto have agreed to enter into a business combination transaction by which: (i) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving entity of the Second Merger;

WHEREAS, in connection with the execution and delivery of the Merger Agreement, Pubco and certain of the Deerfield Investors have entered into subscription agreements, dated as of June 28, 2021 (the “Subscription Agreements”), pursuant to which, and subject to the terms and conditions thereof, such Deerfield Investors have agreed to purchase an aggregate of 27,500,000 shares of Common Stock (including any Series A Common Equivalent Preferred Stock (as described below) issued or issuable pursuant to the Subscription Agreements and any Common Stock issued or issuable upon conversion thereof, the “PIPE Shares”);

WHEREAS, certain of the Deerfield Investors (the “Letter Investors”) and Pubco have entered into a letter agreement dated as of June 28, 2021 (the “Consent Letter”), pursuant to which, among other things, the Letter Investors and Pubco have agreed to enter into negotiations to establish definitive documentation pursuant to which the Letter Investors will exchange a number of their shares of Common Stock and Founder Shares for and in consideration of a number of shares of Pubco’s preferred stock, par value $0.0001 per share, to be designated as Series A Common Equivalent Preferred Stock (“Series A Common Equivalent Preferred Stock”), pursuant to the terms of the Certificate of Designation, Preferences and Rights contemplated by the Consent Letter, on a 100:1 basis; and

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement in its entirety on the terms and conditions included herein and to include the recipients of the other Registrable Securities identified herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.            Resale Shelf Registration Rights.

(a)            Registration Statement Covering Resale of Registrable Securities. Pubco shall use its reasonable best efforts to prepare and file or cause to be prepared and filed with the Commission, no later than thirty (30) days following the consummation of the Mergers (the “Filing Deadline”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Investors of all of the Registrable Securities held by the Investors (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-1; provided, that Pubco shall file, within thirty (30) days of such time as Form S-3 (“Form S-3”) is available for the Resale Shelf Registration Statement, a post-effective amendment to the Resale Shelf Registration Statement then in effect, or otherwise file a Registration Statement on Form S-3, registering the Registrable Securities for resale in accordance with the immediately preceding sentence on Form S-3 (provided that Pubco shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement (or post-effective amendment) on Form S-3 covering such Registrable Securities has been declared effective by the Commission). Pubco shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than the earlier of (i) sixty (60) days following the Filing Deadline and (ii) three (3) Business Days after the Commission notifies Pubco that it will not review the Resale Shelf Registration Statement, if applicable (the “Effectiveness Deadline”); provided, that, if the Registration Statement filed pursuant to this Section 1(a) is reviewed by, and Pubco receives comments from, the Commission with respect to such Registration Statement, the Effectiveness Deadline shall be extended to ninety (90) days following the Filing Deadline. Without limiting the foregoing, as soon as practicable, but in no event later than three (3) Business Days, following the resolution or clearance of all Commission comments or, if applicable, following notification by the Commission that any such Registration Statement or any amendment thereto will not be subject to review, Pubco shall file a request for acceleration of effectiveness of such Registration Statement (to the extent required, by declaration or ordering of effectiveness, of such Registration Statement or amendment by the Commission) to a time and date not later than two (2) Business days after the submission of such request. Once effective, Pubco shall use reasonable best efforts to keep the Resale Shelf Registration Statement continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times for the public resale of all of the Registrable Securities until such date as all Registrable Securities covered by the Resale Shelf Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement. The Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit any Investor to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and Pubco shall file with the Commission the final form of such Prospectus pursuant to Rule 424 (or successor thereto) under the Securities Act no later than the first (1st) Business Day after the Resale Shelf Registration Statement becomes effective. The Resale Shelf Registration Statement shall provide that the Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Investors. Without limiting the foregoing, subject to any comments from the Commission, each Registration Statement filed pursuant to this Section 1 shall include a “plan of distribution” approved by the Majority TOI Investors and the Majority Deerfield Investors.

(b)            Notwithstanding the registration obligations set forth in this Section 1, in the event that, despite Pubco’s efforts to include all of the Registrable Securities in any Registration Statement filed pursuant to Section 1(a), the Commission informs Pubco (the “Commission’s Notice”) that all of the Registrable Securities cannot, as a result of the application of Rule 415 or otherwise, be registered for resale as a secondary offering on a single Registration Statement, Pubco agrees to promptly (i) inform each of the holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and (ii) as soon as practicable but in no event later than the New Registration Statement Filing Deadline, file an additional Registration Statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to Pubco for such Registration Statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, Pubco shall be obligated to use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. The Investors shall have the right to participate or have their respective legal counsel participate in any meetings or discussions with the Commission regarding the Commission’s position and to comment or have their respective counsel comment on any written submission made to the Commission with respect thereto. No such written submission shall be made to the Commission to which any Investor’s counsel reasonably objects. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering, unless otherwise directed in writing by a holder as to its Registrable Securities directing the inclusion of less than such holder’s pro rata amount or otherwise required by the SEC, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Investors. In the event Pubco amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, Pubco will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to Pubco or to registrants of securities in general, one or more Registration Statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement. If Pubco shall not be able to register for resale all of the Registrable Securities on the Resale Shelf Registration Statement within three (3) months following the date of Pubco’s receipt of the Commission’s Notice, then, until such Resale Shelf Registration Statement is effective, each of the Majority TOI Investors and the Majority Deerfield Investors shall be entitled to demand registration rights pursuant to Section 2 below as long as the demand request is a proposal to sell Registrable Securities with an aggregate market price at the time of request of not less than $25,000,000 (the “Shelf Demand Right”).

(c)            Registrations effected pursuant to this Section 1 shall not be counted as Demand Registrations effected pursuant to Section 2.

(d)            No Investor shall be named as an “underwriter” in any Registration Statement filed pursuant to this Section 1 without the Investor’s prior written consent; provided that if the Commission requests that an Investor be identified as a statutory underwriter in the Registration Statement, then such Investor will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement upon its prompt written request to Pubco, in which case Pubco’s obligation to register such Investor’s Registrable Securities shall be deemed satisfied or (ii) be included as such in the Registration Statement. Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and shall be subject to the approval, which shall not be unreasonably withheld or delayed, of) the Majority TOI Investors and the Majority Deerfield Investors prior to its filing with, or other submission to, the Commission; provided that, Pubco shall not be deemed to be in breach of any Effectiveness Deadline or other deadline set forth in this Agreement if the failure of Pubco to meet such deadline is the result of an Investor’s failure to approve such Registration Statement or amendment or supplement thereto or request for acceleration thereof.

(e)            In the event that on any Trading Day (as defined below) (the “Registration Trigger Date”) the number of shares available under the Registration Statements filed pursuant to this Section 1 is insufficient to cover all of the Registrable Securities (without giving effect to any limitations on the exercise or conversion of any securities exercisable for, or convertible into, Registrable Securities and, in the case of Registrable Securities issuable upon the exercise of warrants, assuming the exercise of such warrants for cash), Pubco shall amend such Registration Statements, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover the total number of Registrable Securities so issued or issuable (without giving effect to any limitations on the exercise or conversion of any securities exercisable for, or convertible into, Registrable Securities and, in the case of Registrable Securities issuable upon the exercise of warrants, assuming the exercise of such warrants for cash) as of the Registration Trigger Date as soon as practicable, but in any event within fifteen (15) days after the Registration Trigger Date. Pubco shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event Pubco shall cause such amendment and/or new Registration Statement to become effective within sixty (60) days of the Registration Trigger Date (or ninety (90) days if the applicable Registration Statement or amendment is reviewed by, and comments are thereto provided from, the Commission) or as promptly as practicable in the event Pubco is required to increase its authorized shares. “Trading Day” shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

2.            Demand Registrations.

(a)            Requests for Registration. Subject to the terms and conditions of this Agreement and, as applicable, the lock-up provisions contained in Section 7.12 of Pubco’s Amended and Restated Bylaws (the “Bylaws”), at any time or from time to time, provided that Pubco does not then have an effective Registration Statement outstanding covering all of the Registrable Securities, the holders of Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”) or, if available, on Form S-3 (including a shelf registration pursuant to Rule 415 under the Securities Act) or any similar short-form registration statement, including an automatic shelf registration statement (as defined in Rule 405) (an “Automatic Shelf Registration Statement”), if available to Pubco (“Short-Form Registrations”), in accordance with Section 2(b) and Section 2(c) below (such holders being referred to herein as the “Initiating Investors” and all registrations requested by the Initiating Investors being referred to herein as “Demand Registrations”). Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the intended method of distribution. Subject to Sections 10(a) and 10(b) (collectively, the “MNPI Provisions”), within five (5) Business Days after receipt of any such request, Pubco shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms and conditions set forth herein, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all such Registrable Securities with respect to which Pubco has received written requests for inclusion therein within five (5) Business Days after the receipt of Pubco’s notice. Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(b)            Long-Form Registrations. (i) The Majority TOI Investors, on behalf of any and all TOI Investors, may request one (1) Long-Form Registration in which Pubco shall pay all Registration Expenses whether or not any such Long-Form Registration has become effective, and (ii) the Majority Deerfield Investors may request one (1) Long-Form Registration in which Pubco shall pay all Registration Expenses whether or not any such Long-Form Registration has become effective; in each case, provided that, Pubco shall not be obligated to effect, or to take any action to effect, any Long-Form Registration (x) unless the aggregate market price of the Registrable Securities requested to be registered in such Long-Form Registration exceeds $25,000,000 at the time of request, or (y) if Pubco has already effected a Demand Registration (which became effective) in the preceding 45-day period; provided, further, that Pubco shall only be obligated to effect, or take any action to effect, one (1) Long-Form Registration for each of the two groups identified in the first sentence of this Section 2(b). A registration shall not count as the sole permitted Long-Form Registration until it has become effective and unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided that in any event Pubco shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations hereunder.

(c)            Short-Form Registrations. In addition to the Long-Form Registration provided pursuant to Section 2(b), each of (i) the Majority TOI Investors, on behalf of any and all TOI Investors and (ii) the Majority Deerfield Investors shall be entitled to request Short-Form Registrations in which Pubco shall pay all Registration Expenses whether or not any such Short-Form Registration has become effective; provided, however, that Pubco shall not be obligated to effect any such Short-Form Registration: (x) if the holders of Registrable Securities, together with the holders of any other securities of Pubco entitled to inclusion in such Short-Form Registration, propose to sell Registrable Securities with an aggregate market price at the time of request of less than $25,000,000, (y) if Pubco has already effected three (3) Short-Form Registrations (which became effective) for the holders of Registrable Securities requesting a Short-Form Registration pursuant to this Section 2(c), or (z) if Pubco has already effected a Demand Registration (which became effective) in the preceding 90-day period. Demand Registrations shall be Short-Form Registrations whenever Pubco is permitted to use any applicable short form registration and if the managing underwriters (if any) agree to the use of a Short-Form Registration. For so long as Pubco is subject to the reporting requirements of the Exchange Act, Pubco shall use its reasonable best efforts to make Short-Form Registrations available for the offer and sale of Registrable Securities. If Pubco is qualified to and, pursuant to the request of the holders of a majority of the Registrable Securities, has filed with the Commission a Registration Statement under the Securities Act on Form S-3 pursuant to Rule 415 (a “Shelf Registration”), then Pubco shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable after filing, and, if Pubco is a WKSI at the time of any such request, to cause such Shelf Registration to be an Automatic Shelf Registration Statement, and once effective, Pubco shall cause such Shelf Registration to remain effective (including by filing a new Shelf Registration, if necessary) for a period ending on the earlier of (i) the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Shelf Registration or (ii) the date as of which all of the Registrable Securities included in such registration are able to be sold within a 90-day period in compliance with Rule 144 under the Securities Act (without any restrictions as to volume or the manner of sale or otherwise and without the requirement for Pubco to be in compliance with the current public information required under Rule 144(c)(i) or Rule 144(i)(2) and, in the case of Registrable Securities issuable upon the exercise of warrants, assuming the exercise of such warrants for cash). If for any reason Pubco ceases to be a WKSI or becomes ineligible to utilize Form S-3, Pubco shall prepare and file with the Commission a Registration Statement or Registration Statements on such form that is available for the sale of Registrable Securities.

(d)            Shelf Takedowns. At any time when the Resale Shelf Registration Statement or a Shelf Registration for the sale or distribution by holders of Registrable Securities on a delayed or continuous basis pursuant to Rule 415, including by way of an underwritten offering, block sale or other distribution plan (each, a “Resale Shelf Registration”), is effective and its use has not been otherwise suspended by Pubco in accordance with the terms of Section 2(f) below, upon a written demand (a “Takedown Demand”) by any Investor that is, in either case, a Shelf Participant holding Registrable Securities at such time (the “Initiating Holder”), Pubco will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of such Resale Shelf Registration (a “take down offering”) and Pubco shall pay all Registration Expenses in connection therewith; provided that, subject to the MNPI Provisions, Pubco will provide (x) in connection with any non-marketed underwritten takedown offering (other than a Block Trade), at least two (2) Business Days’ notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant, (y) in connection with any Block Trade initiated prior to the three (3) year anniversary of the consummation of the Mergers, notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant no later than noon Eastern time on the Business Day prior to the requested Takedown Demand and (z) in connection with any marketed underwritten takedown offering, at least five (5) Business Days’ notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant. In connection with (x) any non-marketed underwritten takedown offering initiated prior to the three (3) year anniversary of the consummation of the Mergers and (y) any marketed underwritten takedown offering, if any Shelf Participants entitled to receive a notice pursuant to the preceding sentence request inclusion of their Registrable Securities (by notice to Pubco, which notice must be received by Pubco no later than (A) in the case of a non-marketed underwritten takedown offering (other than a Block Trade), the Business Day following the date notice is given to such participant, (B) in the case of a Block Trade, by 10:00 p.m. Eastern time on the date notice is given to such participant and (C) in the case of a marketed underwritten takedown offering, three (3) Business Days following the date notice is given to such participant), the Initiating Holder and the other Shelf Participants that request inclusion of their Registrable Securities shall be entitled to sell their Registrable Securities in such offering. Each holder of Registrable Securities that is a Shelf Participant agrees that such holder shall treat as confidential the receipt of the notice of a Takedown Demand and shall not disclose or use the information contained in such notice without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(e)            Priority on Demand Registrations and Takedown Offerings. Pubco shall not include in any Demand Registration that is an underwritten offering any securities that are not Registrable Securities without the prior written consent of the managing underwriters and the holders of a majority of the Registrable Securities then outstanding. If a Demand Registration or a takedown offering is an underwritten offering and the managing underwriters advise Pubco in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities included in such underwritten offering, Pubco shall include in such offering, prior to the inclusion of any securities which are not Registrable Securities, the Registrable Securities requested to be included in such registration (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder).

(f)            Restrictions on Demand Registrations and Takedown Offerings. Any demand for the filing of a Registration Statement or for a registered offering (including a takedown offering) hereunder will be subject to the constraints of any applicable lock-up arrangements to which any demanding Investor is party, and any such demand must be deferred until such lock-up arrangements no longer apply.

(i)            Pubco shall not be obligated to effect any Demand Registration within 60 days prior to Pubco’s good faith estimate of the date of filing of a Registration Statement in respect of an underwritten public offering of Pubco’s securities and for such a period of time after such a filing as the managing underwriters request, provided that such period shall not exceed 120 days from the date of the underwriting agreement entered into in respect of such underwritten public offering. Pubco may postpone, for up to 60 days from the date of the request, the filing or the effectiveness of a Registration Statement for a Demand Registration or suspend the use of a prospectus that is part of any Resale Shelf Registration Statement (and therefore suspend sales of the Registrable Securities included therein pursuant to such Resale Shelf Registration Statement) by providing written notice to the holders of Registrable Securities in accordance with Section 2(f)(ii)  if the board of directors of Pubco reasonably determines in good faith that the offer or sale of Registrable Securities would be expected to have a detrimental effect on any proposal or plan by Pubco or any subsidiary thereof to engage in any material acquisition or disposition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or would require Pubco to disclose any material nonpublic information which would reasonably be likely to be detrimental to Pubco and its subsidiaries; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration or Takedown Demand shall be entitled to withdraw such request. Pubco may delay or suspend the effectiveness of a Registration Statement filed hereunder or takedown offering pursuant to this Section 2(f)(i) only once in any consecutive twelve-month period; provided that, for the avoidance of doubt, Pubco may in any event delay or suspend the effectiveness of Demand Registration or takedown offering in the case of an event described under Section 5(g) to enable it to comply with its obligations set forth in Section 5(f).

(ii)            In the case of an event that causes Pubco to suspend the use of any Resale Shelf Registration as set forth in Section 2(f)(i) or pursuant to Section 5(g) (a “Suspension Event”), Pubco shall give a notice to the holders of Registrable Securities registered pursuant to such Shelf Registration (a “Suspension Notice”), no later than three (3) Business Days from the date of such Suspension Event, to suspend sales of the Registrable Securities and, subject to the MNPI Provisions, such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing (provided that in each notice Pubco shall not disclose the basis for such suspension or any material non-public information to any Investor unless otherwise requested in writing by such Investor). Pubco shall use commercially reasonable efforts to make the Resale Shelf Registration Statement available for the sale by Investors of Registrable Securities as soon as practicable following a Suspension Event. A holder of Registrable Securities shall not effect any sales of the Registrable Securities pursuant to such Resale Shelf Registration (or such filings) at any time after it has received a Suspension Notice from Pubco and prior to receipt of an End of Suspension Notice (as defined below); provided, for the avoidance of doubt, that the foregoing shall not restrict or otherwise affect the consummation of any sale pursuant to a contract entered into, or order placed, by any holder prior to the delivery the Suspension Notice. Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose the information contained in such Suspension Notice without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such holder in breach of the terms of this Agreement. The holders of Registrable Securities may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf Registration (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from Pubco, which End of Suspension Notice shall be given by Pubco to the holders of Registrable Securities and to such holders’ counsel, if any, promptly following the conclusion of any Suspension Event.

(iii)            Notwithstanding any provision herein to the contrary, if Pubco shall give a Suspension Notice with respect to any Resale Shelf Registration pursuant to this Section 2(f), Pubco agrees that it shall extend the period of time during which such Resale Shelf Registration shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the holders of the Suspension Notice to and including the date of receipt by the holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that Common Stock covered by such Resale Shelf Registration are no longer Registrable Securities.

(g)            Selection of Underwriters. In connection with any Demand Registration, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer the offering; provided that such selection shall be subject to the written consent of Pubco, which consent will not be unreasonably withheld, conditioned or delayed. If any takedown offering is an underwritten offering, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer such takedown offering, provided that such selection shall be subject to the written consent of Pubco, which consent will not be unreasonably withheld, conditioned or delayed. In each case, Pubco and the Applicable Approving Party shall have the right to approve the underwriting arrangements with such investment banker(s) and manager(s) on behalf of all holders of Registrable Securities participating in such offering. All Investors proposing to distribute their securities through underwriting shall (together with Pubco) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

(h)            Other Registration Rights. Pubco represents and warrants to each holder of Registrable Securities that the registration rights granted in this Agreement do not conflict with any other registration rights granted by Pubco. Except as provided in this Agreement, Pubco shall not grant to any Persons the right to request Pubco to register any equity securities of Pubco, or any securities, options or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding.

(i)            Revocation of Demand Notice or Takedown Notice. At any time prior to the effective date of the Registration Statement relating to a Demand Registration or the “pricing” of any offering relating to a Takedown Demand, the holders of Registrable Securities that requested such Demand Registration or takedown offering may revoke such request for a Demand Registration or takedown offering on behalf of all holders of Registrable Securities participating in such Demand Registration or takedown offering without liability to such holders of Registrable Securities, in each case by providing written notice to Pubco.

3.            Piggyback Registrations.

(a)            Right to Piggyback. Whenever Pubco proposes to register under the Securities Act an offering of any of its securities on behalf of any holders thereof or otherwise effect an underwritten offering of securities (other than (i) pursuant to the Resale Shelf Registration Statement, (ii) pursuant to a Demand Registration (which, for the avoidance of doubt, is addressed in and subject to the rights set forth in, Section 2 hereof), (iii) pursuant to a Takedown Demand (which, for the avoidance of doubt, is addressed in and subject to the rights set forth in, Section 2 hereof), (iv) in connection with registrations on Form S-4 or S-8 promulgated by the Commission or any successor forms, (v) pursuant to a registration relating solely to employment benefit plans, or (vi) in connection with a registration the primary purpose of which is to register debt securities) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), Pubco shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a Piggyback Registration and, subject to the terms of Sections 3(c) and 3(d) hereof, shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which Pubco has received written requests for inclusion therein within ten (10) Business Days after the delivery of Pubco’s notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable Registration Statement becoming effective (if applicable).

(b)            Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by Pubco in all Piggyback Registrations, whether or not any such registration became effective.

(c)            Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of Pubco, and the managing underwriters advise Pubco in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, Pubco shall include in such registration (i) first, the securities Pubco proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Investors which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(d)            Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Pubco’s securities other than holders of Registrable Securities, and the managing underwriters advise Pubco in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, Pubco shall include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration by the Investors which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(e)            Other Registrations. If Pubco has previously filed a Registration Statement with respect to Registrable Securities pursuant to Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, then Pubco shall not be required to file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form or the Resale Shelf Registration Statement or a New Registration Statement) at the request of any holder or holders of such Registrable Securities until a period of at least 90 days has elapsed from the effective date of such previous registration; provided, however, that Pubco shall at all times remain obligated to file, supplement and/or amend, as applicable, each Registration Statement required to be filed pursuant to Section 1 in accordance with Sections 1(a) and 1(b), as applicable.

(f)            Right to Terminate Registration. Pubco shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any holder of Registrable Securities has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by Pubco in accordance with Section 7.

4.            Agreements of Certain Holders.

(a)            If required by the managing underwriter(s), in connection with any underwritten Public Offering on or after the date hereof, any Investor that beneficially owns 1% or more of the outstanding Common Stock on the date of such underwritten Public Offering shall enter into lock-up agreements with the managing underwriter(s) of such underwritten Public Offering in such form as agreed to by such managing underwriter(s). In no event shall any Investor holding Registrable Securities that is not a director or executive officer of Pubco on the date of such underwritten Public Offering be required to enter into any such lock-up agreement (i) that contains less favorable terms than the terms offered to any other Investor, or (ii) unless such Investor has requested its Registrable Securities be included in such underwritten registration, after the first anniversary of the Closing Date (as defined in the Merger Agreement) if it owns less than 5% of the outstanding Common Stock on the date of such underwritten Public Offering. In addition, (i) in no event shall any Investor that is not a director or executive officer of Pubco on the date of such underwritten Public Offering be required to enter into lock-up agreements pursuant to this Section 4(a) on more than two (2) occasions (unless such Investor is including its Registrable Securities in an underwritten registration and such lock-up is requested by the managing underwriter(s) in connection therewith), (ii) any lock-up agreement into which any Investor enters into pursuant to this Section 4(a) shall be for a period of not more than sixty (60) days, (iii) the obligations of the Investors to enter into lockup agreements pursuant to this Section 4(a) shall terminate on the second anniversary of the Closing Date, (iv) no Investor shall be required to enter into a lock-up agreement pursuant to this Section 4(a) within six (6) months following the expiration of a previous lock-up agreement entered into by such Investor pursuant to this Section 4(a), (v) no Investor shall be required to be subject to a lock-up agreement pursuant to this Section 4(a) during the sixty (60) day period commencing immediately following the date that shares of Common Stock are first released from the Lock-up (as defined in the Bylaws).

(b)            The holders of Registrable Securities shall use commercially reasonable efforts to provide such information as may reasonably be requested by Pubco, or the managing underwriter, if any, in connection with the preparation of any Registration Statement in which the Registrable Securities of such holder are to be included, including amendments and supplements thereto, in order to effect the Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 3. Notwithstanding anything else in this Agreement, Pubco shall not be obligated to include such holder’s Registrable Securities to the extent Pubco has not received such information, and received any other reasonably requested selling stockholder questionnaires, on or prior to the later of (i) the tenth (10th) Business Day following the date on which such information is requested from such holder and (ii) the second (2nd) Business Day prior to the first anticipated filing date of a Registration Statement pursuant to this Agreement.

5.            Registration Procedures. In connection with the Registration to be effected pursuant to the Resale Shelf Registration Statement, and whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a takedown offering, Pubco shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Pubco shall as expeditiously as reasonably possible:

(a)            prepare in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder and file with the Commission a Registration Statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective (provided that at least two (2) Business Days before filing a Registration Statement or prospectus or any amendments or supplements thereto, Pubco shall furnish to counsel selected by the Applicable Approving Party copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel, and no such document shall be filed with the Commission to which any Investor or its counsel reasonably objects);

(b)            notify each holder of Registrable Securities of (A) the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (B) the receipt by Pubco or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each Registration Statement filed hereunder;

(c)            prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement and the prospectus used in connection therewith current, effective and available for the resale of all of the Registrable Securities required to be covered thereby for a period ending when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such Registration Statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such Registration Statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(d)            furnish to each seller of Registrable Securities thereunder such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e)            during any period in which a prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act;

(f)            use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the lead underwriter or the Applicable Approving Party reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that Pubco shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(f), (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);

(g)            promptly notify in writing each seller of such Registrable Securities (i) after it receives notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a Registration Statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) subject to the MNPI Provisions after receipt thereof, of any request by the Commission for the amendment or supplementing of such Registration Statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, Pubco promptly shall prepare, file with the Commission and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h)            cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Pubco are then listed and, if similar securities are not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA;

(i)            if applicable, promptly effect a filing with FINRA pursuant to FINRA Rule 5110 (or successor thereto) with respect to the public offering contemplated by resales of securities under the Resale Shelf Registration Statement (an “Issuer Filing”), pay the filing fee required by such Issuer Filing and use its reasonable best efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Resale Shelf Registration Statement.

(j)            provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(k)            enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Applicable Approving Party or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, participating in such number of “road shows”, investor presentations and marketing events as the underwriters managing such offering may reasonably request);

(l)            make available for inspection by a representative of the Investors, other than the Deerfield Investors (such representative to be selected by the Majority TOI Investors), a representative of the Deerfield Investors, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such representative or underwriter, all financial and other records, pertinent corporate and business documents and properties of Pubco as shall be reasonably requested to enable them to exercise their due diligence responsibility, and cause Pubco’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such representative, underwriter, attorney, accountant or agent in connection with such Registration Statement; provided, however, that any such representative or underwriter enters into a confidentiality agreement, in form and substance reasonably satisfactory to Pubco, prior to the release or disclosure of any such information;

(m)            take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration (including any Shelf Registration) or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(n)            otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

(o)            permit any holder of Registrable Securities who, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of Pubco to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to Pubco in writing, which in the reasonable judgment of such holder and its counsel should be included;

(p)            in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;

(q)            use its reasonable best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(r)            cooperate with the holders of Registrable Securities covered by the Registration Statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

(s)            cooperate with each holder of Registrable Securities covered by the Registration Statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(t)            if such registration includes an underwritten public offering, use its reasonable best efforts to obtain a cold comfort letter from Pubco’s independent public accountants and addressed to the underwriters, in customary form and covering such matters of the type customarily covered by cold comfort letters as the underwriters in such registration reasonably request;

(u)            provide a legal opinion of Pubco’s outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters;

(v)            if Pubco files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(w)            if Pubco does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold;

(x)            subject to the terms of Section 2(c) and Section 2(d), if an Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when Pubco is required to re-evaluate its WKSI status Pubco determines that it is not a WKSI, use its reasonable best efforts to refile the Registration Statement on Form S-3 and keep such Registration Statement effective (including by filing a new Resale Shelf Registration or Shelf Registration, if necessary) during the period throughout which such Registration Statement is required to be kept effective;

(y)            cooperate with each Investor that holds Registrable Securities being offered and the managing underwriter or underwriters with respect to an applicable Registration Statement, if any, to facilitate the timely (i) preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement, and enable such certificates to be registered in such names and in such denominations or amounts, as the case may be, or (ii) crediting of the Registrable Securities to be offered pursuant to a Registration Statement to the applicable account (or accounts) with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, in any such case as such Investor or the managing underwriter or underwriters, if any, may reasonably request; and

(z)            for so long as this Agreement remains effective, (a) cause the Common Stock to be eligible for clearing through DTC, through its DWAC system; (b) be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock; (c) ensure that the transfer agent for the Common Stock is a participant in, and that the Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program (or successor thereto); and (d) use its reasonable best efforts to cause the Common Stock to not at any time be subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC, and, in the event the Common Stock becomes subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, use its reasonable best efforts to cause any such “chill,” “freeze” or similar restriction to be removed at the earliest possible time.

6.            Termination of Rights. Notwithstanding anything contained herein to the contrary, the right of any Investor to include Registrable Securities in any Demand Registration or any Piggyback Registration shall terminate on such date that (i) such Investor (together with its affiliates) beneficially owns less than 1% of the outstanding Common Stock, (ii) has held the securities for one year and (iii) may sell all of the Registrable Securities owned by such Investor pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise and without the requirement for Pubco to be in compliance with the current public information required under Rule 144(c)(i) or Rule 144(i)(2); provided, however, that with respect to any Investor whose rights have terminated pursuant to this Section 6, if following such a termination, such Investor loses the ability to sell all of its Registrable Securities pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(i) or Rule 144(i)(2) due to a change in interpretive guidance by the Commission or otherwise, then such Investor’s right to include Registrable Securities in any Demand Registration or any Piggyback Registration shall be reinstated until such time as the Investor is once again able to sell all of its Registrable Securities pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(i) or Rule 144(i)(2).

7.            Registration Expenses.

(a)            All expenses incident to Pubco’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, stock exchange rules and filings, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for Pubco and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by Pubco (all such expenses being herein called “Registration Expenses”), shall be borne by Pubco as provided in this Agreement and, for the avoidance of doubt, Pubco also shall pay all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Pubco are then listed. Each Person that sells securities hereunder shall bear and pay all underwriting discounts and commissions, underwriter marketing costs, brokerage fees and transfer taxes applicable to the securities sold for such Person’s account and all reasonable fees and expenses of any legal counsel representing any such Person.

(b)            Pubco shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the Applicable Approving Party in connection with any underwritten Demand Registration.

8.            Indemnification.

(a)            Pubco agrees to (i) indemnify, defend and hold harmless, to the fullest extent permitted by law, each Investor, each Person who controls such Investor (within the meaning of the Securities Act or the Exchange Act) each Investor’s and control Person’s respective officers, directors, members, partners, managers, agents, affiliates and employees from and against all losses, claims, actions, damages, liabilities and expenses (“Losses”) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus, preliminary prospectus, free writing prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances under which the statements therein were made), and (ii) pay to each Investor and their respective officers, directors, members, partners, managers, agents, affiliates and employees and each Person who controls such Investor (within the meaning of the Securities Act or the Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except in each case of (i) or (ii) insofar as the same are caused by or contained in any information furnished in writing to Pubco or any managing underwriter by or on behalf of such Investor expressly for use therein; provided, however, that the indemnity agreement contained in this Section 8 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Pubco (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Pubco be liable in any such case for any such claim, loss, damage, liability or action to the extent that it arises out of or is based upon an untrue or alleged untrue statement of any material fact contained in the Registration Statement, prospectus, preliminary prospectus, free writing prospectus or any amendment thereof or supplement thereto or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, prospectus, preliminary prospectus, free writing prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Investor expressly for use in connection with such Registration Statement or to the extent that such Loss results from an Investor’s initiation of a transaction pursuant to a Registration Statement during a Suspension Event noticed to such Investor by Pubco in accordance with Section 2(f)(ii) hereof. In connection with an underwritten offering, Pubco shall indemnify any underwriters or deemed underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)            In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder shall furnish to Pubco in writing such information relating to such holder as Pubco reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, shall indemnify Pubco, its officers, directors, employees, agents and representatives and each Person who controls Pubco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission is contained in any information so furnished in writing by or on behalf of such holder or to the extent that such Loss results from an Investor’s initiation of a transaction pursuant to a Registration Statement during a Suspension Event noticed to such Investor by Pubco in accordance with Section 2(f)(ii) hereof; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)            Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party in defending such claim) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (as well as one local counsel for each applicable jurisdiction) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. Notwithstanding anything to the contrary contained herein, Pubco shall not, without the prior written consent of the Person entitled to indemnification, consent to entry of any judgment or enter into any settlement or other compromise with respect to any claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not any such indemnified Person is an actual or potential party to such action or claim) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified Persons of a full release from all liability with respect to such claim or which includes any admission as to fault or culpability or failure to act on the part of any indemnified Person.

(d)            Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Sections 8(a) or 8(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by or on behalf of such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 8(c), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers’ obligations in this Section 8(d) to contribute shall be several in proportion to the amount of securities registered by them and not joint and shall be limited to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration (less the aggregate amount of any damages or other amounts such Investor has otherwise been required to pay (pursuant to Section 8(b) or otherwise) as a result of any untrue statements, alleged untrue statements, omissions or alleged omissions in connection with such registration).

(e)            The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, manager, agent, representative or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

9.            Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (b) completes and executes all questionnaires, powers of attorney, custody agreements, stock powers, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to Pubco or the underwriters (other than representations and warranties regarding such holder, such holder’s title to the securities, such Person’s authority to sell such securities and such holder’s intended method of distribution) or to undertake any indemnification obligations to Pubco or the underwriters with respect thereto that are materially more burdensome than those provided in Section 8. Each holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by Pubco and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 4, Section 5 and this Section 9 or that are necessary to give further effect thereto, and Pubco shall execute and deliver such other agreements as may be reasonably requested by the lead managing underwriter(s) (if applicable) in order to effect any registration required hereunder. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 4 and this Section 9, the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the holders, Pubco and the underwriters created pursuant to this Section 9.

10.            Other Agreements.

(a)            For so long as any Investor holds Registrable Securities that may be sold pursuant to Rule 144 only if Pubco is in compliance with the current public information requirement under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), Pubco will use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 and, in furtherance thereof, (i) remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; and (ii) timely (without giving effect to any extensions pursuant to Rule 12b-25 under the Exchange Act, as applicable) file all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable (provided, that the failure to file Current Reports on Form 8-K, other than the Form 8-K filed on the Form 10 Disclosure Filing Date, shall not be deemed to violate this Section 10(b) to the extent that Rule 144 remains available for the resale of Registrable Securities). Upon reasonable prior written request, Pubco shall deliver to the Investors a customary written statement as to whether it has complied with such requirements.

(b)            Notwithstanding anything in this Agreement to the contrary, and subject to (and without limiting) Section 8(s) of the Subscription Agreements, in the event that Pubco believes that a notice or communication required by this Agreement to be delivered to any Investor contains material, nonpublic information relating to Pubco, its securities, any of its affiliates or any other Person, Pubco shall so indicate to such Investor prior to delivery of such notice or communication, and such indication shall provide such Investor the means to refuse to receive such notice or communication; and in the absence of any such indication, the Investors and their respective affiliates, agents and representatives shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to Pubco, its securities, any of its affiliates or any other Person. In the event of a breach of any of the foregoing covenants by Pubco, any of its affiliates, or any of its or their respective officers, directors (or equivalent persons), employees, attorneys, agents or representatives, in addition to any other remedies otherwise available at law or in equity, each of the Investors shall have the right to make a public disclosure in the form of a press release or otherwise, of the applicable material nonpublic information without the prior approval by Pubco or any of its affiliates, officers, directors (or equivalent persons), employees, stockholders, attorneys, agents or representatives, and no Investor (nor any of its affiliates, agents or representatives) shall have any liability to Pubco, any of its affiliates or any of its or their respective officers, directors (or equivalent persons), employees, stockholders, attorneys, agents or representatives for any such disclosure.

(c)            Notwithstanding the foregoing and Section 8(s) of the Subscription Agreements, to the extent Pubco reasonably and in good faith determines that it is necessary to disclose material non-public information to an Investor in order to comply with its obligations hereunder (a “Necessary Disclosure”), Pubco shall inform counsel to such Investor (which, with respect to the Deerfield Investors, shall be Katten Muchin Rosenman LLP (Attn: Mark D. Wood and Jonathan D. Weiner)) of such determination without disclosing the applicable material non-public information, and Pubco and such counsel on behalf of the applicable Investor shall endeavor to agree upon a process for making such Necessary Disclosure to the applicable Investor or its representatives that is mutually acceptable to such Investor and Pubco (an “Agreed Disclosure Process”). Thereafter, Pubco shall be permitted to make such Necessary Disclosure (only) in accordance with the Agreed Disclosure Process. In furtherance of (but without limiting) the foregoing or Section 8(s) of the Subscription Agreements, at any time on or after the effective date of the Resale Shelf Registration Statement, any Investor may deliver written notice (an “Opt-Out Notice”) to Pubco requesting that such Investor thereafter not receive notices from Pubco otherwise required by Section 10 of this Agreement, other than Suspension Notices to the extent applicable to such Investor; provided, however, that such Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from any Investor (unless such Opt-Out Notice is subsequently revoked), Pubco shall not deliver any such notices to such Investor, and such Investor shall no longer be entitled to the rights associated with any such notice or conditioned upon the receipt of or response to any such notice.

(d)            The stock certificates evidencing the Registrable Securities (and/or book entries representing the Registrable Securities) held by each Investor shall not contain or be subject to any legend restricting the transfer thereof (and the Registrable Securities shall not be subject to any stop transfer or similar instructions or notations) and no Investor shall be required to delivery any documentation affixed with a medallion guarantee in connection therewith: (A) while a Registration Statement covering the sale or resale of such securities is effective under the Securities Act, or (B) if such Investor provides customary paperwork to the effect that it has sold such shares pursuant to Rule 144, or (C) if such Registrable Securities are eligible for sale under Rule 144(b)(1) as set forth in customary non-affiliate paperwork provided by such Investor, or (D) if at any time on or after the date that is one year after the Form 10 Disclosure Filing Date such Investor certifies that it is not an affiliate of Pubco and that such Investor’s holding period for purposes of Rule 144 in respect of such Registrable Securities is at least six (6) months, or (E) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) as determined in good faith by counsel to Pubco or set forth in a legal opinion delivered by nationally recognized counsel to the Initiating Holder (collectively, the “Unrestricted Conditions”). Pubco agrees that following the Registration Date or at such time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required it will, no later than two (2) Business Days following the delivery by an Investor to Pubco or Pubco’s transfer agent of a certificate representing any Registrable Securities, issued with a restrictive legend, (or, in the case of Registrable Securities represented by book entries, delivery by an Investor to Pubco or Pubco’s transfer agent of a legend removal request) deliver or cause to be delivered to such Investor a certificate or, at the request of such Investor, deliver or cause to be delivered such Registrable Securities to such Investor by crediting the account of such Investor’s prime broker with DTC through its Deposit/Withdrawal at Custodian (DWAC) system, in each case, free from all restrictive and other legends and stop transfer or similar instructions or notations and without the requirement for any Investor to deliver any documentation affixed with a medallion guarantee. For purposes hereof, “Registration Date” shall mean the date that the Resale Shelf Registration Statement covering the Registration Statement has been declared effective by the Commission. If any of the Unrestricted Conditions is met at the time of issuance of any Registrable Securities (e.g., upon exercise of warrants), then such securities shall be issued free of all legends. Each Investor shall have the right to pursue any remedies available to it hereunder, or otherwise at law or in equity, including a decree of specific performance and/or injunctive relief, with respect to Pubco’s failure to timely deliver shares of Common Stock without legend as required pursuant to the terms hereof.

11.            Definitions.

(a)            “Applicable Approving Party” means the holders of a majority of the Registrable Securities participating in the applicable offering or, in the case of a Short-Form Registration effected pursuant to Section 2(c), the holders of a majority of the type of Registrable Securities that initiated such Short-Form Registration.

(b)            “Block Trade” means any non-marketed underwritten takedown offering taking the form of a bought deal or block sale to a financial institution.

(c)            “Business Day” means any day that is not a Saturday or Sunday or a legal holiday in the state in which Pubco’s chief executive office is located or in New York, NY.

(d)            “Commission” means the U.S. Securities and Exchange Commission.

(e)            “Common Stock” means the Class A Common Stock of Pubco, par value $0.0001 per share.

(f)            “Deerfield Investors” means the Sponsor, Deerfield Partners, L.P., Deerfield Private Design Fund IV, L.P., Steven Hochberg and any Related Deerfield Fund that becomes a party to this Agreement following the date hereof by execution of a joinder hereto or other written agreement between such Related Deerfield Fund and Pubco, and any of their respective affiliates and their direct and indirect transferees, if any, who become a party to this Agreement pursuant to Section 12(f) of this Agreement.

(g)            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(h)            “FINRA” means the Financial Industry Regulatory Authority or any successor thereto.

(i)            “Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

(j)            “Form 10 Disclosure Filing Date” means the date on which Pubco shall file with the Commission a Current Report on Form 8-K that includes current “Form 10 information” (within the meaning of Rule 144) reflecting Pubco’s status as an entity that is no longer an issuer described in paragraph (i)(1)(i) of Rule 144, which in no event shall occur later than four business days following the consummation of the Mergers

(k)            “Majority Deerfield Investors” means, as of any date of determination, the holders of a majority of the Registrable Securities held by the Deerfield Investors as of such date; provided, that if any of the shares of Common Stock held by any of the Deerfield Investors are converted into, or exchanged for, any other securities of Pubco (“Replacement Securities”) or are convertible into, or exercisable or exchangeable for, Common Stock, then for purposes of this definition, each holder of such Replacement Securities shall be deemed to hold such Common Stock, and such Common Stock shall be deemed “Registrable Securities.”

(l)            “Majority TOI Investors” means, as of any date of determination, the holders of a majority of the Registrable Securities held by the TOI Investors and their successors and assigns.

(m)            “New Registration Statement Filing Deadline” means, with respect to any New Registration Statements that may be required pursuant to Section 1(b), (i) the tenth (10th) day following the first date on which such Registrable Securities may then be included in a Registration Statement if such Registration Statement is required to be filed because the Commission shall have informed Pubco that certain Registrable Securities were not eligible for inclusion in a previously filed Registration Statement, or (B) if such New Registration Statement is required for a reason other than as described in clause (i) of this definition, the fifteenth (15th) day following the date on which Pubco first knows that such New Registration Statement is required.

(n)            “Permitted Transferees” means any Person to whom an Investor transfers Registrable Securities; provided, however, that, with respect to any transfer of Registrable Securities that constitute Lock-up Shares (as defined in the Bylaws), during the applicable Lock-up Period (as defined in the Bylaws), the transferee thereof shall only constitute a Permitted Transferee if such transferee is a Person to whom such Registrable Securities are permitted to be transferred by the transferring Investor during the applicable Lock-up Period (as defined in per Bylaws) under the Bylaws.

(o)            “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other legal entity or business organization and a governmental entity or any department, agency or political subdivision thereof.

(p)            “Prospectus” means (i) the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus and (ii) any free writing prospectus (within the meaning of Rule 405 under the Securities Act) relating to any offering of Registrable Securities pursuant to a Registration Statement.

(q)            “Public Offering” means any sale or distribution by Pubco and/or holders of Registrable Securities to the public of Common Stock pursuant to an offering registered under the Securities Act.

(r)            “Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

(s)            “Registrable Securities” means (i) any Founder Shares held by the Investors, (ii) any shares of Common Stock issued to an Investor, or issuable upon exercise of warrants issued to an Investor, in Pubco’s initial public offering, (iii) any Private Placement Warrants (or underlying securities) held by the Investors, (iv) any PIPE Shares held or later acquired by any Investor, (v) any shares of Common Stock issued to an Investor pursuant to the terms of the Merger Agreement, (vi) any other shares of Common Stock or warrants to purchase shares of Common Stock held or later acquired by an Investor, including any shares of Common Stock issued or issuable upon conversion of any Series A Common Equivalent Preferred Stock, (vii) any shares of Common Stock issued or issuable upon the exercise, conversion or exchange of, or pursuant to anti-dilution provisions applicable to, securities hereafter issued in exchange or substitution for, or otherwise with respect to, securities referred to in clauses (i) through (v) by way of reclassification, exchange or otherwise, and (viii) any Common Stock issued or issuable with respect to the securities referred to in the preceding clauses (i) through (vii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been sold or distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 following the consummation of the Mergers or repurchased by Pubco or any of its subsidiaries. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person holds such Registrable Securities of record or in “street name” or has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right and, in the case of Registrable Securities issuable upon exercise of warrants, assuming the exercise thereof for cash), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided a holder of Registrable Securities may only request that Registrable Securities in the form of Common Stock be registered pursuant to this Agreement.

(t)            “Registration Statement” means any registration statement filed by Pubco with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock or Registrable Securities, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

(a)            “Related Deerfield Fund” means any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Deerfield Partners, L.P. or Deerfield Private Design Fund IV, L.P.

(u)            “Rule 144”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.

(v)            “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(w)            “Shelf Participant” means any holder of Registrable Securities listed as a potential selling stockholder in connection with the Resale Shelf Registration Statement or the Shelf Registration or any such holder that could be added to such Resale Shelf Registration Statement or Shelf Registration without the need for a post-effective amendment thereto or added by means of an automatic post-effective amendment thereto.

(x)            “TOI Investors” means M33 Growth I, L.P., TOI HC I, LLC, Oncology Care Partners, LLC, Agajanian Holdings, Inc., Agajanian Family Trust and their direct and indirect transferees, if any, who become a party to this Agreement pursuant to Section 12(f) of this Agreement.

(y)            “WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

12.            Miscellaneous.

(a)            No Inconsistent Agreements. Pubco shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates or in any way impairs the rights granted to the Investors in this Agreement.

(b)            Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions among the parties hereto, written or oral, with respect to the subject matter hereof, and amends and restates the Prior Agreement its entirety.

(c)            Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(d)            Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only with the prior written consent of Pubco and the holders of a majority of the Registrable Securities then outstanding; provided, that (i) such majority shall include the Majority Deerfield Investors for so long as the Deerfield Investors hold at least 5% of the outstanding Common Stock on the date of such amendment or waiver (assuming the exercise of all warrants, and the conversion of all preferred stock and other convertible securities, held by the Deerfield Investors without giving effect to any restrictions or limitations on exercise or conversion thereof), provided that for so long as the Deerfield Investors hold any Registrable Securities, such majority shall include the Majority Deerfield Investors in all cases to amend or waive any provision of Section 1, Section 2(f), Section 4(a), Section 10 and this Section 12(d) hereof and any related definitions (including the definition of “Deerfield Investors” and “Majority Deerfield Investors”) and (ii) such majority shall include the Majority TOI Investors for so long as the TOI Investors hold at least 5% of the outstanding Common Stock on the date of such amendment or waiver, provided, further, that no amendment may materially and disproportionately adversely affect the rights of any holder of Registrable Securities compared to other holders of Registrable Securities without the consent of such adversely affected holder. Any amendment or waiver effected in accordance with this Section 12(d) shall be binding upon each Investor and Pubco. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(e)            Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities and any subsequent holder of securities that are convertible into, or exercisable or exchangeable for, Registrable Securities. Pubco shall not assign its obligations hereunder without the prior written consent of the holders of a majority of the Registrable Securities then outstanding; provided, that such majority shall include the Majority Deerfield Investors for so long as the Majority Deerfield Investors hold at least 5% of the outstanding Common Stock on the date such consent is sought.

(f)            Transfer of Rights. An Investor may transfer or assign, in whole or from time to time in part, to one or more Permitted Transferees, its rights and obligations under this Agreement and such rights will be transferred to such transferee effective upon receipt by Pubco of (A) written notice from such Investor stating the name and address of the transferee and identifying the number of Registrable Securities with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred, and (B) except in the case of a transfer to an existing Investor, a written agreement from such transferee to be bound by the terms of this Agreement. A transferee of Registrable Securities who satisfies the conditions set forth in this Section 12(f) shall henceforth be an “Investor” for purposes of this Agreement and in the case of a transfer from a TOI Investor or Deerfield Investor, a transferee shall be considered a TOI Investor or Deerfield Investor as shall be applicable. In the event a holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such holder, Pubco shall use its reasonable best efforts to amend or supplement the Resale Shelf Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Resale Shelf Registration Statement; provided that in no event shall Pubco be required to file a post-effective amendment to the Resale Shelf Registration Statement unless Pubco receives a written request from the subsequent transferee, requesting that its shares of Common Stock be included in the Resale Shelf Registration Statement, with all information reasonably requested by Pubco.

(g)            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid, illegal or unenforceable in any respect under any applicable law, such provision shall be ineffective only to the extent of such prohibition, invalidity, illegality or unenforceability, without invalidating the remainder of this Agreement.

(h)            Counterparts. This Agreement may be executed simultaneously in counterparts (including by means of facsimile, electronic mail, portable data format (PDF) or other electronic signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(i)            Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Unless the context otherwise required: (i) the use of the word “including” herein shall mean “including without limitation,” (ii) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, and (iii) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter.

(j)            Governing Law; Jurisdiction. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any Delaware Chancery Court, or if such court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(k)            Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by or email or by registered or certified mail (postage prepaid, return receipt requested) to each Investor at the address indicated on the Schedule of Investors attached hereto and to Pubco at the address indicated below (or at such other address as shall be specified in a notice given in accordance with this Section 12(k)):

The Oncology Institute of Hope and Innovation
18000 Studebraker Rd. Suite 800
Cerritos, CA 90703
E-mail: bradhively@theoncologyinstitute.com

Attention: Brad Hively

with a copy to:

Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, CA 90071-1560
Email:	steven.stokdyk@lw.com
brian.duff@lw.com
Attention:	Steven Stokdyk
Brian Duff

(l)            Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way to this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

(m)            No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

DFP HEALTHCARE ACQUISITIONS CORP.

By:
Name:
Title:

INVESTORS:

DFP Sponsor LLC

By:
Name:
Title:

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

SCHEDULE OF INVESTORS

Investor	Address
DFP Sponsor LLC

DFP Sponsor LLC
345 Park Avenue South
New York, NY 10010
Attn: Chris Wolfe
E-mail: chris.wolfe@dfphealthcare.com

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 6th Avenue
New York, NY 10020
Attn:       Joel Rubinstein

Bryan J. Luchs

E-mail:    joel.rubinstein@whitecase.com

bryan.luchs@whitecase.com

and

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, IL 60661

Attn: Mark D. Wood

Email: mark.wood@katten.com

Deerfield Private Design Fund IV, L.P.

Deerfield Private Design Fund IV, L.P.
345 Park Avenue South
New York, NY 10010
Attn: David J. Clark
E-mail: dclark@deerfield.com

with a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, IL 60661

Attn: Mark D. Wood

Email: mark.wood@katten.com

Deerfield Partners, L.P.

Deerfield Partners, L.P.
345 Park Avenue South
New York, NY 10010
Attn: David J. Clark
E-mail: dclark@deerfield.com

with a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, IL 60661

Attn: Mark D. Wood

Email: mark.wood@katten.com

M33 Growth I L.P.	M33 Growth I L.P. 888 Boylston Street, Suite 500 Boston, MA 02199 Attn: Gabriel Ling Email: gling@m33growth.com
TOI HC I, LLC

TOI HC I, LLC

c/o Havencrest Healthcare Partners, L.P.

5221 N. O’Connor Blvd, East Tower

Suite 100

Irving, TX 75039

Attn: Matt D. Shofner

B.J. Lossenberg

Email:    mshofner@havencrest.com

bloessberg@havencrest.com

Oncology Care Partners, LLC	Ravi Sarin Email: sarin@rocapartners.com
Jimmy Holdings, Inc.

Richy Agajanian

18000 Studebaker Rd., Suite 800

Cerritos, CA 90703

Email: AgajanianMD@theoncologyinstitute.com

With a copy (which shall not be deemed to constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP

1901 Avenue of the Stars, Suite 1600

Attn: Jordan Hamburger

Email: jhamburger@sheppardmullin.com

NIM Family Trust

Hilda Agajanian

18000 Studebaker Rd., Suite 800

Cerritos, CA 90703

Email: HAgajanian@theoncologyinstitute.com

With a copy (which shall not be deemed to constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP

1901 Avenue of the Stars, Suite 1600

Attn: Jordan Hamburger

Email: jhamburger@sheppardmullin.com

2

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Amended and Restated Registration Rights Agreement dated as of _______________ (as the same may hereafter be amended, the “Registration Rights Agreement”), among DFP Healthcare Acquisitions Corp., a Delaware corporation (“Pubco”), and the other persons named as parties therein.

By executing and delivering this Joinder to Pubco, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ________, 20__.

INVESTOR:

[●]

By:

Its:

Address for Notices: [●]

[●]

[●]

[●]

Agreed and Accepted as of

DFP Healthcare Acquisitions Corp.

By:

Its:

Exhibit D

Execution Version

STOCKHOLDER SUPPORT AGREEMENT

This STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of June 28, 2021, is entered into by and among DFP Healthcare Acquisitions Corp., a Delaware corporation (the “Acquiror”), TOI Parent, Inc., a Delaware corporation (the “Company”), DFP Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Mr. Steven Hochberg (“Mr. Hochberg”), Mr. Christopher Wolfe (“Mr. Wolfe”), Mr. Richard Barasch (“Mr. Barasch”), Dr. Jennifer Carter (“Dr. Carter”), Dr. Mohit Kaushal (“Dr. Kaushal”) and Dr. Gregory Sorensen (“Dr. Sorensen” and, together with Mr. Hochberg, Mr. Wolfe, Mr. Barasch, Dr. Carter and Dr. Kaushal, the “D&O Stockholders”). The Sponsor and the D&O Stockholders are sometimes collectively referred to herein as the “Subject Stockholders,” and each a “Subject Stockholder.”

RECITALS

WHEREAS, concurrently herewith, Acquiror, Orion Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Acquiror (“First Merger Sub”), Orion Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Acquiror (“Second Merger Sub”) and the Company are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement,” and any transactions contemplated by the Merger Agreement, including the Mergers, the “Transactions”), pursuant to which (and subject to the terms and conditions set forth therein) (i) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving entity of the Second Merger;

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement;

WHEREAS, prior to the consummation of the initial public offering of the Acquiror, the Sponsor received 4,312,500 shares of Acquiror Class B Common Stock in exchange for a capital contribution of $25,000, or $0.006 per share of Acquiror Class B Common Stock;

WHEREAS, simultaneously with the consummation of the public offering of the Acquiror, the Acquiror consummated the private sale of 3,733,334 Acquiror Warrants to the Sponsor at a price of $1.50 per Acquiror Warrant;

WHEREAS, in January 2020, the Sponsor transferred 100,000 shares of Acquiror Class B Common Stock to each of Mr. Hochberg, Mr. Wolfe and Mr. Barasch, the Acquiror’s executive officers, and 30,000 shares of Acquiror Class B Common Stock to each of Dr. Carter, Dr. Kaushal and Dr. Sorensen, the Acquiror’s independent directors, for the same per-share price initially paid by the Sponsor, resulting in the Sponsor holding 3,922,500 shares of Acquiror Class B Common Stock;

WHEREAS, on February 19, 2020, the Acquiror effected a 1:1 1/3 stock split of Acquiror Class B Common Stock resulting in the total issued and outstanding shares of Acquiror Class B Common Stock increasing from 4,312,500 shares of Acquiror Class B Common Stock to 5,750,000 shares of Acquiror Class B Common Stock;

WHEREAS, the Sponsor is currently the record owner of 5,360,000 shares of Acquiror Class B Common Stock (the “Sponsor Shares”) and 3,733,334 Acquiror Warrants (the Sponsor Shares and the Acquiror Warrants owned by the Sponsor, together with any additional shares of Acquiror Class A Common Stock or Acquiror Class B Common Stock (or any securities convertible into or exercisable or exchangeable for Acquiror Class A Common Stock or Acquiror Class B Common Stock) in which the Sponsor acquires record or “beneficial ownership” (as such term is used herein, within the meaning of Rule13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Sponsor Covered Shares”);

WHEREAS, the D&O Stockholders collectively hold and are the record owners of 390,000 shares of Acquiror Class B Common Stock (the “D&O Shares” and, together with the Sponsor Shares, the “Subject Shares”) (the D&O Shares owned by the D&O Stockholders, together with any additional shares of Acquiror Class A Common Stock or Acquiror Class B Common Stock (or any securities convertible into or exercisable or exchangeable for Acquiror Class A Common Stock or Acquiror Class B Common Stock) in which the D&O Stockholders acquire record or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities (the “D&O Stockholder Covered Shares” and, together with the Sponsor Covered Shares, the “Covered Shares”)); and

WHEREAS as a condition and inducement to the willingness of Acquiror and the Company to enter into the Merger Agreement, Acquiror, the Company, the Sponsor and the D&O Stockholders are entering into this Agreement, pursuant to which, among other things, the Subject Stockholders will, as applicable, (i) agree to vote or consent all of such Covered Shares (A) in favor of the Merger Agreement and the Transactions, (B) against any Business Combination Proposal other than a Business Combination Proposal with the Company and (C) against any action that is intended, or would reasonably be expected to, impede, interfere with or delay or postpone the consummation of, or otherwise adversely affect, any of the Transactions, (ii) agree not to redeem Sponsor Shares or D&O Shares in connection with the Merger Agreement and (iii) place into escrow certain Sponsor Shares and Acquiror Warrants held by Sponsor, the release of which shall be contingent upon certain events and conditions set forth therein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Sponsor, the D&O Stockholders, the Acquiror and the Company agree as follows:

1.             Voting Obligations. During the Interim Period, each Subject Stockholder, solely in its capacity as a holder of Covered Shares, agrees irrevocably and unconditionally that, at the Special Meeting or at any other meeting of the shareholders of Acquiror (whether annual or special and whether or not an adjourned or postponed meeting, however called, and including any adjournment or postponement thereof), in connection with any written consent of shareholders of Acquiror and in connection with any similar vote or consent of the holders of Acquiror Warrants, in their capacities as such, such Subject Stockholder shall:

(a) when any such meeting is held, appear at such meeting or otherwise cause such Subject Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or duly and promptly execute and deliver an action by written consent), or cause to be voted at any such meeting (or cause any such consent to be duly and promptly executed and delivered with respect to), all of such Subject Stockholder’s Covered Shares owned as of the record date for determining holders entitled to vote at such meeting (or the record date for determining holders entitled to provide such consent) in favor of the Merger Agreement and the Transactions and any other matters necessary or reasonably requested by the Company for consummation of the Transactions; and

2

2.             (c) vote (or duly and promptly execute and deliver an action by written consent), or cause to be voted at any such meeting (or cause any such consent to be duly and promptly executed and delivered with respect to), all of such Subject Stockholder’s Covered Shares against any Business Combination Proposal and any other action that is intended, or would reasonably be expected, to (i) impede, interfere with or delay or postpone the consummation of, or otherwise materially adversely affect, any of the Transactions or (ii) result in a material breach of any representation, warranty, covenant or other obligation or agreement of such Subject Stockholder under this Agreement.

The obligations of the Subject Stockholder pursuant to this Section 1 shall apply whether or not the board of directors or other governing body of Acquiror, or any committee, subcommittee or subgroup thereof, recommends the Merger Agreement or the Transactions or any other matters necessary or advisable for consummation of the Transactions, and whether or not such board or other governing body, committee, subcommittee or subgroup thereof changes, withdraws, withholds, qualifies or modifies, or publicly proposes to change, withdraw, withhold, qualify or modify, the Acquiror Board Recommendation.

3.             Irrevocable Proxy.

a.	Without limiting any other rights or remedies of the Company, each Subject Stockholder hereby irrevocably appoints the Company or any individual designated by the Company as the Subject Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of the Subject Stockholder, to attend on behalf of the Subject Stockholder any meeting of the holders of Acquiror Stock or other Covered Shares with respect to the matters described in Section 1, to include the Covered Shares in any computation for purposes of establishing a quorum at any such meeting of the holders of Acquiror Stock or other Covered Shares, to vote (or cause to be voted) the Covered Shares or consent (or withhold consent) with respect to any of the matters described in Section 1 in connection with any meeting of the holders of Acquiror Stock or other Covered Shares or any action by written consent by the holders of Acquiror Stock or other Covered Shares, in each case, in the event that the Subject Stockholder fails to timely perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1.

b.	The proxy granted by each Subject Stockholder pursuant to Section 2(a) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for the Company entering into the Merger Agreement and agreeing to consummate the Transactions. The proxy granted by each Subject Stockholder pursuant to Section 2(a) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by each Subject Stockholder and shall revoke any and all prior proxies granted by each Subject Stockholder with respect to the Covered Shares. The vote or consent of the proxyholder in accordance with Section 2(a) and with respect to the matters in Section 1 shall control in the event of any conflict between such vote or consent by the proxyholder of the Covered Shares and a vote or consent by each Subject Stockholder of the Covered Shares (or any other Person with the power to vote the Covered Shares) with respect to the matters in Section 1. The proxyholder may not exercise the proxy granted pursuant to Section 2(a) on any matter except those provided in Section 1. For the avoidance of doubt, each Subject Stockholder may vote the Covered Shares on all other matters, subject to, for the avoidance of doubt, the other applicable covenants, agreements and obligations set forth in this Agreement.

3

4.             No Inconsistent Agreements. Each Subject Stockholder hereby covenants and agrees that it shall not, at any time prior to the termination of this Agreement, (a) enter into any voting agreement or voting trust with respect to any of such Subject Stockholder’s Covered Shares that is inconsistent with such Subject Stockholder’s obligations pursuant to this Agreement, (b) grant a proxy or power of attorney with respect to any of the Subject Stockholder’s Covered Shares that is inconsistent with the Subject Stockholder’s obligations pursuant to this Agreement, or (c) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

5.             Exclusivity. During the Interim Period, no Subject Stockholder shall take, nor shall it permit any of its controlled Affiliates or any of its or their Representatives to take, whether directly or indirectly, any action to (a) solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than Acquiror, the Company or any of their respective equityholders or any Affiliates or Representatives of any of the foregoing), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination (a “Business Combination Proposal”) or (b) approve, endorse or recommend, or make any public statement approving, endorsing or recommending, any Business Combination Proposal, in the case of each of clauses (a) and (b), other than a Business Combination Proposal with Acquiror, the Company, each of their equityholders and their respective Affiliates and Representatives. Each Subject Stockholder shall, and shall cause its controlled Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal, other than with Acquiror, the Company, any of their respective equityholders or any Affiliates or Representatives of any of the foregoing.

6.             Representations and Warranties of the Subject Stockholders. Each Subject Stockholder hereby represents and warrants to Acquiror and the Company, severally and not jointly, as follows:

(a)            The Acquiror Class A Common Stock, Acquiror Class B Common Stock and Acquiror Warrants listed on Schedule A hereto are the only equity securities in Acquiror or any of its Subsidiaries owned of record or Beneficially Owned by such Person as of the date hereof and such Person has the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of), such Acquiror Class A Common Stock, Acquiror Class B Common Stock and Acquiror Warrants.

(b)            Such Subject Stockholder is either (i) a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization or (ii) a natural person. Such Subject Stockholder has all requisite limited liability company or other power and authority and has taken all limited liability company or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Subject Stockholder and constitutes a valid and binding agreement of such Subject Stockholder enforceable against such Subject Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(c)            Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Subject Stockholder from, or to be given by such Subject Stockholder to, or be made by such Subject Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by such Subject Stockholder of this Agreement or the Transactions.

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(d)            The execution, delivery and performance of this Agreement by such Subject Stockholder does not, and the consummation of the transactions contemplated hereby or the Mergers and the other transactions contemplated by the Merger Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of, if applicable, such Subject Stockholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Subject Stockholder pursuant to any Contract binding upon such Subject Stockholder or under any applicable Law to which such Subject Stockholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon such Subject Stockholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Subject Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

7.             Certain Covenants of the Subject Stockholders. Each Subject Stockholder hereby covenants and agrees as follows:

(a)            Waiver. Such Subject Stockholder agrees not to redeem any Covered Shares or shares of Acquiror Class A Common Stock received upon the conversion of such Subject Shares in connection with the Mergers and not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Acquiror, the Company, any affiliate or designee of such Subject Stockholder acting in his or her capacity as director or any of their respective successors and assigns challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or claiming any breach of fiduciary duty in connection herewith or therewith.

(b)            Sponsor Earn-Out Securities. The Sponsor agrees that, as of immediately following the Closing, 575,000 Sponsor Shares (the “Sponsor Earn-Out Shares”) and 373,333 Acquiror Warrants (“Sponsor Earn-Out Warrants” and, together with the Sponsor Earn-Out Shares, the “Sponsor Earn-Out Securities”) beneficially owned by the Sponsor as of immediately prior to the Closing shall be subject to the escrow, vesting and forfeiture provisions set forth in this Section 7(b). The Sponsor and Acquiror agree that the Escrow Agent shall be directed to hold the Sponsor Earn-Out Securities in escrow in accordance with the terms of the Escrow Agreement until the applicable portion of such Sponsor Earn-Out Securities have vested in accordance with Section 7(b)(ii), in which case such Sponsor Earn-Out Securities shall be immediately released to the Sponsor. In the case of any Sponsor Earn-Out Securities that do not vest and are subject to forfeiture pursuant to Section 7(b)(iii), the Escrow Agent shall release such forfeited Sponsor Earn-Out Securities to Acquiror for cancellation.

(i)            Stock Escrow Agreement. Each of the Sponsor and Acquiror agrees to take all actions necessary to cause, at the Closing, the execution of a Escrow Agreement, by and among Acquiror, the Sponsor, Continental Stock Transfer & Trust Company (the “Escrow Agent”) in the form attached as Exhibit A hereto (the “Escrow Agreement”). The Escrow Agreement shall become effective as of the Closing (and not before). The Escrow Agreement shall become effective only in connection with the consummation of the transactions contemplated by the Merger Agreement, and this Section 7(b) (and Exhibit A) shall be void and of no force and effect if the Merger Agreement shall be terminated or the Closing shall not occur for any reason.

(ii)            Vesting of Sponsor Earn-Out Securities.

(A)	If, at any time during the Two-Year Earnout Period, the VWAP of Acquiror Class A Common Stock is equal to or greater than $12.50 for any 20 Trading Days within any consecutive 30 Trading Day period (the “First Earnout Trigger”), then 287,500 Sponsor Earn-Out Shares and 186,667 Sponsor Earn-Out Warrants shall vest and be released to the Sponsor (the “First Milestone Earnout”).

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(B)	If, at any time during the Three-Year Earnout Period, the VWAP of Acquiror Class A Common Stock is equal to or greater than $15.00 for any 20 Trading Days within any consecutive 30 Trading Day period (the “Second Earnout Trigger” and, together with the First Earnout Trigger, the “Earnout Triggers”), then 287,500 Sponsor Earn-Out Shares and 186,666 Sponsor Earn-Out Warrants shall vest and be released to the Sponsor (the “Second Milestone Earnout” and, together with the First Milestone Earnout, the “Earnout Consideration”). For the avoidance of doubt, the Earnout Consideration in respect of each Earnout Trigger shall be vested and released only once and the Earnout Consideration shall in no event exceed the total amount of Sponsor Earn-Out Securities, in the aggregate.

(C)	If, (i) prior to the end of the Three-Year Earnout Period, one or both of the Earnout Triggers has not been achieved, (ii) Acquiror enters into a definitive agreement that would result in a Change of Control Transaction, and (iii) the Change of Control Offer Price is equal to or greater than one or both of the Earnout Triggers that have not been satisfied during the applicable Earnout Period, then at the closing of such Change of Control Transaction, (x) the applicable Earnout Trigger that has not been achieved shall be deemed to have been satisfied and (y) all, or the applicable portion, of the Earnout Consideration shall vest and be released to the Sponsor as if such Change of Control Offer Price constituted the applicable Earnout Trigger pursuant to this Section 7(b)(ii).

(D)	The per share stock prices referenced in Section 7(b)(ii)(A) – (B) above will be equitably adjusted on account of any changes in the Equity Securities of Acquiror by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means.

(iii)            Forfeiture of Unvested Sponsor Earn-Out Securities. Any Sponsor Earn-Out Securities that remain unvested pursuant to Section 7(b)(ii)(A) – (C) as of the expiration of the Three-Year Earnout Period (and the related portion of the dividends and earnings thereon) shall be forfeited and Acquiror shall direct the Escrow Agent to transfer such forfeited Sponsor Earn-Out Securities to Acquiror for cancellation, without any consideration for such transfer.

(c)            Forfeiture. Each Subject Stockholder agrees that if any Acquiror Class A Common Stock issued and outstanding as of the date hereof is redeemed by the Acquiror Stockholders in accordance with the terms of the Merger Agreement and Acquiror’s Organizational Documents, then, immediately prior to the Closing, (i) the Subject Stockholders will forfeit up to 1,150,000 Subject Shares (the “Forfeiture Subject Shares”), collectively, as further described below and (ii) the Sponsor will forfeit up to 746,667 Acquiror Warrants (the “Forfeiture Subject Warrants”) in accordance with the provisions of this Section 7(c). The number of Forfeiture Subject Shares and Forfeiture Subject Warrants actually forfeited by the Subject Stockholders, if any (the “Forfeited Securities”) shall be determined by multiplying the Forfeiture Subject Shares and the Forfeiture Subject Warrants, by a fraction, the numerator of which is (i) the total number of shares of Acquiror Class A Common Stock redeemed by the Acquiror Stockholders in accordance with the terms of the Merger Agreement, and the denominator of which is (ii) the total number of shares of Acquiror Class A Common Stock issued and outstanding and available for redemption under the terms of the Merger Agreement and Acquiror’s Organizational Documents. To the extent any Forfeiture Subject Shares are to be forfeited in accordance with the terms of this Section 7(c), then each Subject Stockholder will forfeit a number of Subject Shares in proportion to their Pro Rata Portion. For purposes of this Agreement, “Pro Rata Portion” shall mean, with respect to a Subject Stockholder, the number of Subject Shares held by such Subject Stockholder divided by the total number of Subject Shares. To the extent any Forfeited Securities are to be forfeited in accordance with the terms of this Section 7(c), then immediately prior to the Closing, each Subject Stockholders will (and, subject only to the occurrence of the Closing does), irrevocably surrender, forfeit and transfer to Acquiror, for no consideration and without any further right thereto, and consents to the termination and cancellation its Pro Rata Portion of the Forfeited Securities (and any other Equity Securities into which the Forfeited Securities may have been converted or for which such Forfeited Securities may have been exercised of exchanged).

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(d)            With respect to the Sponsor, all references to Acquiror Class A Common Stock and numbers of shares of Acquiror Class A Common Stock in this Section 7 shall be subject to appropriate adjustment, to be agreed between the Sponsor and Acquiror, to give effect to the Pre-Closing Exchange and maintain the intent hereof.

(e)            Acquiror Copy. Each Subject Stockholder hereby authorizes Acquiror to maintain a copy of this Agreement at either the executive office or the registered office of Acquiror.

8.             Transfer Restrictions.

(a)            Interim Period. During the Interim Period, except as expressly contemplated herein (including in accordance with Paragraph 5 of this Agreement), by the Agreement or by any other Transaction Agreement, each Subject Stockholder shall not, and shall cause any other holder of record of any of such Subject Stockholder’s Covered Shares not to, Transfer (as defined in the Bylaws, as defined below) any such Subject Stockholder’s Covered Shares; provided, that, (i) the Sponsor may Transfer Covered Shares to any of its direct or indirect partners, members or equity, any of its Affiliates or any related investment funds or vehicles controlled or managed by such persons or entities or their respective Affiliates and (ii) in the case of a Subject Stockholder that is an individual or trust, such Subject Stockholder may |Transfer or agree to Transfer Covered Shares, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such person or entity, or to a charitable organization, including a donor advised trust; provided further, that, in the case of clause (i) and (ii), such transferee shall sign a joinder to this Agreement and agree to be bound by the terms hereof as if an original Subject Stockholder party hereto.

(b)            Lock-up Period. Each Subject Stockholders acknowledges and agrees that it shall be bound by and subject to the terms of Section 7.12 of the Amended and Restated Bylaws of Acquiror in respect of its Subject Shares, the form of which is attached as Exhibit B to the Merger Agreement (the “Bylaws”) and which will be adopted and effective as of the Closing. In no event shall Acquiror or the board of directors of Acquiror waive, amend, repeal or modify, or release any Lock-Up Holder (as defined in the Bylaws) from, any of the lock-up restrictions set forth in Section 7.12 of the Bylaws without the express written consent of the Sponsor.

9.              Letter Agreement. Acquiror and the each Subject Stockholder hereby agree that, effective upon the Closing, Section 7(a) of that certain Letter Agreement, dated as of March 10, 2020, by and among Acquiror, the Sponsor and the other insiders party thereto (the “Letter Agreement”), shall terminate. As a result, effective as of the Closing, the Founder Shares Lock-up Period (as defined in the Letter Agreement) shall be of no further force and effect with respect to the Sponsor and each Insider (as defined in the Letter Agreement). Acquiror shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested by the Sponsor to effect the actions and consummate the transactions contemplated by this Section 9.

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10.            Further Assurances. From time to time, at Acquiror’s or the Company’s request and without further consideration, each Subject Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

11.            Acknowledgment. It is acknowledged and agreed by the parties hereto that the agreement of the Subject Stockholders to the covenants and agreements set forth herein is conditioned upon and subject to the representations and warranties and covenants and agreements of Acquiror and the Company set forth herein being accurate and complete, and complied with, in all respects.

12.            Disclosure. Each Subject Stockholder hereby authorizes Acquiror and the Company to publish and disclose in any announcement or disclosure required by the SEC the stockholder’s identity and ownership of the Covered Shares and the nature of the stockholder’s obligations under this Agreement; provided, that (i) prior to any such publication or disclosure, Acquiror and the Company have provided each Subject Stockholder with an opportunity to review and comment upon such announcement or disclosure, which comments Acquiror and the Company will consider in good faith and (ii) once approved, Acquiror and the Company may publish such information in substantially the same form in subsequent announcements and disclosures required by the SEC without such Subject Stockholders’ prior review.

13.            Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, equitable adjustment shall be made to the provisions of this Agreement (including with respect to the nature and number of equity interests covered by the terms “Covered Shares,” “Sponsor Covered Shares,” “D&O Stockholder Covered Shares,” “Subject Shares,” “Sponsor Shares,” “D&O Shares” and “Acquiror Warrants”) as may be required so that the intended rights, privileges, duties and obligations hereunder shall be given full effect.

14.            Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the Sponsor, the D&O Stockholders, Acquiror and the Company.

15.            Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

16.            Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by FedEx or other nationally recognized overnight delivery service or (ii) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), with no mail undeliverable or other rejection notice, addressed as follows:

if to the Sponsor, to:

DFP Sponsor LLC

345 Park Avenue South

New York, NY 10010

Attn: Chris Wolfe

E-mail: chris.wolfe@dfphealthcare.com

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with a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, IL 60661

Attn:	Mark D. Wood
Brian Hecht
Email:	mark.wood@katten.com
brian.hecht@katten.com

if to Acquiror, to:

DFP Healthcare Acquisitions Corp.

345 Park Avenue South

New York, NY 10010

Attn: Chris Wolfe

E-mail: chris.wolfe@dfphealthcare.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 6th Avenue

New York, NY 10020

Attn:	Joel Rubinstein
Bryan J. Luchs
E-mail:	joel.rubinstein@whitecase.com
bryan.luchs@whitecase.com

If to the Company, to:

The Oncology Institute of Hope and Innovation

18000 Studebraker Rd. Suite 800

Cerritos, CA 90703

Attention: Brad Hively

E-mail: bradhively@theoncologyinstitute.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

355 South Grand Avenue, Suite 100

Los Angeles, CA 90071

Attention:	Steven Stokdyk
Brian Duff
E- mail:	Steven.Stokdyk@lw.com
Brian.Duff@lw.com

If to any other Subject Stockholder, to its address on record with Acquiror.

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17.            No Ownership Interest. Until the Closing, nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Subject Stockholders. Until the Closing, all rights, ownership and economic benefits of and relating to the Covered Shares of the Subject Stockholders shall remain vested in and belong to the Subject Stockholders.

18.            Entire Agreement. This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

19.            No Third-Party Beneficiaries. The parties hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the parties hereto in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

20.            Governing Law and Venue. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal Laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, including its statute of limitations, without giving effect to any choice-of-law provisions that would compel the application of the substantive Laws or statute of limitations of any other jurisdiction.

21.            Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

22.            Enforcement. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

23.            Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

24.            Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

25.            No Agreement as Director or Officer. Each Subject Stockholder is entering into this Agreement solely in such Subject Stockholder’s capacity as record or beneficial owner of Covered Shares and nothing herein is intended to or shall limit, restrict or otherwise affect any votes or other actions taken by such Subject Stockholder or any employee, officer, director (or person performing similar functions), partner or other Affiliate (including, for this purpose, any appointee or representative of the Subject Stockholder to the board of directors of the Company) of the Subject Stockholder, solely in his or her capacity as a director or officer of the Company (or a subsidiary of the Company) or other fiduciary capacity for the Company stockholders.

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26.            Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

27.            Termination. This Agreement shall terminate upon the earliest of (a) the Closing, (b) the termination of the Merger Agreement in accordance with its terms, and (c) the time this Agreement is terminated upon the mutual written agreement of Acquiror, the Company, the Sponsor and the D&O Stockholders.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

DFP Healthcare Acquisitons Corp.

By:	s/ Christopher Wolfe

Name:	Christopher Wolfe

Title:	Chief Financial Officer

DFP SPONSOR LLC

By:	s/ Lawrence Atinsky

Name:	Lawrence Atinsky

Title:	Manager

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

Mr. Steven hochberg

s/ Steven Hochberg

MR. CHRISTOPHER WOLFE

s/ Christopher Wolfe

MR. RICHARD BARASCH

s/ Richard Barasch

DR. JENNIFER CARTER

s/ Dr. Jennifer Carter

DR. MOHIT KAUSHAL

s/ Dr. Mohit Kaushal

DR. GREGORY SORENSEN

s/ Dr. Gregory Sorensen

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

TOI PARENT, INC.

By:	s/ Brad Hively

Name: Brad Hively

Title: Chief Executive Officer

[Signature Page to Stockholder Support Agreement]

Schedule A

Covered Shares

1.	DFP Sponsor LLC – 5,360,000 shares of Acquiror Class B Common Stock and 3,733,334 Acquiror Warrants.

2.	Mr. Steven Hochberg – 100,000 shares of Acquiror Class B Common Stock.

3.	Mr. Christopher Wolfe – 100,000 shares of Acquiror Class B Common Stock.

4.	Mr. Richard Barasch – 100,000 shares of Acquiror Class B Common Stock.

5.	Dr. Jennifer Carter – 30,000 shares of Acquiror Class B Common Stock.

6.	Dr. Mohit Kaushal – 30,000 shares of Acquiror Class B Common Stock.

7.	Dr. Gregory Sorensen – 30,000 shares of Acquiror Class B Common Stock.

Schedule A

Exhibit A

Escrow Agreement

[see attached]

Exhibit A

SHARE ESCROW AGREEMENT

THIS ESCROW AGREEMENT ("Agreement") is made and entered into as of 20     , by and between_________________, a______________      Corporation; and_______________, joint representatives ("company stockholder representatives") and Continental Stock Transfer & Trust Company, a New York corporation ("Escrow Agent").

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.            Appointment

(a)	___________ hereby appoints the Escrow Agent as its escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

(b)	All capitalized terms with respect to the Escrow Agent shall be defined herein. The Escrow Agent shall act only in accordance with the terms and conditions contained in this Agreement and shall have no duties or obligations with respect to the Underlying Agreement.

2.            Escrow Shares

(a)	___________ agrees to deposit with the Escrow Agent _______________ Common shares of______________ ("Escrow Shares") on the date hereof. The Escrow Agent shall hold the Escrow Shares as a book-entry position registered in the name of "Continental Stock Transfer & Trust as Escrow Agent for the benefit of _______________

(b)	During the term of this Agreement______________ shall not have, or have, the right to exercise any voting rights with respect to any of the Escrow Shares. With respect to any matter for which the Escrow Shares are permitted to vote, the Escrow Agent shall vote, or cause to be voted the Escrow Shares in the same proportion that the number of common shares of _____________ owned by all other shareholders of______________ are voted. In the absence of notice as to the proportion that the number of common shares of______________ owned by all other shareholders of______________ are voted, the Escrow Agent shall not vote any of the shares comprising the Escrow Shares.

(c)	Any dividends paid with respect to the Escrow Shares shall be deemed part of the Escrow and be delivered to the Escrow Agent to be held in a bank account and be deposited in a non-interest bearing account to be maintained by the Escrow Agent in the name of the Escrow Agent.

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(d)	In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the common stock of____________ , other than a regular cash dividend, the Escrow Shares shall be appropriately adjusted on a pro rata basis and consistent with the terms of the Agreements.

3.            Disposition and Termination

(a)	The Escrow Agent shall administer the Escrow Shares in accordance with written instructions provided by______________ to the Escrow Agent to release the Escrow Shares, or any portion thereof, as set forth in such instruction. The Escrow Agent shall make distributions of the Escrow Shares only in accordance with a written instruction.

(b)	Upon the delivery of all the Escrow Shares by the Escrow Agent in accordance with the terms of this Agreement and instructions, this Agreement shall terminate, subject to the provisions of Section 6.

4.            Escrow Agent

(a)	The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between_______________________ and any other person or entity, in connection herewith, if any, including without limitation the Underlying Agreement or nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligation of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement.

(b)	In the event of any conflict between the terms and provisions of this Agreement, those of the Underlying Agreement, any schedule or exhibit attached to this Agreement, or any other agreement between______________ and_______________ or any other person or entity, the terms and conditions of this Agreement shall control.

(c)	The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the__________________ without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Shares, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 9 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 10. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

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(d)	The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to either______________ or the beneficiary. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.

(e)	The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to either_______________ or the beneficiary. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all the property held in escrow until it shall be given a direction in writing which eliminates such ambiguity or uncertainty to the satisfaction of the Escrow Agent or by a final and non-appealable order or judgement of a court of competent jurisdiction_____________ agrees to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.

5.            Succession

(a)	The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days' advance notice in writing of such resignation to___________ specifying a date when such resignation a date when such resignation shall take effect, provided that such resignation shall not take effect until a successor Escrow Agent has been appointed in accordance with this Section 5. If__________ has failed to appoint a successor Escrow Agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Escrow Agent's sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Shares (without any obligation to reinvest the same) and to deliver the same to a designated substitute Escrow Agent, if any, or in accordance with the directions of a final order or judgement of a court of competent jurisdiction, at which time of delivery the Escrow Agent's obligations hereunder shall ease and terminate, subject to the provisions of Section 7 below. In accordance with Section 7 below, the Escrow Agent shall have the right to withhold, as security, an amount of shares equal to any dollar amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of this Agreement.

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(b)	Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6.            Compensation and Reimbursement

The Escrow Agent shall be entitled to compensation for its services under this Agreement as Escrow Agent and for reimbursement for its reasonable out-of-pocket costs and expenses, in the amounts and payable as set forth on Schedule 2. The Escrow Agent shall also be entitled to payments of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 7. The obligations of___________ set forth in this Section 6 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

7.            Indemnity

(a)	The Escrow Agent shall be indemnified and held harmless by________ from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the Nature of Interpleader in any state of federal court located in New York County, State of New York.

(b)	The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgement, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

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(c)	The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification, for any action take or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(d)	This Section 7 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

8.            Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting

(a)	Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA PATRIOT Act") requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly,______________ acknowledges that Section 326 of the USA PATRIOT Act and the Escrow Agents' identity verification procedures require the Escrow Agent to obtain information which may be used to confirm___________ identity including without limitation name, address and organizational documents ("identifying information")._____________ agrees to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b)	Such underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

9.            Notices

All communications hereunder shall be in writing and except for communications from ______ setting forth, claiming, containing, objecting to, or in any way related to the full or partial transfer or distribution of the Escrow Shares, including but not limited to transfer instructions (all of which shall be specifically governed by Section 10 below), all notices and communications hereunder shall be deemed to have been duly given and made if in writing and if (i) served by personal delivery upon the party for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested, or by Federal Express or similar overnight courier, or (iii) sent by facsimile or email, electronically or otherwise, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to the Escrow Agent:

Continental Stock Transfer and Trust

One State Street — 30th Floor
New York, New York 10004
Facsimile No: (212) 616-7615
Attention:

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Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such offer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

10.          Security Procedures

Notwithstanding anything to the contrary as set forth in Section 9, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer distribution, including but not limited to any transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 3 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Escrow Shares, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to_____________ by the Escrow Agent in accordance with Section 9 and as further evidenced by a confirmed transmittal to that number.

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(a)	In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by officers of___________ (collectively, the "Senior Officers"), as the case may be, which shall include the titles of Chief Executive Officer, General Counsel, Chief Financial Officer, President of Executive Vice President, as the Escrow Agent may select. Such Senior Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer.

(b)	______________ acknowledges that the Escrow Agent is authorized to deliver the Escrow Shares to the custodian account of recipient designated by_____________ in writing.

11.          Compliance with Court Officers

In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgement of decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree by subsequently reversed, modified, annulled, set aside or vacated.

12.          Miscellaneous

Except for changes to transfer instructions as provided in Section 10, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and_____________ . Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or____________ except as provided in Section 5, without the prior consent of the Escrow Agent and_____________ . This Agreement shall be governed by and construed under the laws of the State of New York. Each of___________ and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-convenience or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of New York or United States federal court, in each case, sitting in New York County, New York. To the extent that in any jurisdiction any party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgement), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceedings arising or relating to this Agreement. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

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This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission (including e-mail), and such facsimile or other electronic transmission (including e-mail) will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. The parties represent, warrant and covenant that each document, notice, instruction or request provided by such party to the other party shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and___________ any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Escrow Shares escrowed hereunder.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

By:

Name:

Title:

Telephone:

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER AND TRUST

By:

Name:

Title:

[Signature Page to Escrow Agreement]

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Schedule 1

Telephone Number(s) and authorized signature(s) for
Person(s) Designated to give Escrow Asset Transfer Instructions

Name	Telephone Number	Signature

Exhibit E

CERTIFICATE OF MERGER

OF

ORION MERGER SUB I, INC.

INTO

TOI PARENT, INC.

[●], 2021

In accordance with Section 251 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”) the undersigned, TOI Parent, Inc., a Delaware corporation (the “Company”), does hereby certify in connection with the merger of Orion Merger Sub I, Inc., a Delaware corporation, with and into the Company (the “Merger”) as follows:

FIRST:             The name of each of the constituent corporations (the “Constituent Corporations”) of the Merger and the laws under which each such entity was organized are:

Name of Entity	State of Incorporation or Formation
Orion Merger Sub I, Inc.	Delaware
TOI Parent, Inc.	Delaware

SECOND:        An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by the Constituent Corporations in accordance with Section 251(c) of the DGCL.

THIRD:            The name of the surviving corporation shall be “[ ˜ ]” (the “Surviving Corporation”).

FOURTH:        Upon the effectiveness of the filing of this Certificate of Merger, the Certificate of Incorporation of Orion Merger Sub I, Inc. as in effect immediately prior to the Merger shall be the Certificate of Incorporation of the Surviving Corporation until further amended in accordance with the provisions of the DGCL.

FIFTH:             An executed copy of the Agreement and Plan of Merger is on file at the offices of the Surviving Corporation at 18000 Studebraker Rd. Suite 800, Cerritos, CA 90703, and a copy thereof will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the Constituent Corporations.

SIXTH:            This Certificate of Merger and the Merger shall become effective at the time this Certificate of Merger is filed with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be signed by a duly authorized officer as of the date first set forth above.

TOI Parent, Inc.

By:
Name: Title:

[Signature Page to Certificate of Merger –First Merger]

Exhibit F

CERTIFICATE OF MERGER

OF

TOI PARENT, INC.

INTO

ORION MERGER SUB II, LLC

[●], 2021

In accordance with Section 18-209 of the Limited Liability Company Act of the State of Delaware (the “DLLCA”) and Section 264 of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned, Orion Merger Sub II, LLC, a Delaware limited liability company (the “Company”), does hereby certify in connection with the merger of [ ˜ ], a Delaware corporation, with and into the Company (the “Merger”) as follows:

FIRST:               The name of each of the constituent entities (the “Constituent Entities”) of the Merger and the laws under which each such entity was organized are:

Name of Entity	State of Incorporation or Formation
Orion Merger Sub II, LLC	Delaware
[ ˜ ]	Delaware

SECOND:          An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by the Constituent Entities in accordance with Section 18-209 of the DLLCA and Section 264(c) of the DGCL.

THIRD:              The name of the surviving entity shall be [The Oncology Institute, LLC] (the “Surviving Entity”).

FOURTH:          Upon the effectiveness of the filing of this Certificate of Merger, the Certificate of Formation of the Surviving Entity, as in effect immediately prior to the Merger, shall be the Certificate of Formation of the Surviving Entity until further amended in accordance with the provisions of the DLLCA.

FIFTH:              An executed copy of the Agreement and Plan of Merger is on file at the offices of the Surviving Entity at 18000 Studebraker Rd. Suite 800, Cerritos, CA 90703, and a copy thereof will be furnished by the Surviving Entity, on request and without cost, to any stockholder or member, as applicable, of the Constituent Entities.

SIXTH:              This Certificate of Merger and the Merger shall become effective at the time this Certificate of Merger is filed with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Surviving Entity has caused this Certificate of Merger to be signed by a duly authorized person as of the date first set forth above.

ORION MERGER SUB II, LLC

By:
Name: Title:

[Signature Page to Certificate of Merger –Second Merger]

Exhibit G

[DATE]

Certified Mail -

Return Receipt Requested

Ogden Service Center

P.O. Box 409101

Ogden, UT 84409

Re:	FIRPTA Certificate

Ladies and Gentlemen:

I have enclosed for filing on behalf of TOI Parent, Inc. (the “Company”), one copy of the FIRPTA Certificate provided by the Company to DFP Healthcare Acquisitions Corp., a Delaware Corporation (“Acquiror”) pursuant to Section 1.897-2(h)(2) of the Treasury Regulations promulgated under the Internal Revenue Code of 1986, as amended (the “Code”). The Company’s address is 18000 Studebraker Rd. Suite 800, Cerritos, CA 90703 and its EIN is [__]. Acquiror’s address is 780 3rd Avenue, 37th Floor, New York, NY 10017 and its EIN is 84-3562323.

The enclosed FIRPTA Certificate certifies that (a) the Company is not, as of the date hereof, a “United States real property holding corporation” (a “USRPHC”) as such term is defined by Section 897(c)(2) of the Code and the Treasury Regulations promulgated thereunder, and has not been a USRPHC on any determination date (as specified in Treasury Regulations Section 1.897-2(c)(1)) during the five-year period ending on the date hereof; and (b) accordingly, interests in the Company are not United States real property interests within the meaning of Section 897(c) of the Code.

The enclosed FIRPTA Certificate was voluntarily provided by the Company in response to a request from Acquiror in accordance with Treasury Regulations Section 1.1445-2(c)(3)(i) and was not requested by a foreign interest holder in the Company.

[Remainder of page intentionally left blank]

Under penalties of perjury, I certify that this notice and the attached FIRPTA Certificate are correct to my knowledge and belief and further declare that I am a responsible corporate officer of the Company and has authority to sign this document on behalf of the Company.

Very truly yours,

TOI Parent, Inc.

By:
Name:
Title:

FIRPTA Certificate

Pursuant to Treasury Regulations Section 1.1445-2(c)(3) and Section 1.897-2(h)

[DATE]

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) provides that a transferee of a United States real property interest (as defined in section 897(c) of the Code) must withhold tax if the transferor is a foreign person. This certificate (this “FIRPTA Certificate”) is provided pursuant to Treasury Regulations Section 1.1445-2(c)(3) and Section 1.897-2(h) and pursuant to that certain Agreement and Plan of Merger (the “Agreement”), dated as of June [●], 2021, by and among DFP Healthcare Acquisitions Corp. (“Acquiror”), Orion Merger Sub I, Inc., Orion Merger Sub II, LLC, and TOI Parent, Inc. (“Company”).

To inform Acquiror that withholding of tax is not required under section 1445 of the Code in connection with the transactions contemplated under the Agreement, the undersigned, on behalf of the Company (EIN: [___]), hereby certifies that:

1.	The Company is a corporation and is treated as a corporation for U.S. federal income tax purposes.

2.	The Company is not, as of the date hereof, a “United States real property holding corporation” (a “USRPHC”) as such term is defined by Section 897(c)(2) of the Code and the Treasury Regulations promulgated thereunder, and has not been a USRPHC on any determination date (as specified in Treasury Regulations Section 1.897-2(c)(1)) during the five-year period ending on the date hereof. Accordingly, interests in the Company do not constitute “United States real property interests” within the meaning of Section 897(c) of the Code.

3.	The Company’s address is 18000 Studebraker Rd. Suite 800, Cerritos, CA 90703.

The Company understands that this certification may be disclosed to the Internal Revenue Service by Acquiror and that any false statement contained herein could be punished by fine, imprisonment or both.

[Remainder of page intentionally left blank]

Under penalties of perjury, I declare that I have examined the certifications set forth above and verify that they are correct to my knowledge and belief, and I further declare that I have the authority to execute this FIRPTA Certificate on behalf of the Company.

TOI Parent, inc., a Delaware corporation

By:
Name:
Title:

Exhibit H

[THE ONCOLOGY INSTITUTE, INC.] 2021 INCENTIVE AWARD PLAN

ARTICLE I.
Purpose

The Plan’s purpose is to enhance the Company’s and its Related Entities’ ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company or its Related Entities by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Capitalized terms used in the Plan are defined in Article XI.

ARTICLE II.
Eligibility

Service Providers are eligible to be granted Awards under the Plan as determined by the Administrator from time to time, subject to the limitations described herein.

ARTICLE III.
Administration and Delegation

3.1            Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2            Appointment of Committees. To the extent Applicable Laws permit, the Board or the Administrator may delegate any or all of its powers under the Plan to one or more Committees or committees of officers of the Company or any of its Related Entities. The Board or the Administrator, as applicable, may rescind any such delegation, abolish any such Committee or committee and/or re-vest in itself any previously delegated authority at any time. In no event shall any officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, individuals who are subject to Section 16 of the Exchange Act or officers of the Company (or non-employee Directors) to whom the authority to grant or amend Awards has been delegated hereunder. In the event that the Administrator’s authority is delegated to officers or employees of the Company or any of its Related Entities in accordance with the foregoing, all provisions of the Plan relating to the Administrator shall be interpreted by treating any reference to the Administrator as a reference to such officers or employees. Any action undertaken in accordance with the Board’s or the Administrator’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Board or the Administrator and shall be deemed for all purposes of the Plan to have been taken by the Board or the Administrator (as applicable).

ARTICLE IV.
Stock Available for Awards

4.1            Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be equal to the Overall Share Limit. As of the Effective Date, no further awards may be granted under the Prior Plan; however, Prior Plan Awards will remain subject to the terms and conditions of the Prior Plan. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

4.2            Share Recycling. If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised/settled or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Award grants under the Plan. In addition, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation with respect to an Award (including Shares retained by the Company from the Award or Prior Plan Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit. If any Optionholder Earnout Shares or Stockholder Earnout Shares are forfeited by reason of a Participant’s Termination of Service (and not because of the failure to satisfy the Share price conditions thereof), then such Optionholder Earnout Shares or Stockholder Earnout Shares, as applicable, shall become available for Award grants under the Plan.

4.3            Incentive Stock Option Limitations. Subject to the Overall Share Limit, no more than a number of Shares equal to seven percent (7%) of the total number of shares of Common Stock outstanding on a fully diluted basis, as determined at the Effective Date may be issued pursuant to Incentive Stock Options granted under the Plan.

4.4            Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Related Entity or the Company’s or any Related Entity’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Service Providers prior to such acquisition or combination.

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4.5            Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time; provided that, the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $625,000. The Administrator may make exceptions to these limits for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.

ARTICLE V.
Stock Options and Stock Appreciation Rights

5.1            General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2            Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. Unless otherwise determined by the Board, the exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option (subject to Section 5.6) or Stock Appreciation Right. Notwithstanding the foregoing, in the case of an Option or a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code (and for clarity, may be less than the Fair Market Value per Share on the date of grant if (to the extent applicable) permitted under Sections 424 and/or 409A of the Code).

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5.3            Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that, subject to Section 5.6, the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) or Stock Appreciation Right (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be automatically extended until the date that is 30 days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term (or any shorter maximum, if applicable) of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, to the extent permitted under Applicable Laws, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Related Entities, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines prior to such violation and/or sets forth in the Award Agreement.

5.4            Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company (or its Agent) a written notice of exercise, in a form the Administrator approves (which may be electronic and provided through the online platform maintained by an Agent), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5            Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by online payment through the Agent’s electronic platform or by wire transfer of immediately available funds to the Agent (or, in each case, if the Company has no Agent accepting payment, by wire transfer of immediately available funds to the Company) or, solely with the consent of the Administrator, by:

(a)           cash, wire transfer of immediately available funds or check payable to the order of the Company, provided that the Administrator may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b)           if there is a public market for Shares at the time of exercise, unless the Administrator otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Administrator) of an irrevocable and unconditional undertaking by a broker acceptable to the Administrator to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Administrator to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c)           delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

(d)           surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e)           delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(f)            any combination of the above payment forms approved by the Administrator.

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5.6            Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change of Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

ARTICLE VI.
Restricted Stock; Restricted Stock Units

6.1            General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such Shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such Shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant Restricted Stock Units to any Service Provider, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2            Restricted Stock.

(a)            Dividends. Participants holding Shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which would be paid prior to vesting shall only be paid out to the Participant holding such Restricted Stock to the extent that the Restricted Stock vesting conditions are subsequently satisfied. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.

(b)            Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Shares of Restricted Stock, together with a stock power endorsed in blank.

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6.3            Restricted Stock Units.

(a)            Settlement. The Administrator shall provide in the Award Agreement that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A (to the extent applicable).

(b)            Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

ARTICLE VII.
Other Stock or Cash Based Awards; DIVIDEND EQUIVALENTS

7.1            Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, or any combination of the foregoing, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal(s) (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement. In addition, the Company may adopt subplans or programs under the Plan pursuant to which it makes Awards available in a manner consistent with the terms and conditions of the Plan.

7.2            Dividend Equivalents. An Award may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the underlying Award with respect to which the Dividend Equivalents are paid and subject to other terms and conditions as set forth in the Award Agreement.

ARTICLE VIII.
Adjustments for Changes in Common Stock
and Certain Other Events

8.1            Equity Restructuring(a)      . In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and/or making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

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8.2            Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change of Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company outside of the Plan, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a)           To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b)           To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c)            To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d)           To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;

(e)            To replace such Award with other rights or property selected by the Administrator; and/or

(f)            To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

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8.3            Effect of Non-Assumption in a Change of Control. Notwithstanding the provisions of Section 8.2, if a Change of Control occurs and a Participant’s Award is not continued, converted, assumed, or replaced with an award (which may include, without limitation, a cash-based award) with substantially the same value and a substantially similar vesting schedule as of such conversion by (a) the Company, or (b) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then, immediately prior to the Change of Control, such Award shall become fully vested and exercisable, as applicable, and all forfeiture, repurchase and other restrictions on such Award shall lapse, in which case, such Award shall be canceled upon the consummation of the Change of Control in exchange for the right to receive the Change of Control consideration payable to other holders of Common Stock (i) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change of Control documents (including, without limitation, any escrow, earnout or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (ii) determined by reference to the number of Shares subject to such Award and net of any applicable exercise price; provided that to the extent that any Award constitutes “nonqualified deferred compensation” that may not be paid upon the Change of Control under Section 409A (to the extent applicable to such Award) without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change of Control documents); and provided, further, that if the amount to which the Participant would be entitled upon the settlement or exercise of such Award at the time of the Change of Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall have full and final authority to determine whether an Assumption of an Award has occurred in connection with a Change of Control.

8.4            Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to 60 days before or after such transaction.

8.5            General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

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ARTICLE IX.
General Provisions Applicable to Awards

9.1            Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except for certain beneficiary designations, by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. Any permitted transfer of an Award hereunder shall be without consideration, except as required by Applicable Law. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2            Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. The Award Agreement will contain the terms and conditions applicable to an Award. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3            Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4            Termination of Status. The Administrator will determine how a Participant’s Disability, death, retirement or authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award (including whether and when a Termination of Service has occurred) and the extent to which, and the period during which the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5            Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company or one of its Related Entities may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Administrator after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations through the Agent’s electronic platform or by wire transfer of immediately available funds to the Agent (or, in each case, if the Company has no Agent accepting payment, by wire transfer of immediately available funds to the Company) or, solely with the consent of the Administrator, by (i) cash, wire transfer of immediately available funds or check made payable to the order of the Company, provided that the Administrator may limit the use of the foregoing payment forms in its discretion, (ii) to the extent permitted by the Administrator, delivery of Shares (in whole or in part), including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Administrator otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Administrator) of an irrevocable and unconditional undertaking by a broker acceptable to the Administrator to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Administrator to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Administrator, any combination of the foregoing payment forms approved by the Administrator. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (ii) of the immediately preceding sentence shall be limited to the number of Shares which have a Fair Market Value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America), and for clarity, may be less than such maximum individual statutory tax rate if so determined by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

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9.6            Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Sections 10.6 or 10.15. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may, without the approval of the stockholders of the Company, reduce the exercise price or base price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights that have an exercise price or base price in excess of Fair Market Value in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price or base price per share that is less than the exercise price or base price per share of the original Options or Stock Appreciation Rights.

9.7            Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8            Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9            Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

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9.10          Broker-Assisted Sales9.11      . In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (i) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (ii) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (iii) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company and its Related Entities harmless from any losses, costs, damages, or expenses relating to any such sale; (iv) to the extent the Company, its Related Entities or their designee receives proceeds of such sale that exceed the amount owed, the Company or its Related Entity will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (v) the Company, its Related Entities and their designees are under no obligation to arrange for such sale at any particular price; and (vi) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company, its Related Entities or their designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

ARTICLE X.
Miscellaneous

10.1          No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any of its Related Entities. The Company and its Related Entities expressly reserve the right at any time to dismiss or otherwise terminate their respective relationships with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement or in the Plan.

10.2          No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3          Effective Date and Term of Plan. The Plan will become effective on the closing of the transactions contemplated by the Merger Agreement (the “Effective Date”). Notwithstanding anything to the contrary in the Plan, an Incentive Stock Option may not be granted under the Plan after 10 years from the earlier of (i) the date the Board adopted the Plan or (ii) the date on which the Company’s stockholders approve the Plan, but Incentive Stock Options previously granted may remain outstanding after that date in accordance with the Plan. If the Plan is not approved by the Company’s stockholders, the Plan will not become effective and no Awards will be granted under the Plan.

10.4          Amendment of Plan. The Board may amend, suspend or terminate the Plan at any time; provided that no amendment, other than (a) as permitted by the applicable Award Agreement, (b) as provided under Article VIII or Sections 10.6 or 10.15, or (c) an amendment to increase the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after the Plan’s termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

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10.5          Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

10.6          Section 409A.

(a)           General. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and the Award Agreements shall be interpreted as compliant with Section 409A or as exempt from Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are subject to taxes, penalties or interest under Section 409A. Notwithstanding any contrary provision of the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.

(b)           Separation from Service. If an Award is subject to and constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c)           Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award subject to Section 409A to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” (or following death) will be paid at the time or times the payments are otherwise scheduled to be made.

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10.7          Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Related Entity will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Related Entity. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Related Entity that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8          Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9          Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Related Entities and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Related Entities and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security number, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Related Entities and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Related Entities and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Related Entities and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company and its Related Entities hold regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 10.9, the Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.10        Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

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10.11        Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Related Entity) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply. For clarity, the foregoing sentence shall not limit the applicability of any additive language contained in an Award Agreement or other written agreement which provides supplemental or additional terms not inconsistent with the Plan.

10.12        Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.13        Claw-back Provisions. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as and to the extent set forth in such claw-back policy or the Award Agreement.

10.14        Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15        Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16        Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Related Entity.

10.17        Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Related Entity except as expressly provided in writing in such other plan or an agreement thereunder.

ARTICLE XI.
Definitions

As used in the Plan, the following words and phrases will have the following meanings:

11.1          “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. Notwithstanding anything herein to the contrary, the Board shall conduct the general administration of the Plan with respect to Awards granted to non-employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall mean and refer to the Board.

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11.2          “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or a Participant with regard to the Plan.

11.3          “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

11.4          “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents, or Other Stock or Cash Based Awards.

11.5          “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.6          “Board” means the Board of Directors of the Company.

11.7          “Change of Control” means and includes each of the following:

(a)            A merger or consolidation of the Company with or into any other corporation or other entity or person;

(b)            A sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets; or

(c)            Any other transaction, including the sale by the Company of new shares of its capital stock or a transfer of existing shares of capital stock of the Company, the result of which is that a third party that is not an affiliate of the Company or its stockholders (or a group of third parties not affiliated with the Company or its stockholders) immediately prior to such transaction acquires or holds capital stock of the Company representing a majority of the Company’s outstanding voting power immediately following such transaction; provided that the following events shall not constitute a “Change of Control”:

(i)            a transaction (other than a sale of all or substantially all of the Company’s assets) in which the holders of the voting securities of the Company immediately prior to the merger or consolidation hold, directly or indirectly, at least a majority of the voting securities in the successor corporation or its parent immediately after the merger or consolidation;

(ii)           a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Company’s assets to an affiliate of the Company;

(iii)          an initial public offering of any of the Company’s securities;

(iv)          a reincorporation of the Company solely to change its jurisdiction; or

(v)           a transaction undertaken for the primary purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction.

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Notwithstanding the foregoing, if a Change of Control would give rise to a payment or settlement event with respect to any Award that constitutes “nonqualified deferred compensation,” the transaction or event constituting the Change of Control must also constitute a “change in control event” (as defined in Treasury Regulation Section 1.409A-3(i)(5)) in order to give rise to the payment or settlement event for such Award, to the extent required by Section 409A of the Code.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control has occurred pursuant to the above definition, the date of the occurrence of such Change of Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change of Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.8          “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.9          “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.10        “Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company and Class B common stock, par value $0.0001 per share and such other securities of the Company that may be substituted therefore.

11.11        “Company” means [The Oncology Institute, Inc.], a Delaware corporation, or any successor.

11.12        “Consultant” means any consultant or advisor engaged by the Company or any of its Related Entities to render services to such entity that qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statements.

11.13        “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.14        “Director” means a member of the Board or the Board of Directors of any Related Entity.

11.15        “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

11.16        “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.17        “Employee” means any employee of the Company or its Related Entities.

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11.18        “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the share price of Shares (or other securities of the Company) and causes a change in the per share value of the Shares underlying outstanding Awards.

11.19        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.20        “Fair Market Value” means, as of any date, the value of a Share determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

11.21        “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.22        “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.23        “Merger Agreement” means that Agreement and Plan of Merger, dated as of June 28, 2021, by and among DFP Healthcare Acquisitions Corp., Orion Merger Sub I, Inc., Orion Merger Sub II, LLC and TOI Parent, Inc.

11.24        “Non-Qualified Stock Option” means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.

11.25        “Option” means an option to purchase Shares, which will either be an Incentive Stock Option or a Non-Qualified Stock Option.

11.26        “Optionholder Earnout Shares” has the meaning set forth in the Merger Agreement.

11.27        “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property awarded to a Participant under Article VII.

11.28        “Overall Share Limit” means the sum of (a) a number of Shares equal to seven percent (7%) of the aggregate number of shares of Common Stock outstanding on a fully diluted basis, as determined at the Effective Date ; (b) any Shares which are subject to Prior Plan Awards as of the Effective Date which, following the Effective Date, become available for issuance under the Plan pursuant to Article IV; (c) any Optionholder Earnout Shares or Stockholder Earnout Shares, as applicable, which are forfeited by reason of a Termination of Service, which following the Effective Date, become available for issuance under the Plan pursuant to Article IV; and (d) an annual increase on the first day of each calendar year beginning January 1, 2022 and ending on and including January 1, 2031, equal to the lesser of (i) a number of Shares equal to four percent (4%) of the aggregate number of shares of Common Stock outstanding on a fully diluted basis, determined on the final day of the immediately preceding calendar year and (ii) such smaller number of Shares as is determined by the Board. For this purpose, the number of shares of Common Stock outstanding will be calculated as if all Options and Stock Appreciation Rights issued and outstanding were exercised in full, and all outstanding Restricted Stock Units were issued and outstanding shares of Common Stock.

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11.29        “Participant” means a Service Provider who has been granted an Award.

11.30        “Performance Criteria” means the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include (but is not limited to) the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; operating efficiency; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships, collaborations and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition, licensing or divestiture activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Related Entity, division, business segment or business unit of the Company or a Related Entity, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.

11.31        “Plan” means this [The Oncology Institute, Inc.] 2021 Incentive Award Plan.

11.32        “Prior Plan” means the TOI Parent, Inc. 2019 Non-Qualified Stock Option Plan.

11.33        “Prior Plan Award” means an award outstanding under the Prior Plan as of the Effective Date.

11.34        “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, which the Company or a Subsidiary controls, directly or indirectly, through one or more intermediaries. .

11.35        “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

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11.36        “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.37        “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.38        “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.39        “Securities Act” means the Securities Act of 1933, as amended.

11.40        “Service Provider” means an Employee, Consultant or Director.

11.41        “Shares” means shares of Class A common stock, par value $0.0001 per share, of the Company.

11.42        “Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.43        “Stockholder Earnout Shares” has the meaning set forth in the Merger Agreement.

11.44        “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.45        “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

11.46        “Termination of Service” means the date the Participant ceases to be a Service Provider.

* * * * *

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Exhibit I

[THE ONCOLOGY INSTITUTE, INC.] 2021 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.
PURPOSE

The purpose of this Plan is to assist Eligible Employees of the Company and its Designated Subsidiaries in acquiring a stock ownership interest in the Company.

The Plan consists of two components: (i) the Section 423 Component and (ii) the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. The Non-Section 423 Component authorizes the grant of rights which need not qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code. Rights granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and Designated Subsidiaries but shall not be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise determined by the Administrator or provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan in which Eligible Employees will participate. The terms of these Offerings need not be identical, even if the dates of the applicable Offering Period(s) in each such Offering are identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component (as determined under Section 423 of the Code). Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.

Article II.
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

2.1            “Administrator” means the entity that conducts the general administration of the Plan as provided in Article XI.

2.2            “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.3            “Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which Shares are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

2.4            “Board” means the Board of Directors of the Company.

2.5            “Change of Control” means and includes each of the following:

(a)            A merger or consolidation of the Company with or into any other corporation or other entity or person;

(b)            A sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets; or

(c)            Any other transaction, including the sale by the Company of new shares of its capital stock or a transfer of existing shares of capital stock of the Company, the result of which is that a third party that is not an affiliate of the Company or its stockholders (or a group of third parties not affiliated with the Company or its stockholders) immediately prior to such transaction acquires or holds capital stock of the Company representing a majority of the Company’s outstanding voting power immediately following such transaction; provided that the following events shall not constitute a “Change of Control”:

(i)              a transaction (other than a sale of all or substantially all of the Company’s assets) in which the holders of the voting securities of the Company immediately prior to the merger or consolidation hold, directly or indirectly, at least a majority of the voting securities in the successor corporation or its parent immediately after the merger or consolidation;

(ii)             a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Company’s assets to an affiliate of the Company;

(iii)           an initial public offering of any of the Company’s securities;

(iv)           a reincorporation of the Company solely to change its jurisdiction; or

(v)            a transaction undertaken for the primary purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction.

Notwithstanding the foregoing, if a Change of Control would give rise to a payment or settlement event with respect to any Award that constitutes “nonqualified deferred compensation,” the transaction or event constituting the Change of Control must also constitute a “change in control event” (as defined in Treasury Regulation Section 1.409A-3(i)(5)) in order to give rise to the payment or settlement event for such Award, to the extent required by Section 409A of the Code.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control has occurred pursuant to the above definition, the date of the occurrence of such Change of Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change of Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.6            “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

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2.7            “Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company and Class B common stock, par value $0.0001 per share and such other securities of the Company that may be substituted therefore.

2.8            “Company” means [The Oncology Institute, Inc.], a Delaware corporation, or any successor.

2.9            “Compensation” of an Eligible Employee means, unless otherwise determined by the Administrator, [the base salary, wages (including overtime), cash incentive compensation, bonuses, commissions and compensation in respect of periods of absence from work, in each case, paid by the Company or any Designated Subsidiary to such Eligible Employee; and excluding any education or tuition reimbursements, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards, fringe benefits, other special payments and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established].

2.10          “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

2.11          “Designated Subsidiary” means any Subsidiary designated by the Administrator in accordance with Section 11.2(b), such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Subsidiary may participate in either the Section 423 Component or Non-Section 423 Component, but not both.

2.12          “Effective Date” means on the closing of the transactions contemplated by the Agreement and Plan of Merger, dated as of June 28, 2021, by and among DFP Healthcare Acquisitions Corp., Orion Merger Sub I, Inc., Orion Merger Sub II, LLC and TOI Parent, Inc., subject to prior approval by the Company’s stockholders of the Plan. If the Plan is not approved by the Company’s stockholders, the Plan will not become effective and no Awards will be granted under the Plan.

2.13          “Eligible Employee” means an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Shares and other securities of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period under the Section 423 Component if: (a) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; (b) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years); (c) such Employee’s customary employment is for 20 hours per week or less; (d) such Employee’s customary employment is for less than five months in any calendar year; and/or (e) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Shares under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Shares under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, that any exclusion in clauses (a), (b), (c), (d) or (e) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

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Further notwithstanding the foregoing, with respect to the Non-Section 423 Component, the first sentence in this definition shall apply in determining who is an “Eligible Employee,” except (i) the Administrator may further limit eligibility within the Company or within a Designated Subsidiary so as to only designate certain Employees of the Company or of a Designated Subsidiary as “Eligible Employees”, and (ii) to the extent the restrictions in the first sentence in this definition are not consistent with any applicable local law, such applicable local law shall control.

2.14          “Employee” means any individual who renders services to the Company or any Designated Subsidiary in the status of an employee, and, with respect to the Section 423 Component, a person who is an employee of the Company or any Designated Subsidiary within the meaning of Section 3401(c) of the Code. For purposes of an individual’s participation in, or other rights under the Plan, all determinations by the Company shall be final, binding and conclusive, notwithstanding that any court of law or governmental agency subsequently makes a contrary determination. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period.

2.15          “Enrollment Date” means the first Trading Day of each Offering Period.

2.16          “Fair Market Value” means, as of any date, the value of Shares determined as follows: (a) if the Shares are listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Shares as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Shares are not traded on a stock exchange but are quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Shares, the Administrator will determine the Fair Market Value in its discretion.

2.17          “Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that need not satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.18          “Offering” means an offer by the Company under the Plan to Eligible Employees of a right to purchase Shares that may be exercised during an Offering Period, as further described in Article IV hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

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2.19          “Offering Document” has the meaning given to such term in Section 4.1.

2.20          “Offering Period” has the meaning given to such term in Section 4.1.

2.21          “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.22          “Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Shares pursuant to the Plan.

2.23         “Plan” means this [The Oncology Institute, Inc.] 2021 Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.

2.24         “Purchase Date” means the last Trading Day of each Purchase Period or such other date as determined by the Administrator and set forth in the Offering Document.

2.25          “Purchase Period” shall refer to one or more specified periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, if no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.

2.26          “Purchase Price” means the purchase price designated by the Administrator in the applicable Offering Document (which purchase price, for purposes of the Plan, shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, if no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.

2.27         “Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan or any Offering(s), in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that are intended to satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.28          “Securities Act” means the U.S. Securities Act of 1933, as amended.

2.29          “Share” means a share of shares of Class A common stock, par value $0.0001 per share, of the Company..

2.30          “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary. In addition, with respect to the Non-Section 423 Component, Subsidiary shall include any and any business, corporation, partnership, limited liability company or other entity designated by the Board, which the Company or a Subsidiary controls, directly or indirectly, through one or more intermediaries.

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2.31          “Trading Day” means a day on which national stock exchanges in the United States are open for trading.

Article III.
SHARES SUBJECT TO THE PLAN

3.1            Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be a number of Shares equal to one percent (1%) of the aggregate number of shares of Common Stock outstanding on a fully diluted basis, as determined at the Effective Date, plus, on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, the number of Shares available for issuance under the Plan shall be increased by that number of Shares equal to the lesser of (a) 1% of the aggregate number of shares of Common Stock outstanding calculated on a fully diluted basis, on the final day of the immediately preceding calendar year and (b) such smaller number of Shares as determined by the Board (the “Overall Share Limit”). For this purpose, the number of shares of Common Stock outstanding will be calculated as if all options and stock appreciation rights issued and outstanding were exercised in full, and all restricted stock units were issued and outstanding shares of Common Stock. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the Plan. Subject to the Overall Share Limit and Article VIII, the number of Shares that may be issued or transferred pursuant to the rights granted under the Section 423 Component of the Plan shall not exceed an aggregate of [_____] Shares.

3.2            Shares Distributed. Any Shares distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury shares or Shares purchased on the open market.

Article IV.
Offering Periods; Offering Documents; Purchase Dates

4.1            Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Shares under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator from time to time, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan. The Administrator shall establish in each Offering Document one or more Purchase Periods within such Offering Period during which rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering Document and the Plan. The provisions of separate Offerings or Offering Periods under the Plan may be partially or wholly concurrent and need not be identical.

4.2            Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a)            the length of the Offering Period, which period shall not exceed 27 months;

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(b)            the length of the Purchase Period(s) within the Offering Period, which period(s), in the absence of a contrary designation by the Administrator, shall not exceed [____] months;

(c)             in connection with each Offering Period that contains more than one Purchase Period, the maximum aggregate number of Shares which may be purchased by any Eligible Employee during each Purchase Period (if applicable), which, in the absence of a contrary designation by the Administrator, shall be [____]Shares (and which, for the Section 423 Component Offering Periods, shall be subject to the limitations described in Section 5.5 below);

(d)            the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period (if applicable), which, in the absence of a contrary designation by the Administrator, shall be [____]Shares (and which, for the Section 423 Component Offering Periods, shall be subject to the limitations described in Section 5.5 below); and

(e)            such other provisions as the Administrator determines are appropriate, subject to the Plan.

Article V.
ELIGIBILITY AND PARTICIPATION

5.1            Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the applicable requirements of this Article V and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.

5.2            Enrollment in Plan.

(a)            Except as otherwise set forth herein or in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(b)            Subject to such minimum and maximum limitations as the Administrator may set for each Offering Period, each subscription agreement shall designate either (i) a whole percentage of such Eligible Employee’s Compensation or (ii) or a fixed dollar amount, in either case, to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan; provided that, in no event shall the actual amount withheld on any payday hereunder exceed the net amount payable to the Eligible Employee on such payday after taxes and any other applicable deductions therefrom (and if amounts to be withheld hereunder would otherwise result in a negative payment to the Eligible Employee on such payday, the amount to be withheld hereunder shall instead be reduced by the least amount necessary to avoid a negative payment amount for the Eligible Employee on such payday, as determined by the Administrator). [In absence of any designation by the Administrator in the Offering Documents, the designated percentage or fixed dollar amount may not be less than 1% and may not be more than [15]% of the Participant’s Compensation for any payroll period.] The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

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(c)            Unless otherwise provided in the terms of an Offering Document, a Participant may increase or decrease the percentage of Compensation or the fixed dollar amount designated in his or her subscription agreement, subject to the limits set by the Administrator in the Offering Document, or may suspend his or her payroll deductions, in any case, at any time during an Offering Period; provided, however, that the Administrator may limit or eliminate the type or number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed to decrease, increase or suspend his or her payroll deduction elections, in each case, once during each Purchase Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period starting at least [two calendar weeks] after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). If a Participant suspends his or her payroll deductions during an Offering Period: (i) such Participant’s cumulative unapplied payroll deductions prior to the suspension (if any) shall be refunded to such Participant as soon as practicable after such suspension (but no later than 30 days thereafter), and (ii) such Participant shall be deemed to have withdrawn from the Offering Period for all purposes upon such Purchase Date (and shall be eligible to enroll in any Offering Period commencing on or after such Purchase Date if he or she remains an Eligible Employee as of the start of any such subsequent Offering Period and timely submits a valid election to participate). For clarity, if a Participant who suspends participation in an Offering Period ceases to be an Eligible Employee or he or she withdraws from participation in such Offering Period, in either case, prior to the Purchase Date next-following his or her suspension of participation in the Offering Period, in any case, such Participant’s cumulative unapplied payroll deductions shall be returned to him or her in accordance with Article VII.

(d)            Except as otherwise set forth in herein or in an Offering Document or as otherwise determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

5.3            Payroll Deductions. Except as otherwise provided herein or in the applicable Offering Document, payroll deductions for a Participant shall commence on the first payday following the Enrollment Date and shall end on the last payday in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively. Notwithstanding any other provisions of the Plan to the contrary, in any non-U.S. jurisdiction where participation in the Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator shall take into consideration any limitations under Section 423 of the Code when applying an alternative method of contribution.

5.4            Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.

5.5            Limitation on Purchase of Shares. An Eligible Employee may be granted rights under the Section 423 Component only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

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5.6            Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 (with respect to the Section 423 Component) or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 (with respect to the Section 423 Component) or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash within 30 days after the Purchase Date.

5.7            Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms, rules and procedures applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Except as permitted by Section 423 of the Code, with respect to the Section 423 Component, such special terms may not be more favorable than the terms of rights granted under the Section 423 Component to Eligible Employees who are residents of the United States. Such special terms may be set forth in an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern except as otherwise set forth therein. The adoption of any such appendix or sub-plan shall be pursuant to Section 11.2(f) and any other applicable provision herein. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.

5.8            Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, unless otherwise set forth in the terms of an Offering Document, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to the Participant’s authorized payroll deduction.

Article VI.
grant and Exercise of rights

6.1            Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the last day of the applicable Offering Period, or if earlier, the date on which the Participant withdraws in accordance with Section 7.1 or Section 7.3.

6.2            Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for herein or in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to a Participant’s account and carried forward and applied toward the purchase of whole Shares for the next following Offering Period. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

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6.3            Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant without interest in one lump sum in cash as soon as reasonably practicable after the Purchase Date, or such earlier date as determined by the Administrator.

6.4            Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation or Shares received pursuant to the Plan the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.

6.5            Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges, if any, on which the Shares are then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable; (d) the payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and (e) the lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

Article VII.
WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1            Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than [two calendar weeks] prior to the end of the then-applicable Purchase Period (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). All of the Participant’s payroll deductions credited to his or her account during such Purchase Period and not yet used to exercise rights under the Plan shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal, such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period (including by virtue of a suspension as described in Section 5.2(c) above), payroll deductions shall not resume at the beginning of any subsequent Offering Period unless the Participant is an Eligible Employee and timely delivers to the Company a new subscription agreement by the applicable enrollment deadline for any such subsequent Offering Period, as determined by the Administrator.

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7.2            Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in any subsequent Offering Period that commences on or after the Participant’s withdrawal from any Offering Period.

7.3            Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the then-current Purchase Period shall be paid to such Participant or, in the case of his or her death, to the Participant’s Designated Beneficiary, within 30 days following such Participant’s ceasing to be an Eligible Employee, and such Participant’s rights for the Offering Period shall be automatically terminated. For clarity, if a Participant transfers employment from the Company or any Designated Subsidiary participating in either the Section 423 Component or Non-Section 423 Component to any Designated Subsidiary that is neither participating in the Section 423 Component nor the Non-Section 423 Component, then, in any case, such transfer shall be treated as a termination of employment under the Plan and the Participant shall be deemed to have withdrawn from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the then-current Purchase Period shall be paid to such Participant within 30 days following such Participant’s transfer of employment, and such Participant’s participation in the Offering Period shall be automatically terminated. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment under the Plan, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the then-current Purchase Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment under the Plan and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between entities participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code (to the extent applicable) and other Applicable Law.

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Article VIII.
Adjustments upon Changes in SHARES

8.1            Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), Change of Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, redemption, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, and, solely with respect to the Section 423 Component of the Plan, subject to stockholder approval if required to comply with Section 423 of the Code, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2            Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a)            To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b)            To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)            To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d)            To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(e)            To provide that all outstanding rights shall terminate without being exercised.

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8.3            No Adjustment Under Certain Circumstances. Unless determined otherwise by the Administrator, no adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Section 423 Component of the Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4            No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

Article IX.
Amendment, modification and termination

9.1            Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII) or as may otherwise be required under Section 423 of the Code.

9.2            Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected (and, with respect to the Section 423 Component of the Plan, to the extent permitted by Section 423 of the Code), the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes a Participant may make in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

9.3            Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a)             altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(b)            shortening any Offering Period so that the Offering Period ends on a new or earlier Purchase Date, including an Offering Period underway at the time of the Administrator action;

(c)             allocating Shares; and

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(d)            such other changes and modifications as the Administrator determines are necessary or appropriate.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

9.4            Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon, or if the Administrator so determines, the then-current Offering Period may be shortened so that the purchase of Shares occurs prior to the termination of the Plan.

Article X.
TERM OF PLAN

The Plan shall become effective on the Effective Date and shall continue until terminated by the Board in accordance with Section 9.1. No right may be granted under the Plan prior to the Effective Date. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

Article XI.
ADMINISTRATION

11.1          Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan). The Board may at any time vest in the Board any authority or duties for administration of the Plan. The Administrator may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

11.2          Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)            To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical).

(b)            To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(c)            To impose a mandatory holding period pursuant to which Participants may not dispose of or transfer Shares purchased under the Plan for a period of time determined by the Administrator in its discretion.

(d)            To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(e)            To amend, suspend or terminate the Plan as provided in Article IX.

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(f)            Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code for the Section 423 Component.

(g)           To adopt annexes or sub-plans applicable to particular Designated Subsidiaries or locations, which annexes or sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such annexes or sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3.1, but unless otherwise superseded by the terms of such annex or sub-plan, the provisions of this Plan shall govern the operation of such annex or sub-plan.

11.3          Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

Article XII.
MISCELLANEOUS

12.1          Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the Applicable Laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant. Except in the case of a Participant’s death, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2          Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, no Participant or Designated Beneficiary shall be deemed to be a stockholder of the Company, and no Participant or Designated Beneficiary shall have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or the Designated Beneficiary following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

12.3          Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

12.4          Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.5          Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under the Section 423 Component so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of the Section 423 Component that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as other Eligible Employees participating in the Non-Section 423 Component or as Eligible Employees participating in the Section 423 Component.

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12.6          Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.7          Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

12.8          No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to employment or service (or to remain in the employ or service) with the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment or service of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.9          Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Section 423 Component of the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.10        Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, Designated Beneficiary or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Offering Period, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

12.11        Data Privacy. As a condition for participation in the Plan, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and participation details, to implement, manage and administer the Plan and any Offering Period(s) (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan and any Offering Period(s), and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By participating in any Offering Period under the Plan, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 12.11 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 12.11, and the Company may cancel Participant’s ability to participate in the Plan or any Offering Period(s). For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

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12.12        Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

12.13        Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

12.14        Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Offering Periods will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Offering Periods will be deemed amended as necessary to conform to Applicable Laws.

12.15        Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

12.16       Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced in accordance with the laws of the State of Delaware, disregarding any state’s choice of law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

12.17        Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

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12.18        Section 409A. The Section 423 Component of the Plan and the rights to purchase Shares granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A of the Code and the U.S. Department of Treasury Regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”). Neither the Non-Section 423 Component nor any right to purchase Shares granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any right to purchase Shares granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause a right to purchase Shares granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

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